Exhibit 2.2
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re: AZUL S.A., et al., Debtors.[1]	Chapter 11 Case No. 25-11176 (SHL) (Jointly Administered)
JOINT CHAPTER 11 PLAN OF REORGANIZATION
OF AZUL S.A. AND ITS DEBTOR AFFILIATES

DAVIS POLK & WARDWELL LLP
450 Lexington Avenue
New York, New York 10017
Tel.: (212) 450-4000
Marshall S. Huebner
Timothy Graulich
Joshua Y. Sturm
Jarret Erickson
Richard J. Steinberg

Counsel to the Debtors
and Debtors in Possession
TOGUT, SEGAL & SEGAL LLP One Penn Plaza, Suite 3335 New York, New York 10119 Tel.: (212) 594-5000 Frank A. Oswald Martha E. Martir Christian Ribeiro Co-Counsel to the Debtors and Debtors in Possession
Dated: December 10, 2025 New York, New York

NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN OFFER, ACCEPTANCE, COMMITMENT, OR LEGALLY BINDING OBLIGATION OF THE DEBTORS OR ANY OTHER PARTY IN INTEREST, AND THIS PLAN IS SUBJECT TO APPROVAL BY THE BANKRUPTCY COURT AND OTHER CUSTOMARY CONDITIONS. THIS PLAN IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES.
1 The debtors and debtors in possession in the chapter 11 cases, along with the last four digits of their respective tax, employer identification, or Delaware file numbers (as applicable), are as follows: Azul S.A. (CNPJ: 5.994); Azul Linhas Aéreas Brasileiras S.A. (CNPJ: 6.295); IntelAzul S.A. (CNPJ: 8.624); ATS Viagens e Turismo Ltda. (CNPJ: 3.213); Azul Secured Finance II LLP (EIN: 2619); Azul Secured Finance LLP (EIN: 9978); Canela Investments (EIN: 4987); Azul Investments LLP (EIN: 2977); Azul Finance LLC (EIN: 2283); Azul Finance 2 LLC (EIN: 4898); Blue Sabia LLC (EIN: 4187); Azul SOL LLC (EIN: 0525); Azul Saira LLC (EIN: 8801); Azul Conecta Ltda. (CNPJ: 3.318); Cruzeiro Participações S.A. (CNPJ: 7.497); ATSVP – Viagens Portugal, Unipessoal LDA. (NIF: 2968); Azul IP Cayman Holdco Ltd. (N/A); Azul IP Cayman Ltd. (N/A); Canela Turbo Three LLC (EIN: 4043); and Canela 336 LLC (Del. File No.: 6717).  The Debtors’ corporate headquarters is located at Avenida Marcos Penteado de Ulhôa Rodrigues, nº 939, 8º floor, Edifício Jatobá, Condomínio Castelo Branco Office Park, Tamboré, 06460-040, Barueri, São Paulo, Brazil.

TABLE OF CONTENTS

Page
ARTICLE I    DEFINITIONS AND RULES OF INTERPRETATION    3
Section 1.1.    Definitions    3
Section 1.2.    Rules of Interpretation    38
Section 1.3.    Computation of Time    39
Section 1.4.    References to Monetary Figures    39
Section 1.5.    Certain Consent Rights    39
Section 1.6.    Reference to the Debtors or the Reorganized Debtors    39
Section 1.7.    Exhibits; Schedules; Plan Supplement; Plan Documents; Controlling Document    40
ARTICLE II    ADMINISTRATIVE CLAIMS, DIP FACILITY CLAIMS, PRIORITY CLAIMS, AND RESTRUCTURING EXPENSES    40
Section 2.1.    DIP Facility Claims    40
Section 2.2.    General Administrative Expense Claims    41
Section 2.3.    Professional Fee Claims    42
Section 2.4.    U.S. Trustee Fees    44
Section 2.5.    Priority Tax Claims    44
Section 2.6.    Payment of Restructuring Expenses and Indenture Trustee Expenses    44
ARTICLE III    CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS    45
Section 3.1.    Classification of Claims and Interests    45
Section 3.2.    Treatment of Classes of Claims and Interests    46
Section 3.3.    Voting Classes; Presumed Acceptance or Rejection by Nonvoting Classes    52
Section 3.4.    Elimination of Vacant Classes    53
Section 3.5.    Special Provision Governing Unimpaired Claims    53
Section 3.6.    Subordination    54
Section 3.7.    Intercompany Interests    54
Section 3.8.    Third-Party Beneficiaries / Derivative Claimants    54
Section 3.9.    Controversy Concerning Impairment    54
Section 3.10.    Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code    55
ARTICLE IV    IMPLEMENTATION OF THIS PLAN    55
Section 4.1.    Continued Existence and Vesting of Assets    55
Section 4.2.    Restructuring Transactions    56
Section 4.3.    Sources of Consideration for Plan Distributions    57
i

Section 4.4.    GUC Trust    61
Section 4.5.    GUC Warrants    65
Section 4.6.    GUC CVR    65
Section 4.7.    Cancellation of Loans, Securities, and Agreements    66
Section 4.8.    Corporate Action    68
Section 4.9.    New Corporate Governance Documents    68
Section 4.10.    Directors and Officers    69
Section 4.11.    Effectuating Documents; Further Transactions    70
Section 4.12.    Management Incentive Plan    70
Section 4.13.    Structural Simplification    70
Section 4.14.    Closing of Chapter 11 Cases    71
Section 4.15.    Challenges    71
Section 4.16.    Administrative Consolidation for Distribution Purposes Only    71
ARTICLE V    PROVISIONS GOVERNING DISTRIBUTIONS    71
Section 5.1.    Distribution Agent    71
Section 5.2.    Rights and Powers of Distribution Agent    72
Section 5.3.    Timing, Calculation, and Delivery of Plan Distributions    72
Section 5.4.    Manner of Payment under Plan    75
Section 5.5.    Allocation of Plan Distributions between Principal and Interest    76
Section 5.6.    No Post-petition or Default Interest on Claims    76
Section 5.7.    Fractional New Equity Interests    76
Section 5.8.    Fractional Dollars    76
Section 5.9.    Undeliverable Plan Distributions and Unclaimed Property    76
Section 5.10.    Claims Paid or Payable by Third Parties    77
Section 5.11.    Setoffs and Recoupments    78
Section 5.12.    Compliance Matters    78
ARTICLE VI    DISPUTED CLAIMS OR INTERESTS    79
Section 6.1.    Objections to Claims or Interests    80
Section 6.2.    Resolution of Disputed Claims or Interests    81
Section 6.3.    Estimation of Claims    81
Section 6.4.    Payments and Distributions with Respect to Disputed Claims or Interests    82
Section 6.5.    No Amendments to Claims    83
Section 6.6.    Disallowance of Claims    84
Section 6.7.    Reimbursement or Contribution    84
ARTICLE VII    EXECUTORY CONTRACTS AND UNEXPIRED LEASES    84
Section 7.1.    Contracts and Leases Entered into After the Petition Date    84
Section 7.2.    Assumption and Rejection of Executory Contracts and Unexpired Leases    85
Section 7.3.    Determination of Contract Disputes and Deemed Consent    86

Section 7.4.    Payments Related to Assumption of Contracts and Leases    88
Section 7.5.    Rejection Claims    88
Section 7.6.    Post-Petition Aircraft Agreements    89
Section 7.7.    Employee-Related Agreements    89
Section 7.8.    Indemnification Provisions    90
Section 7.9.    Insurance Policies    90
Section 7.10.    Director, Officer, Manager, and Employee Liability Insurance    91
Section 7.11.    Reservation of Rights    92
ARTICLE VIII    EFFECT OF CONFIRMATION    92
Section 8.1.    Compromise and Settlement of Claims, Interests, and Controversies    92
Section 8.2.    Binding Effect    92
Section 8.3.    Release of Liens    93
Section 8.4.    Releases    93
Section 8.5.    Release by the Debtors    94
Section 8.6.    Voluntary Releases by the Releasing Parties    96
Section 8.7.    Discharge of Claims and Termination of Interests    99
Section 8.8.    Term of Injunction or Stays    99
Section 8.9.    Exculpation    100
Section 8.10.    Plan Injunction    100
Section 8.11.    Avoidance Actions    102
Section 8.12.    Preservation of Causes of Action    102
Section 8.13.    Ipso Facto and Similar Provisions Ineffective    103
Section 8.14.    Protection Against Discriminatory Treatment    103
Section 8.15.    SEC    103
ARTICLE IX    CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS PLAN    103
Section 9.1.    Conditions to Effectiveness    103
Section 9.2.    Waiver of Conditions to Effectiveness    105
Section 9.3.    Substantial Consummation    106
Section 9.4.    Revocation or Withdrawal of Plan and Effects of Non-Occurrence of Conditions to Consummation    106
ARTICLE X    RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT    106
ARTICLE XI    MISCELLANEOUS    109
Section 11.1.    Exemption from Transfer Taxes and Recording Fees    109
Section 11.2.    Expedited Tax Determination    110
Section 11.3.    Plan Modifications and Amendments    110
Section 11.4.    Revocation or Withdrawal of Plan    111

Section 11.5.    Liability for Claims    111
Section 11.6.    Waiver or Estoppel    111
Section 11.7.    Dissolution of Creditors’ Committee    111
Section 11.8.    Plan Supplement    112
Section 11.9.    Claims Against Other Debtors    112
Section 11.10.    Section 1125 of the Bankruptcy Code    112
Section 11.11.    Non-Severability of Plan Provisions    112
Section 11.12.    Governing Law    113
Section 11.13.    Entire Agreement    113
Section 11.14.    Successors and Assigns    113
Section 11.15.    Notices    113
Section 11.16.    Reservation of Rights    115
Section 11.17.    Further Assurances    115

INTRODUCTION
Pursuant to section 1121(a) of the Bankruptcy Code,2 Azul and its affiliated debtors and debtors in possession in the above-captioned Chapter 11 Cases (each a “Debtor” and, collectively, the “Debtors”) respectfully propose this Joint Chapter 11 Plan of Reorganization of Azul S.A. and Its Debtor Affiliates (including all appendices, exhibits, schedules, and supplements (including any Plan Supplements), and as it may be amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, the “Plan”). The Debtors are the proponents of this Plan under section 1129 of the Bankruptcy Code.
A complete list of the Debtors is set forth below. The list identifies each Debtor by its jurisdiction of organization and case number in the Chapter 11 Cases.

Debtor	Jurisdiction	Case Number
Azul S.A.	Brazil	25-11176
Azul Linhas Aéreas Brasileiras S.A.	Brazil	25-11175
IntelAzul S.A.	Brazil	25-11177
ATS Viagens e Turismo Ltda.	Brazil	25-11178
Cruzeiro Participações S.A.	Brazil	25-11185
Azul Conecta Ltda	Brazil	25-11186
Azul IP Cayman Holdco Ltd.	Cayman Islands	25-11183
Azul IP Cayman Ltd.	Cayman Islands	25-11182
ATSVP – Viagens Portugal, Unipessoal LDA	Portugal	25-11184
Azul Saira LLC	U.S. (Delaware)	25-11187
Azul SOL LLC	U.S. (Delaware)	25-11188
Azul Secured Finance LLP	U.S. (Delaware)	25-11189
Azul Secured Finance II LLP	U.S. (Delaware)	25-11181
Azul Investments LLP	U.S. (Delaware)	25-11190
Canela Investments LLC	U.S. (Delaware)	25-11191
Canela Turbo Three LLC	U.S. (Delaware)	25-11179
Canela 336 LLC	U.S. (Delaware)	25-11180
Azul Finance LLC	U.S. (Delaware)	25-11192
Azul Finance 2 LLC	U.S. (Delaware)	25-11194
Blue Sabia LLC	U.S. (Delaware)	25-11195
2 Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Section 1.1 of this Plan.

If any Impaired Class of Claims against the Debtors entitled to vote on this Plan does not accept this Plan by the requisite statutory majority required by section 1126(c) of the Bankruptcy Code, then the Debtors may take any of the actions specified in Section 3.10 of this Plan, including proceeding to confirm this Plan under section 1129(b) of the Bankruptcy Code.
Pursuant to section 1125(b) of the Bankruptcy Code, votes to accept or reject a plan of reorganization cannot be solicited from Holders of Claims or Interests entitled to vote on the plan until a disclosure statement has been approved by a bankruptcy court and distributed to such Holders. The Bankruptcy Court entered the Disclosure Statement Approval Order that, among other things, approved the Disclosure Statement, set voting procedures and scheduled the Confirmation Hearing. The Disclosure Statement that accompanies this Plan contains, among other things, a discussion of the Debtors’ history, businesses, assets, operations, projections for those operations, risk factors associated with the businesses and this Plan, a discussion of applicable Brazilian law, and a summary and analysis of this Plan and certain related matters, including, among other things, the securities to be issued under this Plan.

ARTICLE IDEFINITIONS AND RULES OF INTERPRETATION
Section 1.1.Definitions
Unless the context requires otherwise, the following terms used in this Plan shall have the following meanings:
“1L Claims” means, collectively, the 1L Notes Claims and the Convertible Debenture Claims.
“1L Creditors’ Entity” means the legal entity to be incorporated or otherwise organized by the Holders of the 1L Notes in accordance with the Transaction Steps.
“1L Deficiency Claims” means any 1L Claims that are not Secured Claims.
“1L Notes” means the 11.930% senior secured first out notes due 2028, issued under the 1L Notes Indenture.
“1L Notes Claim” means any Claim on account of the 1L Notes.
“1L Notes Collateral Agents” means TMF Brasil Administração e Gestão de Ativos Ltda., in its capacity as Brazilian collateral agent under the 1L Notes Indenture, UMB Bank, N.A., in its capacity as U.S. collateral agent under the 1L Notes Indenture, and any successor collateral agent appointed pursuant to the terms thereof.
“1L Notes Documents” means the documents that govern the 1L Notes, including the 1L Notes Indenture, each as may have been further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“1L Notes Indenture” means that certain Indenture, dated as of January 28, 2025, between Azul Secured Finance LLP, as issuer, Azul S.A., as parent guarantor, the subsidiary guarantors, UMB Bank, N.A., as trustee, U.S. collateral agent, registrar, paying agent and transfer agent, and TMF Brasil Administração e Gestão de Ativos Ltda., as Brazilian collateral agent, as may have been amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“1L Notes Trustee” means UMB Bank, N.A., in its capacity as trustee under the 1L Notes Indenture, and any successor trustee appointed pursuant to the terms thereof.
“1L Subscription Rights” means the right of the Holders of Allowed 1L Claims, collectively, to participate in the Equity Rights Offering in accordance with the ERO Documents in an amount equal to 97.0% of the Backstopped ERO Amount less the ERO Holdback.
“2L Creditors’ Entity” means the legal entity to be incorporated or otherwise organized by the Holders of the 2L Notes in accordance with the Transaction Steps.
“2L Notes” means, collectively, the 2029 Notes and the 2030 Notes.

“2L Notes Claims” means, collectively, the 2029 Notes Claims and the 2030 Notes Claims.
“2L Notes Collateral Agents” means TMF Brasil Administração e Gestão de Ativos Ltda., in its capacity as Brazilian collateral agent under the 2L Notes Documents, UMB Bank, N.A., in its capacity as U.S. collateral agent under the 2L Notes Documents, and any successor collateral agent appointed pursuant to the terms thereof.
“2L Notes Deficiency Claims” means any 2L Notes Claims that are not Secured Claims.
“2L Notes Documents” means the documents that govern the 2L Notes, including the 2029 Notes Indenture and the 2030 Notes Indenture, each as may have been further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“2L Notes Trustee” means UMB Bank, N.A., in its capacities as trustee under the 2029 Notes Indenture and the 2030 Notes Indenture, and any successor trustees appointed pursuant to the terms thereof.
“2L Subscription Rights” means the right of the Holders of Allowed 2L Claims, collectively, to participate in the Equity Rights Offering in accordance with the ERO Documents in an amount equal to 3.0% of the Backstopped ERO Amount less the ERO Holdback.
“9th and 10th Debentures Claims” means, collectively, the 9th Debentures Claims and the 10th Debenture Claims.
“9th Debenture Claim” means any Claim on account of the 9th Debentures.
“9th Debenture Indenture” means that certain Instrumento Particular De Escritura Da 9a (Nona) Emissão De Debêntures Simples, Não Conversíveis Em Ações, Da Espécie Quirografária Com Garantia Real Adicional e Garantia Fidejussória Adicional, em Série Única, para Distribuição Pública com Esforços Restritos de Distribuição da Azul Linhas Aéreas Brasileiras S.A., dated as of June 11, 2018, by and among Azul Linhas Aéreas Brasileiras S.A., as issuer, Azul S.A., as guarantor, and Pentágono S.A. Distribuidora de Títulos e Valores Mobiliários, as trustee (agente fiduciário), as may have been amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“9th Debenture Trustee” means Pentágono S.A. Distribuidora De Títulos E Valores Mobiliários, in its capacity as trustee (agente fiduciário) under the 9th Debenture Indenture, and any successor trustee appointed pursuant to the terms thereof.
“9th Debentures” means the non-convertible secured debentures issued under the 9th Debenture Indenture.
“10th Debenture Claim” means any Claim on account of the 10th Debentures.
“10th Debenture Indenture” means that certain Instrumento Particular De Escritura Da 10a (Décima) Emissão De Debêntures Simples, Não Conversíveis Em Ações, Da Espécie

Quirografária Com Garantia Real Adicional e Garantia Fidejussória Adicional, em Série Única, para Distribuição Pública com Esforços Restritos de Distribuição da Azul Linhas Aéreas Brasileiras S.A., dated as of December 13, 2018, by and among Azul Linhas Aéreas Brasileiras S.A., as issuer, Azul S.A., as guarantor, and Pentágono S.A. Distribuidora de Títulos e Valores Mobiliários, as trustee (agente fiduciário), as may have been amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“10th Debenture Trustee” means Pentágono S.A. Distribuidora De Títulos E Valores Mobiliários, in its capacity as trustee (agente fiduciário) under the 10th Debenture Indenture, and any successor trustee appointed pursuant to the terms thereof.
“10th Debentures” means the non-convertible secured debentures issued under the 10th Debenture Indenture.
“12th Debenture Documents” means the documents that govern the 12th Debentures, including the 12th Debenture Indenture, each as may have been further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“12th Debenture Indenture” means that certain Instrumento Particular de Escritura da 12a (Décima Segunda) Emissão de Debêntures Simples, Não Conversíveis em Ações, da Espécie com Garantia Real, com Garantia Adicional Fidejussória, em Série Única, para Distribuição Pública, da Azul Linhas Aéreas Brasileiras S.A, dated as of June 5, 2024, by and among Azul Linhas Aéreas Brasileiras S.A., as issuer, Azul S.A., as guarantor, Raízen S.A., as consenting intervening party, and Vórtx Distribuidora De Títulos e Valores Mobiliários Ltda, as trustee (agente fiduciário), as may have been amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“12th Debenture Trustee” means Vórtx Distribuidora de Títulos e Valores Mobiliários Ltda, in its capacity as trustee (agente fiduciário) under the 12th Debenture Indenture, and any successor trustee appointed pursuant to the terms thereof.
“12th Debentures” means the debentures issued under the 12th Debenture Indenture.
“2026 Notes” means the 7.250% senior notes due 2026, issued under the 2026 Notes Indenture.
“2026 Notes Documents” means the documents that govern the 2026 Notes, including the 2026 Notes Indenture, each as may have been further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“2026 Notes Indenture” means that certain Indenture dated as of June 15, 2021, between Azul Investments LLP, as issuer, Azul S.A. and Azul Linhas Aéreas Brasileiras S.A., as guarantors, and U.S. Bank Trust Company National Association as trustee, as may have been further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.

“2026 Notes Trustee” means U.S. Bank Trust Company National Association, in its capacity as trustee under the 2026 Notes Indenture, and any successor trustee appointed pursuant to the terms thereof.
“2029 Notes” means the 11.500% senior secured second out notes due 2029, issued under the 2029 Notes Indenture.
“2029 Notes Claim” means any Claim on account of the 2029 Notes.
“2029 Notes Indenture” means that certain Indenture, dated as of January 28, 2025, between Azul Secured Finance LLP, as issuer, Azul S.A., as parent guarantor, the subsidiary guarantors, UMB Bank, N.A., as trustee, U.S. collateral agent, registrar, paying agent and transfer agent, and TMF Brasil Administração e Gestão de Ativos Ltda., as Brazilian collateral agent, as may have been amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“2030 Notes” means the 10.875% senior secured second out notes due 2030, issued under the 2030 Notes Indenture.
“2030 Notes Claim” means any Claim on account of the 2030 Notes.
“2030 Notes Indenture” means that certain Indenture, dated as of January 28, 2025, between Azul Secured Finance LLP, as issuer, Azul S.A., as parent guarantor, the subsidiary guarantors, UMB Bank, N.A., as trustee, U.S. collateral agent, registrar, paying agent and transfer agent, and TMF Brasil Administração e Gestão de Ativos Ltda., as Brazilian collateral agent, as may have been amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“Additional Investment” means the additional investment (if any) by any Person(s) in the debt and/or equity of the Reorganized Debtors, which may be effectuated as a modification or increase of the ERO Amount (including the Backstopped ERO Amount or Strategics Investment Amount), as part of the Other Exit Financing, or otherwise.
“Additional Investment Amount” means the total consideration to be received by the Debtors in respect of the Additional Investment (if any).
“Additional Investment Documents” means the definitive documents that will govern the Additional Investment (if any).
“Adjourned Cure Dispute” has the meaning set forth in Section 7.3(c).
“Adjusted Exit Financing Cash Amount” means the sum of the Net ERO Proceeds Amount and the Other Exit Financing Amount less, to the extent applicable, the amount required (but no greater than such required amount) to ensure the Effective Date Unrestricted Cash is not less than the Minimum Cash Amount.

“Administrative Expense Bar Date” means the deadline for filing requests for payment of an Administrative Expenses Claim (other than a Professional Fee Claim), which shall be the first Business Day that is thirty (30) days after the Effective Date.
“Administrative Expense Claim” means a Claim against any of the Debtors arising on or after the Petition Date and before the Effective Date for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b) and entitled to priority under sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including the following: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the businesses of the Debtors (including wages, salaries, or commissions for services, and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting, and other services, and reimbursement of expenses pursuant to sections 328, 330(a), or 331 of the Bankruptcy Code or otherwise for the period commencing on the Petition Date and ending on the Effective Date, including Professional Fee Claims; (c) all fees and charges assessed against the Estates pursuant to 28 U.S.C. § 1930, including the U.S. Trustee Fees; (d) the DIP Facility Claims; (e) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), or (5) of the Bankruptcy Code and to the extent approved by the Bankruptcy Court; (f) Cure Amounts; and (g) any fees and expenses that are earned and payable pursuant to this Plan or the Plan Documents (including the Backstop Payment Securities). For the avoidance of doubt, for the purposes of treatment and Plan Distributions, the DIP Facility Claims shall be subject to Section 2.1.
“ADS” means the American depositary shares of Reorganized Azul (or any other Affiliate as provided in the ERO Procedures) issued through a sponsored American depositary shares program in accordance with the Registration and Listing Terms.
“AerCap” means AerCap Ireland Limited, together with its applicable Affiliates.
“AerCap Global Framework Agreement” means, collectively, (i) that certain Global Framework Agreement dated as of December 31, 2024, between Azul Linhas Aéreas Brasileiras S.A., as lessee, the Company, as guarantor, Azul Investments LLP, as note issuer, Azul Secured Finance LLP, as exchangeable notes issuer, the entities identified therein as “Lessors”, as lessors, Ballyfin Aviation II Limited, as investor, and AerCap Ireland Limited, as servicer, and (ii) certain agreements and documents executed or delivered in connection therewith, each as may have been further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“AerCap RSA” means that certain Restructuring Support Agreement, dated as of May 27, 2025 and attached to the First Day Declaration as Exhibit 2 to Exhibit A, by and among the Debtors, AerCap and the other Supporting Creditors (as defined therein), including all schedules and exhibits thereto, as it may be amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time in accordance with its terms, including as amended by the AerCap Term Sheet.

“AerCap Settlement Order” means the Order (I) Approving the Global Settlement Term Sheet with AerCap Ireland Limited, (II) Authorizing and Approving the Amendment and Assumption of Aircraft Agreements, (III) Authorizing and Approving the New Purchase and Lease Agreements, and (IV) Granting Related Relief [ECF No. 484].
“AerCap Term Sheet” means the Global Settlement Term Sheet (together with all exhibits, annexes, and schedules attached thereto) attached as an exhibit to the AerCap Settlement Order.
“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if the referenced Entity were a Debtor.
“Agents/Trustees” means, collectively, the DIP Trustee, DIP Collateral Agents, 1L Notes Trustee, 1L Notes Collateral Agents, Convertible Debenture Trustee, 2L Notes Trustee, 2L Notes Collateral Agents, Bridge Notes Trustee, Bridge Notes Collateral Agents, Superpriority Notes Trustee, Superpriority Notes Collateral Agents, 9th Debenture Trustee, 10th Debenture Trustee, 12th Debenture Trustee, 2026 Notes Trustee, Stub 2028 Notes Trustee, Stub 2028 Notes Collateral Agent, Stub 2029/2030 Notes Trustee, Stub 2029/2030 Notes Collateral Agent, Lessor/OEM PIK 2030 Notes Trustee, and Lessor/OEM PIK 2032 Notes Trustee.
“Aircraft Equipment” means an aircraft, aircraft engine, propeller, appliance, or spare part (as each of these terms is defined in section 40102 of title 49 of the United States Code), including all records and documents relating to such equipment that are required under the terms of any applicable security agreement, lease, or conditional sale contract to be surrendered or returned in connection with the surrender or return of such equipment, that is leased to, subject to a security interest granted by or conditionally sold to one of the Debtors.
“Aircraft Financings” means those certain transactions pursuant to which the Debtors financed their acquisition and/or ongoing ownership of certain Aircraft Equipment that is part of the Debtors’ existing fleet, as such transactions may be amended, amended and restated, modified, supplemented, or assumed on or before the Effective Date.
“ALAB” means Azul Linhas Aéreas Brasileiras S.A.
“Allowed” means, with reference to any Claim or Interest, (a) any Claim or Interest arising on or before the Effective Date that has not been otherwise satisfied or extinguished before the Effective Date (i) as to which a Claim or an Interest was validly asserted during the Chapter 11 Cases and no objection to allowance has been interposed in accordance with Section 6.1 of this Plan, (ii) as to which any objection has been resolved by a Final Order of the Bankruptcy Court to the extent such objection is determined in favor of the respective holder, (iii) as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court and is not Disallowed, or (iv) that has been allowed by Final Order of the Bankruptcy Court or that has been compromised, settled, or otherwise resolved pursuant to the Claims Objection Procedures Order, another Final Order of the Bankruptcy Court, or Section 6.2 of this Plan (subject, as applicable, to the consultation rights of the GUC Trustee set forth in Section 4.4(b)); (b) any

Claim or Interest expressly allowed by Final Order or under this Plan; or (c) any Claim that is listed in the Schedules, as such Schedules may be amended by the Debtors from time to time, as liquidated in amount and not Disputed or Contingent, and for which no Proof of Claim has been filed; provided, however, that Claims allowed solely for the purpose of voting to accept or reject this Plan shall not be considered “Allowed Claims” for any other purpose under this Plan or otherwise, except if and to the extent otherwise determined to be Allowed as provided herein. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays the amount, or turns over any property, for which such Entity is liable. Except as otherwise specified in this Plan or any Final Order, the amount of an Allowed Claim shall not include interest, late fees, or other similar related charges on such Claim from and after the Petition Date. “Allow,” “Allowing,” and “Allowance” shall have correlative meanings.
“Allowed AerCap Unsecured Claims” has the meaning specified in the AerCap Term Sheet.
“Amended Schedules Bar Date” has the meaning specified in the Bar Date Order.
“American Investment Agreement” means that certain Equity Investment Agreement, by and among Azul, the other Debtors, and American Airlines, Inc. (or its affiliate(s)), including all exhibits, annexes, and schedules thereto, as may be amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“Applicable Discount” means, as applied to Plan Equity Value, a discount of 30.0%.
“April 2025 Warrants” means the warrants (bônus de subscrição) approved by the Board of Directors at its April 14, 2025 meeting and issued by Azul on April 23, 2025.
“Assumption Notice” means a notice of the assumption, assumption and assignment, or assumption and amendment, and any proposed Cure Amount provided to counterparties to Executory Contracts and Unexpired Leases pursuant to the Disclosure Statement Approval Order.
“Avoidance Actions” means any and all avoidance, recovery, subordination or other Claims, actions, or remedies which any of the Debtors, the debtors in possession, the Estates, or other appropriate parties in interest have asserted or may assert under sections 502, 510, 542, 544, 545, 547 through 553, or section 724(a) of the Bankruptcy Code or under similar or related state or federal statutes and common law.
“Azul” means Azul S.A.
“Backstop Commitment” means, as to a Backstop Commitment Party, its obligation to subscribe and purchase the Backstop Securities on the terms and conditions set forth in the Backstop Commitment Agreement.

“Backstop Commitment Agreement” means that certain Backstop Commitment Agreement, dated as of July 31, 2025, by and among Azul, the other Debtors, and the Backstop Commitment Parties, including all exhibits, annexes, and schedules thereto, as may be amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“Backstop Commitment Parties” has the meaning set forth in the Backstop Commitment Agreement.
“Backstop Extension Fee” means a payment (if any) of New Equity Interests payable to the Backstop Commitment Parties of the aggregate “Extension Fee” as defined in, and on the terms set forth in, the Backstop Commitment Agreement.
“Backstop Motion” means the Motion of Debtors for Entry of an Order (I) Authorizing and Approving the Debtors’ (A) Entry Into and Performance Under the Backstop Commitment Agreement and (B) Incurrence, Payment, and Allowance of Related Backstop Obligations and (II) Granting Related Relief [ECF No. 437].
“Backstop Order” means that certain Order (I) Authorizing and Approving the Debtors’ (A) Entry Into and Performance Under the Backstop Commitment Agreement and (B) Incurrence, Payment, and Allowance of Related Backstop Obligations and (II) Granting Related Relief.
“Backstop Payment” means a backstop payment equal in the aggregate to 14.0% of the Backstopped ERO Amount at a price calculated at the Applicable Discount to Plan Equity Value, payable to the Backstop Commitment Parties on the terms set forth in the Backstop Commitment Agreement.
“Backstop Payment Securities” means the New Equity Interests issuable to the Backstop Commitment Parties (including in the form of ADSs) in respect of (i) the Backstop Payment and (ii) the Backstop Extension Fee (if any), in each case on the terms set forth in the Backstop Commitment Agreement.
“Backstop Securities” means the New Equity Interests issued as shares (including in the form of ADSs) that the Backstop Commitment Parties, severally and not jointly, have agreed to subscribe and purchase as “Unsubscribed ERO New Common Stock” under the Backstop Commitment Agreement, at a price calculated at the Applicable Discount to Plan Equity Value.
“Backstopped ERO Amount” means $650,000,000, which is the portion of the Equity Rights Offering backstopped by the Backstop Commitment Parties pursuant to the Backstop Commitment Agreement (and which, for the avoidance of doubt, includes the ERO Holdback); provided, that such amount may be modified with the consent of the Backstop Commitment Parties in accordance with the terms of Backstop Commitment Agreement.
“Ballot” means the voting form distributed to each Holder of an Impaired Claim entitled to vote (including, for the avoidance of doubt, the Beneficial Holder Ballots and Master Ballots, as applicable), on which the Holder is to indicate acceptance or rejection of this Plan in accordance with the Voting Instructions and make any other elections or representations required pursuant to this Plan or the Disclosure Statement Approval Order.
“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as applicable to the Chapter 11 Cases, as may be amended from time to time.
“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York with jurisdiction over the Chapter 11 Cases and, to the extent any reference made under 28 U.S.C. § 157 is withdrawn or the Bankruptcy Court is determined not to have authority to enter a Final Order on an issue, the United States District Court for the Southern District of New York.
“Bankruptcy Rules” means (i) the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases, and (ii) the general, local, and chambers rules of the Bankruptcy Court.
“Bar Date” means, as applicable, the General Bar Date, the Government Bar Date, the Rejection Bar Date (as defined in the Bar Date Order), and the Amended Schedules Bar Date, as well as the Administrative Expense Bar Date or any other date established by the Bankruptcy Court as the deadline by which Proofs of Claim must be filed.
“Bar Date Order” means the Order (I) Establishing Certain Bar Dates for Filing Proofs of Claim Against the Debtors, and (II) Granting Related Relief, Including Notice and Filing Procedures [ECF No. 394].
“BdoB Stipulation and Order” means the Stipulation and Order Between the Debtors and Banco do Brasil S.A. [ECF No. 573].
“Beneficial Holder” means, with respect to any security, the Entity having the Beneficial Ownership of such security.
“Beneficial Holder Ballots” means the Ballots upon which Beneficial Holders shall indicate to Nominees their acceptance or rejection of this Plan in accordance with the Voting Instructions.
“Beneficial Ownership” means, with respect to any security, having “beneficial ownership” of such security (as determined pursuant to Rule 13d-3 under the Exchange Act).
“Blue-Sky Laws” means the securities laws of any state of the United States and the rules and regulations promulgated thereunder.
“Board of Directors” means the board of directors of Azul.
“Bondholder RSA” means that certain Restructuring Support Agreement, dated as of May 28, 2025 and attached to the First Day Declaration as Exhibit 1 to Exhibit A, by and among the Debtors, the Consenting Shareholders, and the Consenting Stakeholders (as defined therein), including all schedules and exhibits thereto, as it may be amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time in accordance with its terms.
“Brazil Business Day” means any day other than a (i) Saturday or Sunday or (ii) day on which commercial banks in São Paulo, State of São Paulo, Brazil are required or authorized by law to remain closed.
“Bridge Notes” means the 13.5000% BRL denominated secured notes due 2025, issued under the Bridge Notes Indenture.
“Bridge Notes Collateral Agents” means TMF Brasil Administração e Gestão de Ativos Ltda., in its capacity as Brazilian collateral agent under the Bridge Notes Indenture, UMB Bank, N.A., in its capacity as U.S. collateral agent under the Bridge Notes Indenture, and any successor collateral agent appointed pursuant to the terms thereof.
“Bridge Notes Documents” means the documents that govern the Bridge Notes, including the Bridge Notes Indenture, each as may have been further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“Bridge Notes Indenture” means that certain Indenture, dated as of April 30, 2025, between Azul Secured Finance II LLP, as issuer, Azul S.A., as parent guarantor, the subsidiary guarantors, UMB Bank, N.A., as trustee, U.S. collateral agent, registrar, paying agent and transfer agent, and TMF Brasil Administração e Gestão de Ativos Ltda., as Brazilian collateral agent, as may have been amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“Bridge Notes Trustee” means UMB Bank, N.A., in its capacity as trustee under the Bridge Notes Indenture, and any successor trustee appointed pursuant to the terms thereof.
“BRL Exchange Rate” means the Brazilian Real/U.S. dollar offered rate for U.S. dollars, expressed as the amount of Brazilian Reais per one U.S. dollar reported by the Central Bank of Brazil on its website under transaction code PTAX (consulta de câmbio), on any applicable date.
“Business Day” means any day other than a Saturday, a Sunday, a “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or any other day on which banking institutions in New York, New York or São Paulo, State of São Paulo, Brazil are required or authorized to close by law or executive order.
“Case Management Order” means the Final Order Implementing Certain Notice and Case Management Procedures [ECF No. 205].
“Cash” means the legal tender of the United States of America or equivalents thereof (as well as any and all foreign currencies), including, without limitation, payment in such tender by check, wire transfer, or any other customary payment method.

“Cash-Out Default” means, as to any Holder of a General Unsecured Claim, the fact that such applicable Holder has not made a valid GUC Trust Election, and shall therefore receive a Cash recovery from the Cash-Out Pool instead of GUC Trust Interests under the Plan.
“Cash-Out Percentage” means a percentage calculated as 100% less the Trust Percentage.
“Cash-Out Pool” means an amount of Cash up to $20,000,000, calculated as $20,000,000 multiplied by the Cash-Out Percentage; provided, that, for the avoidance of doubt, the Debtors and Reorganized Debtors shall retain any unused portion of the total available Cash-Out Pool.
“Cash-Out Relative Portion” means, as to any Allowed General Unsecured Claim held by a Holder subject to the Cash-Out Default, a percentage calculated as the Allowed amount of such General Unsecured Claim divided by the aggregate Allowed amount of all such General Unsecured Claims held by those Holders subject to the Cash-Out Default.
“Cause of Action” means any actual or potential claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties and franchises of any kind or character whatsoever, whether known or unknown, choate or inchoate, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, Disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on or after the Petition Date, in contract, tort, law, equity or otherwise pursuant to any theory of law. For the avoidance of doubt, Cause of Action includes the following: (a) any right of setoff, counterclaim, or recoupment and any claim under contracts or for breaches of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, breach of fiduciary duty, violation of local, state, federal, or foreign law, or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any claims or causes of action for aiding and abetting (including of breaches of fiduciary duties), knowing participation (including knowing participation in breach of fiduciary duty), and conspiracy (including conspiracy to breach fiduciary duty); (d) any claims or causes of action for illegal dividends; (e) any claims or causes of action for fraud, misrepresentations, or omissions; (f) the right to object to, subordinate, disallow, or otherwise contest Claims or Interests; (g) claims or causes of action pursuant to sections 362, 510, 542, 543, 544–550, or 553 of the Bankruptcy Code; (h) any claim or defense, including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; (i) any Avoidance Action; (j) any claim or defense related to tax refunds or tax audits; and (k) any Retained Cause of Action.
“Chapter 11 Cases” means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Petition Date, with case numbers as set forth in the Introduction to this Plan, that are jointly administered in the case styled In re Azul, S.A., et al., Case No. 25-11176 (SHL).

“Claim” means any “claim,” as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors, whether or not assessed or Allowed.
“Claims and Solicitation Agent” means Stretto, Inc., the notice, claims, solicitation, balloting, and administrative agent retained by the Debtors in the Chapter 11 Cases as approved by the Order (I) Authorizing and Approving the Appointment of Stretto, Inc. as Claims and Noticing Agent and (II) Granting Related Relief [ECF No. 56] and the Order Authorizing the Employment and Retention of Stretto, Inc. as Administrative Advisor for the Debtors Effective as of the Petition Date [ECF No. 223].
“Claims Objection Procedures Order” means the Order Approving (I) Omnibus Claims Objection Procedures and (II) Omnibus Claims Hearing Procedures [ECF No. 653].
“Claims Register” means the register of Claims maintained by the Claims and Solicitation Agent.
“Class” means any group of Claims or Interests classified under this Plan pursuant to section 1122(a) of the Bankruptcy Code.
“Clearinghouses” has the meaning set forth in Section 5.3(c).
“Collateral” means any property or interest in property of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order.
“Company” means Azul, together with its direct and indirect subsidiaries.
“Confirmation” means confirmation of this Plan pursuant to section 1129 of the Bankruptcy Code.
“Confirmation Date” means the date on which the Confirmation Order is entered by the Bankruptcy Court on the docket of the Chapter 11 Cases.
“Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider confirmation of this Plan pursuant to sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.
“Confirmation Order” means the order of the Bankruptcy Court entered pursuant to section 1129 of the Bankruptcy Code confirming this Plan.
“Contingent” means, when used in reference to a Claim, any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event that has not yet occurred as of the date on which such Claim is sought to be estimated or on which an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the Holder of such Claim and whether or not a relationship between the Holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.

“Contract Dispute” means an unresolved objection regarding assumption or assumption and assignment, Cure Amount, “adequate assurance of future performance” (within the meaning in section 365 of the Bankruptcy Code), or other issues related to assumption or assumption and assignment of an Executory Contract or Unexpired Lease.
“Convenience Claim Amount” means $12,500,000.
“Convertible Debenture Claim” means any Claim on account of the Convertible Debentures; provided, that Convertible Debenture Claims shall not include the Rolled-Up Convertible Debenture Claims.
“Convertible Debenture Documents” means the documents that govern the Convertible Debentures, including the Convertible Debenture Indenture, each as may have been further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“Convertible Debenture Indenture” means that certain Indenture, dated as of October 26, 2020, between Azul S.A., as issuer, Azul Secured Finance, Azul Linhas Aéreas Brasileiras S.A., IntelAzul S.A., ATS Viagens e Turismo Ltda., Azul IP Cayman Holdco Ltd., and Azul IP Cayman Ltd., each as guarantors, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“Convertible Debenture Trustee” means Vórtx Distribuidora de Títulos e Valores Mobiliários Ltda., in its capacity as trustee under the Convertible Debenture Indenture, and any successor trustee appointed pursuant to the terms thereof.
“Convertible Debentures” means the convertible debentures due 2028, issued under the Convertible Debenture Indenture.
“Covered Claim” means a claim or Cause of Action of the type set forth in Section 8.5(1)-(4), Section 8.6(1)-(4), or Section 8.9.
“Creditor” means any Holder of a Claim.
“Creditors’ Committee” means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the United States Trustee, as set forth in the Notice of Appointment of Official Committee of Unsecured Creditors [ECF No. 80], as such may be reconstituted from time to time.
“Creditors’ Entities” means, collectively, the 1L Creditors’ Entity and 2L Creditors’ Entity.
“Cure Amount” means the payment of Cash or the distribution of other property (as the parties may agree or the Bankruptcy Court may order) as necessary to (a) cure a monetary default by the Debtors in accordance with the terms of an Executory Contract or Unexpired Lease of the Debtors and (b) permit the Debtors to assume such Executory Contract or Unexpired Lease under section 365(a) of the Bankruptcy Code.

“Cure Claim” means a Claim for a Cure Amount in connection with the assumption or assumption and assignment of an Executory Contract or Unexpired Lease under section 365(a) of the Bankruptcy Code.
“CVM” means the Brazilian Securities Commission (Comissão de Valores Mobiliários).
“CVM Resolution 160” means the CVM Resolution No. 160 of July 13, 2022, as amended from time to time.
“D&O Liability Insurance Policies” means all Insurance Policies (including any “tail policy” or excess policy) for liabilities against any of the Debtors’ current or former directors, managers and officers, and all agreements, documents, or instruments related thereto.
“Debtor” or “Debtors” has the meaning specified in the Introduction. To the extent the context requires any reference to a Debtor or the Debtors after the Effective Date, Debtor or Debtors shall mean a Reorganized Debtor or the Reorganized Debtors, as applicable, in accordance with Section 1.6.
“Debtors’ Case Information Website” means the website established by the Claims and Solicitation Agent after the Petition Date that contains information regarding the Chapter 11 Cases, available at https://cases.stretto.com/azul.
“DIP Collateral Agents” means TMF Brasil Administração e Gestão de Ativos Ltda., in its capacity as Brazilian collateral agent under the DIP Indenture, UMB Bank, N.A., in its capacity as U.S. collateral agent under the DIP Indenture, and any successor collateral agent appointed pursuant to the terms thereof.
“DIP Debtholders” means the noteholders from time to time party to the DIP Documents.
“DIP Documents” means the DIP Facility Credit Agreement, the DIP Note Purchase Agreement, the DIP Indenture, the DIP Notes and all other agreements, documents, and instruments related thereto, including the DIP Order and any guaranty agreements, pledge and collateral agreements, intercreditor agreements, and other security agreements, as now in effect or as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with their terms and the terms of the DIP Order.
“DIP Facility” means that certain senior, secured, superpriority, priming, debtor-in-possession credit facility provided pursuant to the DIP Documents.
“DIP Facility Claim” means any Claim on account of the DIP Documents, including, for the avoidance of doubt, (i) the Rolled-Up AerCap Secured Claims and (ii) the Rolled-Up Convertible Debenture Claims.
“DIP Facility Credit Agreement” means the Superpriority Senior Secured Debtor-In-Possession Term Loan Agreement (as amended, supplemented, or otherwise modified from time to time, including pursuant to the First Amendment Agreement) substantially in the form attached as Exhibit 1 to the Final DIP Order.
“DIP Indenture” means that certain Indenture, dated as of September 22, 2025, by and among Azul Secured Finance LLP, as issuer, Azul S.A., as parent guarantor, the subsidiary guarantors, UMB Bank, N.A., as trustee, U.S. collateral agent, registrar, paying agent and transfer agent, and TMF Brasil Administração e Gestão de Ativos Ltda., as Brazilian collateral agent, as may have been amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“DIP Note” has the meaning attributed to the term “Notes” in the DIP Indenture.
“DIP Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of September 22, 2025, by and among Azul Secured Finance LLP, as issuer, Azul S.A., as parent guarantor, the subsidiary guarantors, the DIP Debtholders, as note purchasers, and UMB Bank, N.A., as administrative agent, as may have been amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“DIP Order” means, collectively, the Interim DIP Order and the Final DIP Order authorizing the Debtors to enter into the DIP Documents and access the DIP Facility.
“DIP Trustee” means UMB Bank National Association, in its capacity as trustee under the DIP Indenture.
“Disallowed” means a finding or conclusion of law of the Bankruptcy Court in a Final Order, or provision in this Plan or the Confirmation Order, disallowing a Claim.
“Disallowed Claim” means any Claim or any portion thereof that (a) has been Disallowed, (b) is listed in the Schedules as “$0,” Contingent, Disputed or unliquidated and as to which a Bar Date has been established but no Proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, (c) has been agreed to be equal to “$0” or to be expunged pursuant to the Claims Objection Procedures Order or otherwise, or (d) is not listed on the Schedules and as to which a Bar Date has been established but no Proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.
“Disclosure Statement” means the disclosure statement for this Plan, as may be amended or supplemented from time to time, prepared and distributed in accordance with sections 1125, 1126(b) and 1145 of the Bankruptcy Code, Bankruptcy Rules 3016 and 3018 and other applicable law, and all exhibits, appendices, schedules, supplements, modifications, amendments, annexes, and attachments to such disclosure statement.
“Disclosure Statement Approval Order” means that certain Order Approving the (I) Adequacy of Information in the Disclosure Statement, (II) Solicitation and Voting Procedures,

(III) Forms of Ballots, Notices and Notice Procedures in Connection Therewith, and (IV) Certain Dates with Respect Thereto.
“Disputed” means, with respect to a Claim, Interest, or any portion thereof, (a) any such Claim or Interest to the extent neither Allowed or Disallowed under this Plan or a Final Order nor deemed Allowed under section 502, 503, or 1111 of the Bankruptcy Code or (b) any such Claim or Interest to which an objection, motion, or other pleading with respect to such Claim or Interest has been filed.
“Disputed Claim Plan Recovery” has the meaning set forth in Section 6.4(c).
“Disputed Claims Cap” has the meaning set forth in Section 6.4(c).
“Disputed Claims Process” means the process described in Section 6.4(c) with respect to the Disputed Claims.
“Distribution Agent” means, as applicable, the Reorganized Debtors or any entity designated by the Reorganized Debtors to make or to facilitate Plan Distributions, including, without limitation, each of the Agents/Trustees, as applicable, to the extent they make or facilitate distributions under this Plan.
“Distribution Date” means any of (a) the Initial Distribution Date, (b) each Interim Distribution Date, and (c) the Final Distribution Date.
“Distribution Record Date” means, with respect to all Classes for which Plan Distributions are to be made, the Confirmation Date.
“DTC” means the Depository Trust Company.
“Effective Date” means the date of substantial consummation of this Plan, which shall be the date on which (a) no stay of the Confirmation Order is in effect, (b) all of the conditions precedent to the occurrence of the Effective Date set forth in Section 9.1 have been satisfied or waived in accordance with the terms of Section 9.2, and (c) the Debtors file a notice on the docket of the Chapter 11 Cases declaring this Plan effective.
“Effective Date New Equity Interests” means the outstanding New Equity Interests of Reorganized Azul as of the Effective Date.
“Effective Date Unrestricted Cash” means the Debtors’ aggregate unrestricted cash and cash equivalents projected on the Effective Date after giving pro forma effect to the Restructuring Transactions (including, for the avoidance of doubt, the Equity Rights Offering and the Exit Debt Facilities), in each case as set forth in the Backstop Commitment Agreement.
“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.
“Equity Rights Offering” means the equity rights offering of New Equity Interests in the ERO Amount to be effectuated in accordance with the ERO Documents.

“ERO Amount” means up to $950,000,000, consisting of the Backstopped ERO Amount, the Strategics Investment Amount, and (solely to the extent applicable) the Additional Investment Amount.
“ERO Closing Date” means the date on which the Equity Rights Offering is settled and consummated in accordance with the terms of the ERO Documents.
“ERO Convenience Election” has the meaning set forth in Section 2.1(a)(i).
“ERO Documents” means the Backstop Commitment Agreement, the Backstop Motion, the Backstop Order, the Strategics Investment Agreements, the Strategics Investment Motion, the Strategics Investment Order, and any and all other agreements, documents, and instruments delivered or entered into in connection with, or otherwise governing, the Equity Rights Offering, including the ERO Procedures, subscription forms, as applicable, material fact notice, notice to the market (aviso ao mercado), notice to shareholders (aviso aos acionistas), prospectus, and any other materials distributed in connection with the Equity Rights Offering.
“ERO Holdback” means, with respect to the Equity Rights Offering, the holdback retention amount of $50,000,000 that will be mandatorily allocated to the Backstop Commitment Parties, regardless of the levels of participation in the Equity Rights Offering by other parties, in accordance with the terms of the Backstop Commitment Agreement; provided, that such amount may be modified with the consent of the Backstop Commitment Parties in accordance with the terms of the Backstop Commitment Agreement.
“ERO Holdback Securities” means the New Equity Interests issued in the form of ADSs to the specified Backstop Commitment Parties on account of the ERO Holdback at a price calculated at the Applicable Discount to Plan Equity Value.
“ERO Participants” means the (i) Holders of 1L Claims and/or 2L Notes Claims (in their capacity as such or as holders of Existing Azul Interests), (ii) Backstop Commitment Parties, (iii) the Strategic Partners, and (iv) such other investors entitled to participate in the Equity Rights Offering pursuant to the ERO Procedures.
“ERO Procedures” means the rights offering procedures which shall govern the Equity Rights Offering, which shall be set forth in a Plan Supplement.
“ERO Shares” means the New Equity Interests issued pursuant to the Equity Rights Offering, constituting approximately 72.3% of the outstanding New Equity Interests (assuming a Plan Equity Value of $1,680,000,000, and calculated prior to giving effect to dilution from the MIP Interests), including, for the avoidance of doubt, the Backstop Securities, the ERO Holdback Securities, and the Strategics Investment Securities, and excluding, for the avoidance of doubt, any Backstop Payment Securities; provided, that, for the avoidance of doubt, any modification of the foregoing percentage shall be subject to the consent of the Requisite Backstop Commitment Parties in accordance with the terms of the Backstop Commitment Agreement.

“Estate” means, as to each Debtor, the bankruptcy estate created for the Debtor pursuant to section 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exculpated Party” means, collectively, and in each case in its capacity as such: (a) the Debtors and Reorganized Debtors; (b) the Debtors’ current and former officers, directors, and managers; (c) the DIP Debtholders; (d) the DIP Trustee; (e) the Creditors’ Committee and its members (including any ex-officio members); (f) the Backstop Commitment Parties; (g) the Strategic Partners; (h) AerCap; (i) the Secured Ad Hoc Group and its members; (j) the GUC Trustee; and (k) with respect to each of the foregoing clauses (a) through (j), to the fullest extent permitted by law, such Person’s Related Parties, solely with respect to work performed on behalf of the applicable Related Party in connection with the negotiation, execution, and implementation of any transactions approved by the Bankruptcy Court in the Chapter 11 Cases.
“Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption, assumption and assignment, or rejection under section 365 of the Bankruptcy Code.
“Existing Azul Interests” means existing Interests in Azul other than the April 2025 Warrants.
“Existing Letters of Credit” means all outstanding wholly or partially undrawn prepetition and postpetition letters of credit issued to, or at the request of, any Debtor, in each case as amended, restated, renewed, modified, supplemented, extended, or confirmed from time to time.
“Exit Debt Documents” means the Exit Notes Documents or the Other Exit Financing Documents, as applicable.
“Exit Debt Facilities” means the Exit Notes or the Other Exit Financing, as applicable.
“Exit Notes” means the new first Lien secured notes, to be issued by the Exit Notes Issuer on the Effective Date on the terms set forth in the Bondholder RSA and such other terms set forth in the Exit Notes Documents.
“Exit Notes Documents” means the documents that will govern the Exit Notes, including any financing documents related to the Exit Notes and any related term sheets, indentures, note purchase agreements, intercreditor agreements, pledges, mortgages, guarantees, and any similar documents.
“Exit Notes Issuer” means Azul Secured Finance LLP.
“FAA” means the Federal Aviation Administration.
“Factoring Agreement” has the meaning set forth in the BdoB Stipulation and Order.

“Federal Judgment Rate” means the federal judgment rate in effect pursuant to 28 U.S.C. § 1961 as of the Petition Date, compounded annually.
“Final DIP Order” means the Final Order (A) Authorizing Debtors to Obtain Senior Secured Super-Priority Post-Petition Financing, (B) Authorizing Debtors to Use Cash Collateral, (C) Granting Liens and Providing Claims with Super-Priority Administrative Expense Status, (D) Granting Adequate Protection to Prepetition Secured Parties, (E) Modifying the Automatic Stay and (F) Granting Related Relief [ECF No. 379].
“Final Distribution Date” means a day selected by the Reorganized Debtors that is after the Initial Distribution Date.
“Final Order” means an order of the Bankruptcy Court or a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated, or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired; provided, that no order shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure (as promulgated by the United States Supreme Court under section 2072 of title 28 of the United States Code), under any analogous Federal Rules of Bankruptcy Procedure (as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code) (or any analogous rules applicable in another court of competent jurisdiction) or under sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order.
“First Day Declaration” means the Declaration of Fabio Barros Franco de Campos in Support of the Chapter 11 Proceedings and First Day Pleadings [ECF No. 8], filed at the onset of the Chapter 11 Cases.
“General Bar Date” has the meaning specified in the Bar Date Order.
“General Unsecured Claim” means any Claim against any of the Debtors that is not one of the following Claims: (a) an Administrative Expense Claim (including a DIP Facility Claim, a Claim related to U.S. Trustee Fees, or a Professional Fee Claim); (b) a Priority Tax Claim; (c) a Priority Non-Tax Claim; (d) a Secured Claim; (e) a Government-Backed Engine Maintenance Claim; (f) a 9th and 10th Debentures Claim; (g) a Specified Non-U.S. Claim; (h) a Subordinated Claim; (i) an Intercompany Claim; or (j) an Unsecured Convenience Class Claim; provided, that, for the avoidance of doubt, General Unsecured Claims shall not include the 1L Deficiency Claims and the 2L Notes Deficiency Claims.

“Governance Term Sheet” means the governance term sheet to be filed with the Plan Supplement.
“Governmental Bar Date” has the meaning specified in the Bar Date Order.
“Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.
“Government-Backed Engine Maintenance Claim” means any Claim on account of the Government-Backed Engine Maintenance Credit Agreement.
“Government-Backed Engine Maintenance Credit Agreement” means that certain Credit Agreement, dated as of May 27, 2024, as amended by Amendment No. 1 to the Credit Agreement dated as of February 10, 2025, by and among Azul Investments LLP, as borrower, Azul Linhas Aéreas Brasileiras S.A. and Azul S.A., as guarantors, and Citibank, N.A., as bank and as beneficiary of an insurance policy issued by the Federative Republic of Brazil (acting through the Executive Secretariat of the Foreign Trade Chamber), as the insurance provider, pursuant to which such insurance provider agreed to cover all of the principal and interest payable by the obligors under such agreement, as may have been further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“GUC CVR” means that certain non-transferrable (unless expressly permitted by the terms of the GUC CVR Agreement) contingent value right issued by a Reorganized Debtor to the GUC Trust, which shall be governed by the GUC CVR Agreement, providing for an annual Cash payment of up to $6,500,000 with respect to each of the fiscal years ending December 31, 2027, 2028, and 2029 (respectively) in the event that the Reorganized Debtors achieve at least 100% of the projected EBITDAR for the applicable fiscal year as set forth in the October 2025 Business Plan and payable upon the satisfaction of those certain cash and ratio tests and other conditions to be set forth in the GUC CVR Documents.
“GUC CVR Agreement” means that certain agreement setting forth the full terms and conditions of the GUC CVR, which shall be consistent with the terms of this Plan and the GUC CVR Term Sheet (if any), which agreement shall be in form and substance acceptable to the Debtors, the Creditors’ Committee, and Secured Ad Hoc Group.
“GUC CVR Documents” means, collectively, the GUC CVR Term Sheet (if any), the GUC CVR Agreement, and any and all related agreements, documents, and instruments to be delivered or entered into in connection therewith.
“GUC CVR Term Sheet” means that certain term sheet (if any) setting forth the material terms of the GUC CVR and GUC CVR Documents.
“GUC Trust” means the trust established for the benefit of the GUC Trust Beneficiaries on the Effective Date in accordance with the Plan and pursuant to the GUC Trust Agreement to receive, hold, and administer the GUC Trust Assets.

“GUC Trust Agreement” means the trust agreement establishing, among other things, the terms and conditions for the creation and operation of the GUC Trust to be entered into on or before the Effective Date between the Debtors and the GUC Trustee, which agreement shall be in form and substance acceptable to the Debtors, the Creditors’ Committee, and Secured Ad Hoc Group.
“GUC Trust Assets” means, collectively, (i) the GUC Trust Cash, (ii) the GUC Warrants, and (iii) the GUC CVR.
“GUC Trust Beneficiaries” means, collectively, the Holders of Allowed General Unsecured Claims that make the GUC Trust Election; provided, however, for the avoidance of doubt, the Holders of any 1L Deficiency Claims or any 2L Notes Deficiency Claims (in their capacity as such) shall not be GUC Trust Beneficiaries.
“GUC Trust Cash” means (i) if the Cash-Out Percentage is 50% or lower, $5,000,000 in Cash, or (ii) if the Cash-Out Percentage exceeds 50%, $2,500,000 in Cash.
“GUC Trust Election” means, as to any Holder of a General Unsecured Claim, the timely election of such Holder on its applicable Ballot to receive GUC Trust Interests instead of a Cash recovery from the Cash-Out Pool under the Plan; provided, that, for the avoidance of doubt, without making such timely election, no such Holder of a General Unsecured Claim shall be entitled to receive GUC Trust Interests under this Plan; provided, further, that if any Holder of a General Unsecured Claim does not make a valid GUC Trust Election, it shall be subject to the Cash-Out Default as a result.
“GUC Trust Fees and Expenses” means (i) all reasonable and documented fees, expenses, and costs (including any taxes imposed on or payable by the GUC Trust or in respect of the GUC Trust Assets, and professional fees) incurred by the GUC Trust, any professionals retained by the GUC Trust, and any additional amount determined necessary by the GUC Trustee to adequately reserve for the operating expenses of the GUC Trust that shall be paid exclusively out of the GUC Trust Assets and (ii) the Unsecured Indenture Trustee Expenses, which the GUC Trust may pay without any requirement to file a fee application with the Bankruptcy Court, without the need for itemized time detail, and without any requirement for Bankruptcy Court review or approval, and which fees, for the avoidance of doubt, shall be paid exclusively from the GUC Trust Assets; provided, that, for the avoidance of doubt, Debtors, the Reorganized Debtors, and their Affiliates (and anyone acting on their behalf) shall provide no additional funding for the GUC Trust other than, as applicable, the GUC Trust Assets.
“GUC Trust Interests” means, collectively, non-certified beneficial interests in the GUC Trust granted to each GUC Trust Beneficiary, which shall entitle such GUC Trust Beneficiary to its pro rata share of the GUC Trust Net Assets, subject to the terms and conditions of this Plan and the GUC Trust Agreement.
“GUC Trust Net Assets” means the GUC Trust Assets less the GUC Trust Fees and Expenses.

“GUC Trust Oversight Board” has the meaning set forth in Section 4.4(a).
“GUC Trustee” means, in its capacity as such, the Person or Entity selected by the Creditors’ Committee to serve as the trustee of the GUC Trust, and any successor thereto, in accordance with the GUC Trust Agreement, and the identity of which shall be disclosed prior to the Confirmation Hearing.
“GUC Warrant Agreement” means, collectively, that certain warrant agreement to be entered into on the Effective Date that shall govern the terms of the GUC Warrants, which shall be consistent with the terms of this Plan and the GUC Warrant Term Sheet (if any), which agreement shall be in form and substance acceptable to the Debtors, the Creditors’ Committee and Secured Ad Hoc Group.
“GUC Warrant Documents” means, collectively, the GUC Warrant Term Sheet (if any), the GUC Warrant Agreement, and any and all related agreements, documents, and instruments to be delivered or entered into in connection therewith.
“GUC Warrant Term Sheet” means that certain term (if any) sheet setting forth the material terms of the GUC Warrants and GUC Warrant Documents.
“GUC Warrants” means warrants to purchase up to 5.5% of the total outstanding New Equity Interests (calculated on a fully-diluted basis giving effect to the New Equity Interests to be issued pursuant to Section 3.2(d)(iii) and Section 3.2(e)(iii) of this Plan, the ERO Shares, the Backstop Payment Securities, any Additional Investment involving the issuance of New Equity Interests, and the exercise of any statutory preemptive rights in accordance with the Transaction Steps, the ERO Procedures, and Brazilian law, but excluding the MIP Interests and, subject to the terms of the GUC Warrant Agreement, any other dilution from incremental issuances), which shall: (i) be exercisable for a 5-year period commencing on the Effective Date, at a strike price set at an equity value of $3,800,000,000, (ii) have Black-Scholes protection for 3 years post-issuance (with the GUC Warrants (x) using a fixed volatility of 50% and (y) assuming a 4-year term) paid in primary equity shares at the transaction value, (iii) include a cashless exercise feature, and (iv) be issued on the Effective Date to the GUC Trust, pursuant to the Plan, and the terms and conditions of which shall be set forth in the GUC Warrant Documents; provided, that the total number of GUC Warrants issued on the Effective Date shall be reduced from an amount representing warrants to purchase 5.5% of the total outstanding New Equity Interests on a pro rata basis by the Cash-Out Percentage.
“Holder” means an Entity holding a Claim or Interest, as applicable.
“Impaired” means, with respect to a Claim, an Interest, or a Class of Claims or Interests, “impaired” within the meaning of section 1124 of the Bankruptcy Code.
“Indemnification Obligation” means any existing or future obligation of any Debtor to indemnify current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, restructuring advisors, and other professionals and/or agents and/or representatives of, or acting on behalf of, the Debtors, in their capacities as such, as applicable, whether pursuant to agreement, letters, the Debtors’ by-laws, certificates of incorporation or formation, other organizational documents, board resolutions, indemnification agreements, limited liability company agreements, limited partnership agreements, employment contracts, or otherwise, or other applicable contract or law in effect as of the Effective Date.
“Indenture Trustee Expenses” means the reasonable and documented fees and expenses of the DIP Trustee, Superpriority Notes Trustee, Bridge Notes Trustee, 1L Notes Trustee, and 2L Notes Trustee, as well as the professionals retained by, or on behalf of, the DIP Trustee, Superpriority Notes Trustee, Bridge Notes Trustee, 1L Notes Trustee, and 2L Notes Trustee, incurred since the inception of their respective engagements and through the Effective Date related to the Chapter 11 Cases and the implementation of the Restructuring Transactions and not previously paid by, or on behalf of, the Debtors.
“Initial Distribution Date” means a date selected by the Reorganized Debtors, that is as soon as reasonably practicable after the Effective Date.
“Institutional Accredited Investor” means an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12), and (13) under the Securities Act.
“Insurance Policies” means the Debtors’ (or their predecessors’) insurance policies and any agreements, documents, or instruments relating thereto, in each case, that have been entered into prior to the Confirmation Date. Insurance Policies shall not include surety bonds, surety indemnity agreements, or surety-related products.
“Insurers” means any Entities or Persons (other than the Debtors) that issued or entered into Insurance Policies (including any third-party administrator for any Insurance Policies) and any respective predecessors and/or affiliate of any of the foregoing, but shall not include any companies or other entities in their role as an issuer of bonds, surety indemnity agreements, or surety-related products.
“Intercompany Claim” means any Claim against a Debtor that is held by another Debtor or an Affiliate of a Debtor.
“Intercompany Interest” means any Interest in a Debtor held (i) by another Debtor or (ii) by a non-Debtor that is a wholly owned direct or indirect subsidiary of a Debtor.
“Interest” means, collectively, any equity security (as defined in section 101(16) of the Bankruptcy Code) in a Debtor, including any issued or unissued share of common stock, preferred stock, or other instrument evidencing any other equity, ownership, or profits interests in a Debtor, whether or not transferable, including membership interests in limited liability companies and partnership interests in partnerships, and any option, warrant, right, or other security or agreement, contractual or otherwise, to acquire or subscribe for, or which are convertible into any shares (or any class thereof) of, any such interest in a Debtor that existed immediately prior to the Effective Date, and any award of stock options, restricted stock units, performance stock units, equity appreciation rights, restricted equity, stock appreciation rights, or phantom equity of the Debtors (whether or not arising under or in connection with any employment agreement, separation agreement, or employee incentive plan or program of the Debtors and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or similar security, other than Intercompany Interests). For the avoidance of doubt, “Interest” includes American depositary receipts that are linked to other Interests.
“Interim Compensation Order” means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Retained Professionals [ECF No. 261].
“Interim DIP Order” means the Interim Order (A) Authorizing Debtors to Obtain Senior Secured Superpriority Postpetition Financing, (B) Authorizing Debtors to Use Cash Collateral, (C) Granting Liens and Providing Claims with Superpriority Administrative Expense Status, (D) Granting Adequate Protection to Prepetition Secured Parties, (E) Modifying the Automatic Stay, (F) Scheduling a Final Hearing and (G) Granting Related Relief [ECF No. 64].
“Interim Distribution Date” means any date that is after the Initial Distribution Date on which the Reorganized Debtors, in consultation with the Secured Ad Hoc Group, determine that an interim distribution should be made to holders of Allowed Claims, in light of, among other things, resolutions of Disputed Claims and the administrative costs of such a distribution.
“IRS” means the U.S. Internal Revenue Service.
“Lessor/OEM PIK 2030 Notes” means the 7.500% Senior One PIK notes due 2030, issued under the Lessor/OEM PIK 2030 Notes Indenture.
“Lessor/OEM PIK 2030 Notes Documents” means the documents that govern the Lessor/OEM PIK 2030 Notes, including the Lessor/OEM PIK 2030 Notes Indenture, each as may have been further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“Lessor/OEM PIK 2030 Notes Indenture” means that certain Indenture dated as of December 23, 2024, between Azul Investments LLP, as issuer, Azul S.A. and Azul Linhas Aéreas Brasileiras S.A., as guarantors, and U.S. Bank Trust Company National Association, as trustee, as may have been further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“Lessor/OEM PIK 2030 Notes Trustee” means U.S. Bank Trust Company National Association, in its capacity as trustee under the Lessor/OEM PIK 2030 Notes Indenture, and any successor trustee appointed pursuant to the terms thereof.
“Lessor/OEM PIK 2032 Notes” means the 7.500% Senior PIK Toggle Notes due 2032, issued under the Lessor/OEM PIK 2032 Notes Indenture.
“Lessor/OEM PIK 2032 Notes Documents” means the documents that govern the Lessor/OEM PIK 2032 Notes, including the Lessor/OEM PIK 2032 Notes Indenture, each as may have been further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.

“Lessor/OEM PIK 2032 Notes Indenture” means that certain Indenture dated as of March 26, 2025, between Azul Investments LLP, as issuer, Azul S.A., and Azul Linhas Aéreas Brasileiras S.A., as guarantors, and U.S. Bank Trust Company National Association, as trustee, as may have been further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“Lessor/OEM PIK 2032 Notes Trustee” means U.S. Bank Trust Company National Association, in its capacity as trustee under the Lessor/OEM PIK 2032 Notes Indenture, and any successor trustee appointed pursuant to the terms thereof.
“Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code and shall include any lien or lien equivalent under applicable non-U.S. law.
“Lien Claimants Order” means the Final Order (I) Authorizing the Debtors to Satisfy and Continue Performance in Connection with Certain Lien, Government-Backed Financing, and Litigation Claims, (II) Authorizing Financial Institutions to Honor and Process Related Checks and Transfers, and (III) Granting Related Relief [Docket No. 204].
“Local Rules” means the Local Bankruptcy Rules for the Southern District of New York.
“Management Incentive Plan” means a management incentive plan, providing for the issuance from time to time of awards with respect to the MIP Interests, to be adopted by the New Azul Strategy Committee on or as promptly as reasonably practicable following the Effective Date.
“Master Ballots” means the master ballots upon which the Nominees of Beneficial Holders shall reflect the acceptances and rejections of this Plan and any other applicable elections made by their respective Beneficial Holders in accordance with the Voting Instructions.
“Minimum Cash Amount” means $500,000,000.
“MIP Interests” means 7.0% of the New Equity Interests, as of the Effective Date, reserved for issuance under the Management Incentive Plan in accordance with the terms thereof, of which (i) 1.0% of the New Equity Interests shall be issued and vest immediately upon approval of the Management Incentive Plan by Reorganized Azul and (ii) the remaining balance of New Equity Interests shall be allocated by the New Azul Strategy Committee.
“Net ERO Proceeds Amount” means the ERO Amount, net of all transaction costs, as received by Azul as a result of consummating the Equity Rights Offering in accordance with the ERO Procedures.
“New Azul Board” means the initial board of directors of Reorganized Azul, which shall be appointed on the Effective Date pursuant to the Transaction Steps and in accordance with the New Azul Bylaws.
“New Azul Bylaws” means the new bylaws of Reorganized Azul.

“New Azul Strategy Committee” means the initial autonomous and independent corporate statutory body of Reorganized Azul designated as the Strategy Committee, which shall be appointed on the Effective Date pursuant to the Transaction Steps and in accordance with the New Azul Bylaws.
“New Boards” means, collectively, the New Azul Board, New Azul Strategy Committee, and New Subsidiary Boards.
“New Corporate Governance Documents” means the new bylaws (including the New Azul Bylaws), certificates of incorporation, certificates of formation, limited liability company agreements, operating agreements, certificates of limited partnership, agreements of limited partnership, shareholder agreements, investor rights agreements, instruments defining the rights of security holders, or such other organizational documents of the Reorganized Debtors.
“New Equity Interests” means the single class of common shares, no par value, of Reorganized Azul as described in the Transaction Steps, which shall be issued in compliance with the laws of Brazil and/or such other applicable jurisdiction, the rules, regulations, or requirements of any applicable stock exchange, and the terms of any New Corporate Governance Documents, including any relevant shareholders’ agreements, if applicable.
“New Subsidiary Boards” means the initial boards of directors or managers (as applicable) of the Reorganized Debtors other than Reorganized Azul.
“Nominee” means any broker, dealer, commercial loans institution, financial institution, common representative, or other nominee in whose name securities are registered or held of record on behalf of a Beneficial Holder.
“Nonvoting Classes” has the meaning set forth in Section 3.3(e).
“October 2025 Business Plan” means that certain business plan published by the Debtors on October 23, 2025.
“Ordinary Course Professionals Order” means the Order Authorizing the Retention and Compensation of Professionals Utilized In the Ordinary Course of Business [ECF No. 262].
“Other Administrative Expense Claims” means any Administrative Expense Claims that are DIP Facility Claims, Claims related to U.S. Trustee Fees, or Professional Fee Claims.
“Other AerCap Secured Claims” has the meaning specified in the AerCap Term Sheet.
“Other Exit Financing” means the new financing in an aggregate principal amount incurred by the Reorganized Debtors (or any of them) on the Effective Date on the terms set forth in the Other Exit Financing Documents.
“Other Exit Financing Amount” means the cash proceeds (if any) of the Other Exit Financing, net of all transaction costs, received by the Debtors.

“Other Exit Financing Documents” means the documents that will govern the Other Exit Financing, including any financing documents related to the Other Exit Financing and any related term sheets, indentures, note purchase agreements, intercreditor agreements, pledges, mortgages, guarantees, and any similar documents.
“Other Secured Claim” means any Secured Claim other than a Priority Tax Claim (except as set forth in Section 2.5), a DIP Facility Claim, a 1L Claim, and a 2L Notes Claim; provided, that Other Secured Claims shall, for the avoidance of doubt, include: (i) Other AerCap Secured Claims and (ii) the 9th and 10th Debentures Claims.
“Person” or “person” means a person as defined in section 101(41) of the Bankruptcy Code.
“Petition Date” means May 28, 2025, the date on which the Debtors commenced the Chapter 11 Cases, and, where relevant, the time of the filing of the Debtors’ chapter 11 petitions on such date.
“Plan” has the meaning specified in the Introduction.
“Plan Distribution” means a payment or distribution to Holders of Allowed Claims or Allowed Interests under this Plan.
“Plan Documents” means, collectively, the documents (other than this Plan) to be executed, delivered, assumed, and performed in conjunction with the consummation of this Plan on, prior to, or after the Effective Date, including any documents filed with the Plan Supplement, the ERO Documents, Exit Debt Documents, Additional Investment Documents (if any), and New Corporate Governance Documents.
“Plan Equity Value” means $1,680,000,000, provided, that the ERO Amount is at least $850,000,000; provided, further, that the Plan Equity Value shall be increased (or decreased, as applicable) from $1,680,000,000 on relative to the amount (if any) by which the ERO Amount exceeds (or is less than, as applicable) $850,000,000; provided, that, for the avoidance of doubt, any such increase or decrease or other modification to Plan Equity Value shall be subject to the consent of the Requisite Backstop Commitment Parties in accordance with the terms of the Backstop Commitment Agreement.
“Plan Supplement” means a compilation of documents and draft forms of documents, schedules and exhibits to this Plan, as specified in Section 11.8 of this Plan, and which may include final or substantially final forms (as may be amended, supplemented, altered, or modified from time to time on the terms set forth herein) of: (a) the Schedule of Assumed Contracts; (b) the Schedule of Rejected Contracts (if any); (c) the Schedule of Retained Causes of Action; (d) the Schedule of Directors and Officers; (e) the Specified Employment Agreement Term Sheet; (f) the Governance Term Sheet; (g) to the extent available, the Exit Debt Documents; (h) to the extent available, the Additional Investment Documents; (i) the Registration and Listing Terms; (j) the ERO Procedures and subscription forms, as applicable; (k) the GUC Warrant Term Sheet (if any), or, to the extent available, the GUC Warrant Documents; (l) the GUC CVR Term

Sheet (if any), or, to the extent available, the GUC CVR Documents; (m) the GUC Trust Agreement; (n) the Transaction Steps; and (o) other documents, instruments or agreements necessary or appropriate to implement this Plan and the transactions contemplated thereby. The Creditors’ Committee shall: (i) have consent rights with respect to those documents set forth in foregoing clauses (c), (k), (l), and (m); and (ii) with respect to those documents set forth in each of the other foregoing clauses, shall have consent rights solely with respect to any provision that has a material effect on the economic recoveries or rights of holders of Allowed General Unsecured Claims or Allowed Unsecured Convenience Class Claims under the Plan (whether directly or indirectly).
“Post-Petition Aircraft Agreement” means a new or renegotiated agreement (including leases, subleases, security agreements, and mortgages and any amendments, modifications, or supplements of or to any lease, sublease, security agreement, or mortgage and such leases, subleases, security agreements, or mortgages as so amended, modified, or supplemented, and any agreement settling or providing for any claims or otherwise addressing any matters relating to any lease, sublease, security agreement, or mortgage or any amendment, modification, or supplement of or to any lease, sublease, security agreement, or mortgage, together with any related ancillary documents) entered into after the Petition Date by the Debtors relating to Aircraft Equipment.
“Priority Non-Tax Claim” means any Claim (other than an Administrative Expense Claim or a Priority Tax Claim) entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.
“Priority Tax Claim” means an unsecured Claim of a Governmental Unit entitled to priority pursuant to section 507(a)(8) or specified under section 502(i) of the Bankruptcy Code.
“Pro Rata” means, for the Holder of an Allowed Claim or Allowed Interest in a particular Class at a Debtor, proportional to the ratio of the amount of such Allowed Claim or Allowed Interest to the amount of all Allowed Claims or Allowed Interests, as applicable, in the same Class at that Debtor or, as applicable and as specifically set forth in this Plan, multiple Debtors. As applied to DIP Facility Claims, “Pro Rata” shall have a correlative meaning as though all DIP Facility Claims constituted a single Class.
“Professional” means an Entity (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with section 327, 328, 330, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to (i) sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code or (ii) a Final Order authorizing such retention or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code (excluding those Entities entitled to compensation for services rendered after the Petition Date in the ordinary course of business pursuant to or in accordance with a Final Order granting such relief, including the Ordinary Course Professionals Order).
“Professional Fee Claim” means any Claim for accrued, contingent and/or unpaid fees and expenses (including transaction and success fees) incurred by a Professional in the

Chapter 11 Cases on or after the Petition Date and through and including the Effective Date under sections 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code to the extent such fees and expenses have not been paid pursuant to or in accordance with an order of the Bankruptcy Court and regardless of whether a fee application has been filed for such fees and expenses. To the extent that the Bankruptcy Court or any higher court of competent jurisdiction denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.
“Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on or before the Effective Date in an amount equal to the Professional Fee Escrow Amount; provided, however, that the Cash funds in the Professional Fee Escrow Account shall be increased from Cash on hand at the Reorganized Debtors to the extent applications are approved by the Bankruptcy Court after the Effective Date in excess of the amount of Cash funded into the escrow as of the Effective Date.
“Professional Fee Escrow Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses (whether billed or unbilled) that Professionals reasonably estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Effective Date, which estimates Professionals shall deliver to the Debtors as set forth in Section 2.3(b).
“Proof of Claim” means a proof of claim filed by a Holder of a Claim in accordance with the Bar Date Order.
“Registration and Listing Terms” means a written document agreed among the Backstop Commitment Parties, the Strategic Partners, and the Company pursuant to the terms of the Backstop Commitment Agreement and the Strategics Investment Agreements, to be filed as an exhibit to the Plan Supplement, which shall contain certain material terms relating to the Backstop Securities, the Backstop Payment Securities, the Strategics Investment Securities, and the ADSs, including, among other things, (a) whether the ADSs shall be issued in reliance on any exemption from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act or Regulation S promulgated under the Securities Act, Section 1145 of the Bankruptcy Code and/or any other available exemption, (b) customary registration rights with respect to any such Backstop Securities and Backstop Payment Securities, including customary resale shelf registration rights, demand registration rights, and piggy-back registration rights, (c) listing of the ADSs representing such Backstop Securities and Backstop Payment Securities on the New York Stock Exchange or other national securities exchange in the United States, and (d) other matters related to such Backstop Securities, Backstop Payment Securities, and the Strategics Investment Securities, including the method by which the holders thereof would exercise preemptive rights and voting rights of the underlying New Equity Interests.
“Registration Rights Agreement(s)” means those certain registration rights agreement(s), to be executed among Reorganized Azul (or an Affiliate designated by Reorganized Azul), the Backstop Commitment Parties, and/or the Strategic Partners, providing certain registration rights to the Backstop Commitment Parties and the Strategic Partners with respect to the Backstop Securities, the Backstop Payment Securities, and the Strategics Investment Securities, at such time as specified in, and on terms substantially consistent with the Registration and Listing Terms, as may be amended, restated, supplemented, or otherwise modified, from time to time in accordance with the terms thereof.
“Reinstate,” “Reinstated,” or “Reinstatement” means, with respect to any Claim against or Interest in a Debtor, the treatment provided for in section 1124 of the Bankruptcy Code.
“Rejection Claim” means a Claim under section 502(g) of the Bankruptcy Code.
“Related Parties” means, with respect to an Entity, each of, and in each case in its capacity as such, such Entity’s current and former Affiliates, and such Entity’s and such Affiliates’ current and former directors, board observers, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds (including any beneficial holders for the account of whom such funds are managed), predecessors, participants, successors, assigns, subsidiaries, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, actuaries, consultants, representatives, and other professionals and advisors and any such person’s or Entity’s respective heirs, executors, estates, and nominees.
“Released Parties” means each of the following, and in each case, solely in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) each DIP Debtholder; (d) each Backstop Commitment Party; (e) each Strategic Partner; (f) each Agent/Trustee; (g) each Distribution Agent; (h) the Creditors’ Committee and its members (including any ex-officio members); (i) the Secured Ad Hoc Group and its members; (j) AerCap; (k) each Significant Shareholder; (l) the GUC Trustee; and (m) with respect to each of the foregoing Entities in clauses (a) through (l), such Entity’s Related Parties; provided, however, that an Entity that (1) affirmatively elects to “opt out” of being a Releasing Party by checking the appropriate box on such Holder’s timely and properly submitted Ballot, thereby indicating such Holder’s election to “opt out” of this Plan’s release provisions, or (2) timely objects to the releases herein and such objection is not resolved before Confirmation shall, in each case, not be considered a “Released Party” notwithstanding anything to the contrary herein.
“Releases” means the releases provided for in Sections 8.5 and 8.6.
“Releasing Parties” means each of the following, and in each case, solely in its capacity as such: (a) each of the Released Parties (other than the Debtors and the Reorganized Debtors); (b) each Holder of a Claim or Interest that returns a Ballot that does not affirmatively elect to “opt out” of being a Releasing Party by checking the appropriate box on such Holder’s timely and properly submitted Ballot to indicate that such Holder elects to “opt out” of this Plan’s release provisions; and (c) with respect to each of the foregoing Entities in clause (b), such

Entities’ Related Parties; provided, that any opt-out election made by any party to any of the RSAs (that has not terminated such applicable RSA as to itself and remains a party thereto) in any capacity shall be void ab initio. For the avoidance of doubt, each Holder of a Claim or Interest in a Nonvoting Class shall not be a Releasing Party in its capacity as a Holder of such Claim or Interest.
“Remaining DIP Facility Claims Amount” means the aggregate amount of all Allowed DIP Facility Claims less the Adjusted Exit Financing Cash Amount.
“Reorganized Azul” means Azul as reorganized pursuant to and under this Plan or any successor thereto on and after the Effective Date.
“Reorganized Debtors” means, collectively, each of the Debtors as reorganized pursuant to and under this Plan or any successor thereto on and after the Effective Date.
“Requisite Backstop Commitment Parties” shall have the meaning set forth in the Backstop Commitment Agreement.
“Restructuring Expenses” means the reasonable and documented fees and expenses of the (i) Secured Ad Hoc Group Advisors and (ii) Strategic Partners Advisors, in each case, incurred since the inception of their respective engagements and through the Effective Date related to the Chapter 11 Cases and the implementation of the Restructuring Transactions and not previously paid by, or on behalf of, the Debtors.
“Restructuring Transactions” has the meaning set forth in Section 4.2.
“Retained Causes of Action” means all Estate Causes of Action that are not expressly settled or released under this Plan on or prior to the Effective Date, and which shall include the Causes of Action set forth on the Schedule of Retained Causes of Action.
“Rolled-Up AerCap Secured Claims” means the Claims arising under the AerCap Global Framework Agreement, which have been deemed exchanged for and converted into DIP Facility Claims, in each case pursuant to the Final DIP Order.
“Rolled-Up Convertible Debenture Claims” means all Claims on account of the “Debentures Rolled-Up Obligations” pursuant to, and as defined in, the Final DIP Order.
“RSAs” means, collectively, the AerCap RSA, the Bondholder RSA, and the Strategics RSA.
“Schedule of Assumed Contracts” means the schedule of all Executory Contracts and Unexpired Leases to be assumed by the Debtors, if any, filed by the Debtors with the Plan Supplement, as the same may be amended, supplemented, or otherwise modified from time to time.
“Schedule of Directors and Officers” means the schedule listing the identity of the members of the New Azul Board and New Azul Strategy Committee and the officers of the

Reorganized Debtors filed by the Debtors with the Plan Supplement, as the same may be amended, supplemented, or otherwise modified from time to time.
“Schedule of Rejected Contracts” means the schedule (if any) of Executory Contracts and Unexpired Leases to be rejected by the Debtors, filed by the Debtors with the Plan Supplement, as the same may be amended, supplemented, or otherwise modified from time to time.
“Schedule of Retained Causes of Action” means the schedule of certain Retained Causes of Action filed by the Debtors with the Plan Supplement; provided, that the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action, regardless of whether such Retained Causes of Action are specifically enumerated in the Schedule of Retained Causes of Action, as the same may be amended, supplemented, or otherwise modified from time to time.
“Schedules” means the schedules of assets and liabilities, statements of financial affairs, lists of Holders of Claims and interests and all amendments or supplements thereto filed by the Debtors with the Bankruptcy Court, as the same may be amended, supplemented, or otherwise modified from time to time.
“SEC” means the U.S. Securities and Exchange Commission.
“Secured Ad Hoc Group” means the ad hoc group of secured noteholders of DIP Notes, 1L Notes, 2L Notes, and Convertible Debentures identified in the Verified Statement of the Ad Hoc Group of Azul Secured Creditors Pursuant to Fed. R. Bankr. P. 2019 [ECF No. 476], as may be further amended from time to time.
“Secured Ad Hoc Group Advisors” means (i) Cleary Gottlieb Steen & Hamilton LLP, (ii) PJT Partners, LP, (iii) Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, (iv) Walkers (Cayman) LLP, and (v) any other consultant or professional advisor retained by the Secured Ad Hoc Group in connection with the Restructuring Transactions, with the prior written consent of the Debtors (such consent not to be unreasonably withheld).
“Secured Claim” means any Claim or portion thereof that is (a) reflected in the Schedules or a Proof of Claim as a secured claim and is secured by a Lien on Collateral, to the extent of the value of such Collateral, as determined in accordance with section 506(a) and, if applicable, section 1129(b) of the Bankruptcy Code, or (b) subject to setoff pursuant to section 553 of the Bankruptcy Code, in either case, to the extent of the value of the Creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.
“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, together with the rules and regulations promulgated thereunder, as amended from time to time, or any similar federal, state, or local law.
“Security” has the meaning set forth in section 2(a)(1) of the Securities Act.

“Servicer” means an indenture trustee, owner trustee, pass through trustee, subordination agent, agent, servicer, or any other authorized representative of Creditors recognized by the Debtors.
“Significant Shareholders” means David Gary Neeleman, José Mario Caprioli dos Santos, Trip Participações S.A., Trip Investimentos S.A., and Rio Novo Locações Ltda., each solely in its capacity as a holder of Existing Azul Interests and not in any other capacity.
“Solicitation” means the solicitation of votes with respect to this Plan.
“Specified Employment Agreement Term Sheet” means the term sheet setting forth the terms of the Specified Employment Agreements, to be filed with the Plan Supplement.
“Specified Employment Agreements” means those certain employment agreements contemplated in the Specified Employment Agreement Term Sheet.
“Specified Non-U.S. Claim” means (i) any Brazilian Litigation Claim or Brazilian Litigation Fees and Expenses (each as such terms are used in the Lien Claimants Order) or (ii) a Government-Backed Engine Maintenance Claim.
“Strategic Partner Advisors” means, (i) Hughes Hubbard & Reed LLP, (ii) Barclays Capital Inc., (iii) Sidley Austin LLP, (iv) Berardo Lilla Becker Segala E Daniel, (v) ASBZ Advogados, (vi) Freshfields LLP, (vii) Latham & Watkins LLP, (viii) Levy & Salomão Advogados, (ix) BMA Advogados, and (x) any other consultant or professional advisor retained by a Strategic Partner in connection with the Restructuring Transactions, with the prior written consent of the Debtors (such consent not to be unreasonably withheld).
“Strategic Partners” means, collectively, United Airlines, Inc. and American Airlines, Inc. or their respective affiliates.
“Strategics Investment Agreements” means, collectively, the American Investment Agreement and the United Investment Agreement.
“Strategics Investment Amount” means not less than $200,000,000, or a larger amount as otherwise determined under the respective Strategics Investment Agreements; provided, that such amount may be modified with the consent of the respective Strategic Partners in accordance with the terms of the respective Strategic Investment Agreements, and as applicable, shall be subject to the consent of the Requisite Backstop Commitment Parties in accordance with the terms of the Backstop Commitment Agreement.
“Strategics Investment Motion” means that certain Motion of Debtors for Entry of an Order (I) Authorizing and Approving the Debtors’ (A) Entry Into and Performance Under the Strategic Investment Agreements and (B) Incurrence, Payment, and Allowance of Related Investment Agreement Obligations and (II) Granting Related Relief.
“Strategics Investment Order” means that certain Order (I) Authorizing and Approving the Debtors’ (A) Entry Into and Performance Under the Strategic Investment Agreements and

(B) Incurrence, Payment, and Allowance of Related Investment Agreement Obligations and (II) Granting Related Relief.
“Strategics Investment Securities” means the New Equity Interests issued to the Strategic Partners pursuant to the Strategics Investment Agreements.
“Strategics RSA” means that certain Restructuring Support Agreement, dated as of May 27, 2025 and attached to the First Day Declaration as Exhibit 3 to Exhibit A, by and among the Debtors and the Consenting Strategic Partners (as defined therein), including all schedules and exhibits thereto, as it may be amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time in accordance with its terms.
“Stub 2028 Notes” means the 11.930% Senior Secured First Out Notes due 2028, issued under the Stub 2028 Notes Indenture.
“Stub 2028 Notes Collateral Agent” means TMF Brasil Administração e Gestão de Ativos Ltda., in its capacity as Brazilian collateral agent under the Stub 2028 Notes Indenture, and any successor collateral agent appointed pursuant to the terms thereof.
“Stub 2028 Notes Documents” means the documents that govern the Stub 2028 Notes, including the Stub 2028 Notes Indenture, each as may have been further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“Stub 2028 Notes Indenture” means that certain Indenture dated as of July 20, 2023, as supplemented by the first supplemental indenture dated as of October 31, 2023, the second supplemental indenture dated as of February 8, 2024, the third supplemental indenture dated as of October 30, 2024, the fourth supplemental indenture dated November 27, 2024, and the fifth supplemental indenture dated January 28, 2025, between Azul Secured Finance LLP, as issuer, Azul S.A., as parent guarantor, Azul Linhas Aéreas Brasileiras S.A., Intelazul S.A., ATS Viagens E Turismo LTDA, Azul IP Cayman Holdco Ltd., and Azul IP Cayman LTD, as the guarantors, U.S. Bank Trust Company National Association, as trustee, and TMF Brasil Administração e Gestão de Ativos Ltda., as Brazilian collateral agent, as may have been further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“Stub 2028 Notes Trustee” means U U.S. Bank Trust Company National Association, in its capacity as trustee under the Stub 2028 Notes Indenture, and any successor trustee appointed pursuant to the terms thereof.
“Stub 2029 Notes” means the 11.500% Senior Secured Second Out Notes due 2029, issued under the Stub 2029/2030 Notes Indenture.
“Stub 2029/2030 Notes Collateral Agent” means TMF Brasil Administração e Gestão de Ativos Ltda., in its capacity as Brazilian collateral agent under the Stub 2029/2030 Notes Indenture, and any successor collateral agent appointed pursuant to the terms thereof.

“Stub 2029/2030 Notes Documents” means the documents that govern the Stub 2029 Notes and the Stub 2030 Notes, including the Stub 2029/2030 Notes Indenture, each as may have been further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“Stub 2029/2030 Notes Indenture” means that certain Indenture dated as of July 14, 2023, as supplemented by the first supplemental indenture, dated as of July 14, 2023 (in respect of the Stub 2029 Notes), the second supplemental indenture, dated as of July 14, 2023 (in respect of the Stub 2030 Notes), that certain third supplemental indenture, dated as of October 30, 2024, and the fourth supplemental indenture dated January 28, 2025, between Azul Secured Finance LLP, as issuer, Azul S.A., as parent guarantor, Azul Linhas Aéreas Brasileiras S.A., Intelazul S.A., ATS Viagens E Turismo LTDA, Azul IP Cayman Holdco Ltd., and Azul IP Cayman LTD, as the guarantors, U.S. Bank Trust Company National Association and TMF Brasil Administração e Gestão de Ativos Ltda., as Brazilian collateral agent, as may have been further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“Stub 2029/2030 Notes Trustee” means U.S. Bank Trust Company National Association, in its capacity as trustee under the Stub 2029/2030 Notes Indenture, and any successor trustee appointed pursuant to the terms thereof.
“Stub 2030 Notes” means the 10.875% Senior Secured Second Out Notes due 2030, issued under the Stub 2029/2030 Notes Indenture.
“Subordinated Claim” means any Claim that is subject to subordination in accordance with sections 510(b)–(c) of the Bankruptcy Code or otherwise.
“Superpriority Notes” means the floating rate superpriority PIK toggle notes due 2030, issued under the Superpriority Notes Indenture.
“Superpriority Notes Collateral Agents” means TMF Brasil Administração e Gestão de Ativos Ltda., in its capacity as Brazilian collateral agent under the Superpriority Notes Indenture, UMB Bank, N.A., in its capacity as U.S. collateral agent under the Superpriority Notes Indenture, and any successor collateral agent appointed pursuant to the terms thereof.
“Superpriority Notes Documents” means the documents that govern the Superpriority Notes, including the Superpriority Notes Indenture, each as may have been further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“Superpriority Notes Indenture” means that certain Indenture dated as of January 28, 2025, by and among Azul Secured Finance LLP, as issuer, Azul S.A., as parent guarantor, the subsidiary guarantors, UMB Bank, N.A., as trustee, U.S. collateral agent, registrar, paying agent and transfer agent, and TMF Brasil Administração e Gestão de Ativos Ltda., as Brazilian collateral agent, as may have been amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.

“Superpriority Notes Trustee” means UMB Bank, N.A., in its capacity as trustee under the Superpriority Notes Indenture, and any successor trustee appointed pursuant to the terms thereof.
“Tax Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Transaction Steps” means those certain actions or steps to be taken by the Debtors to implement the Restructuring Transactions, which shall be set forth in a Plan Supplement.
“Treasury Regulations” means the regulations promulgated under the Tax Code by the United States Department of the Treasury.
“Trust Percentage” means a percentage calculated as the aggregate Allowed amount of all Allowed General Unsecured Claims held by those Holders that make the GUC Trust Election divided by the aggregate Allowed amount of all Allowed General Unsecured Claims.
“Trust Relative Portion” means, as to any Allowed General Unsecured Claim held by a Holder that has made the GUC Trust Election, a percentage calculated as the Allowed amount of such General Unsecured Claim divided by the aggregate Allowed amount of all such General Unsecured Claims held by those Holders that have made the GUC Trust Election.
“U.S. Trustee Fees” means fees arising under section 1930(a)(6) of title 28 of the United States Code and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717.
“Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.
“Unimpaired” refers to any Claim or Interest that is not Impaired.
“United Investment Agreement” means that certain Equity Investment Agreement, by and among Azul, the other Debtors, and United Airlines, Inc. (or its affiliate(s)), including all exhibits, annexes, and schedules thereto, as may be amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.
“United States Trustee” means the United States Trustee for the Southern District of New York.
“Unliquidated” means, when used in reference to a Claim, any Claim, the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law or otherwise, as of the date on which such Claim is sought to be estimated.
“Unsecured Convenience Class Cash Pool” means $3,000,000 in Cash for purposes of funding distributions to Holders of Allowed Unsecured Convenience Class Claims, as set forth herein.

“Unsecured Convenience Class Claim” means a Claim that would otherwise be a General Unsecured Claim against any of the Debtors that is Allowed in the Convenience Claim Amount or less; provided, however, that a General Unsecured Claim originally Allowed in an amount in excess of the Convenience Claim Amount may not be sub-divided into multiple Claims of the Convenience Claim Amount or less and receive treatment as multiple Unsecured Convenience Class Claims.
“Unsecured Indenture Trustee Expenses” means the reasonable and documented fees and expenses of the 2026 Notes Trustee, Lessor/OEM PIK 2030 Notes Trustee, Lessor/OEM PIK 2032 Notes Trustee, Stub 2028 Notes Trustee, and Stub 2029/2030 Notes Trustee, as well as the professionals retained by, or on behalf of, the 2026 Notes Trustee, Lessor/OEM PIK 2030 Notes Trustee, Lessor/OEM PIK 2032 Notes Trustee, Stub 2028 Notes Trustee, and Stub 2029/2030 Notes Trustee, incurred since the inception of their respective engagements and through the Effective Date related to the Chapter 11 Cases and the implementation of the Restructuring Transactions and not previously paid by, or on behalf of, the Debtors, which amounts shall be paid, as applicable, solely from the GUC Trust Assets in accordance with the terms of this Plan and the GUC Trust Agreement.
“Voting Classes” has the meaning set forth in Section 3.3(a).
“Voting Deadline” means the date established by the Disclosure Statement Approval Order by which the Claims and Solicitation Agent must actually receive an otherwise valid vote on this Plan in order for such vote to count as a vote to accept or reject this Plan.
“Voting Instructions” means the instructions for voting on the Plan contained in the Disclosure Statement Approval Order and the Ballots.
“Voting Record Date” means October 14, 2025.
Section 1.2.Rules of Interpretation
For purposes of this Plan, except as otherwise provided in this Plan: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference in this Plan to an existing document, schedule, or exhibit, whether or not filed, having been filed, or to be filed, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (c) unless otherwise specified, any section or exhibit references to an existing document, schedule, or exhibit are deemed to reference the equivalent provisions in any amendment thereto, whether or not such references herein are updated; (d) unless otherwise specified, all references in this Plan to “Articles” and “Sections” are references to Articles and Sections, respectively, hereof or hereto; (e) the words “herein,” “hereof,” and “hereto” refer to this Plan in its entirety rather than to any particular portion of this Plan; (f) any effectuating provisions may be interpreted by the Debtors or the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of this Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of, or to affect the interpretation of, this Plan; (h) any reference to an Entity as a Holder of a Claim or an Interest includes that Entity’s successors and assigns; (i) any reference to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions except as specifically provided herein; (j) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (k) all references to statutes, regulations, orders, rules of courts and the like shall mean as amended from time to time and as applicable to the Chapter 11 Cases; (l) subject to the provisions of any contract, certificate of incorporation, bylaw, instrument, release, or other agreement or document created or entered into in connection with this Plan, the rights and obligations arising pursuant to this Plan shall be governed by, and construed and enforced in accordance with, applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (m) any term used in capitalized form in this Plan that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (n) references to docket numbers of documents filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (o) the terms “include,” “includes,” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; and (p) except as otherwise provided in this Plan, any reference to an event occurring on a specified date, including on the Effective Date, shall mean that the event will occur on that date or as soon thereafter as reasonably practicable.
Section 1.3.Computation of Time
In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply. In the event that any payment, distribution, act, or deadline under this Plan is required to be made or performed or occurs on a day that is not a Business Day, then the making of such payment or distribution, the performance of such act or the occurrence of such deadline shall be deemed to be on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date.
Section 1.4.References to Monetary Figures
All references in this Plan to monetary figures, “dollars,” or “$” shall refer to the currency of the United States of America, unless otherwise expressly provided. Except as otherwise noted herein, with respect to any Claim filed in the Chapter 11 Cases in a currency other than the currency of the United States of America, the amount of such Claim shall be converted to the currency of the United States of America using an exchange rate as of closing on the Petition Date of 1 USD:5.6936 BRL for purposes of determining the value and percentage of any recovery of Cash or equity distributed under this Plan. Notwithstanding the foregoing, for purposes of determining the total amount in Brazilian Reais of the equity interests to be issued by Reorganized Azul pursuant to the applicable Transaction Steps and Brazilian law, the dollar amount of the relevant Claims will be converted into Brazilian Reais using the BRL Exchange Rate as of closing on the Brazil Business Day immediately preceding the Effective Date.
Section 1.5.Certain Consent Rights
Notwithstanding anything in this Plan to the contrary, any and all applicable notice, consent and consultation rights of the parties to the RSAs, the DIP Documents, the Strategics Investment Agreements, and the Backstop Commitment Agreement set forth in such RSAs, DIP Documents, Strategics Investment Agreements, and Backstop Commitment Agreement with respect to the form and substance of this Plan, all exhibits to this Plan, the Confirmation Order, and the Plan Supplement, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, and all other Definitive Documents (as defined in such RSAs, DIP Documents, Strategics Investment Agreements, and Backstop Commitment Agreement, as applicable) shall be incorporated herein by this reference (including to the applicable definitions in Section 1.1 hereof), and nothing in this Plan is intended to or shall abrogate such consent or consultation rights or be deemed a waiver as to any such rights.
Section 1.6.Reference to the Debtors or the Reorganized Debtors
Except as otherwise specifically provided herein to the contrary, references in this Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.
Section 1.7.Exhibits; Schedules; Plan Supplement; Plan Documents; Controlling Document
All exhibits (as amended from time to time following their initial filing with the Bankruptcy Court) to this Plan are incorporated into and are a part of this Plan as if set forth in full herein, and, to the extent not attached hereto, such exhibits shall be filed with the Bankruptcy Court as part of the Plan Supplement. The provisions of this Plan and the Plan Supplement shall be construed in a manner consistent with each other; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of the Plan Supplement that cannot be so reconciled, then solely to the extent of such inconsistency, the provisions of the Plan Supplement shall govern (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). Copies of such exhibits, schedules and the Plan Supplement can be obtained by visiting the Debtors’ Case Information Website or the Bankruptcy Court’s website at www.nysb.uscourts.gov. To the extent any exhibit contradicts the non-exhibit portion of this Plan, unless otherwise ordered by the Bankruptcy Court the non-exhibit portion of this Plan shall control. In the event of an inconsistency between this Plan and the Disclosure Statement, the terms of this Plan shall control. In the event of an inconsistency between the Confirmation Order or the BdoB Stipulation and Order, as applicable, on the one hand, and this Plan, on the other hand, the Confirmation Order or BdoB Stipulation and Order, as applicable, shall control.

ARTICLE IIADMINISTRATIVE CLAIMS, DIP FACILITY CLAIMS, PRIORITY CLAIMS, AND RESTRUCTURING EXPENSES
All Claims and Interests (except DIP Facility Claims, Administrative Expense Claims, Professional Fee Claims, U.S. Trustee Fees, and Priority Tax Claims) are placed in the Classes set forth in Article III. In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Expense Claims, Professional Fee Claims, U.S. Trustee Fees, and Priority Tax Claims have not been classified, and the Holders thereof are not entitled to vote on this Plan.
Section 2.1.DIP Facility Claims
(a)The DIP Facility Claims shall be deemed to be Allowed Claims in the full amount outstanding under the DIP Documents as of the Effective Date (including any unpaid accrued interest and unpaid fees, expenses, and other obligations under the DIP Documents as of the Effective Date). In full satisfaction, settlement, discharge, and release of, and in exchange for, the DIP Facility Claims, each Holder of an Allowed DIP Facility Claim shall, except to the extent such Holder agrees, in its discretion, to different treatment, receive its Pro Rata share of:
(i)Cash in an amount equal to the Adjusted Exit Financing Cash Amount, provided, that, for administrative convenience and in accordance with the Backstop Commitment Agreement and the ERO Procedures, as applicable, each Holder of an Allowed DIP Facility Claim that, in its capacity as an ERO Participant, subscribes and/or purchases any portion of the ERO Shares may elect to have Cash that such Holder would be entitled to receive on account of its Allowed DIP Facility Claim pursuant to this clause (i) be used to satisfy all or a portion of its related subscription and/or purchase obligations on a dollar-for-dollar basis (the “ERO Convenience Election”); and
(ii)the Exit Notes (if any) in an amount equal to the Remaining DIP Facility Claims Amount, which refinancing shall be effectuated by means of a cashless settlement whereby each applicable portion of the outstanding principal amount under the DIP Notes, and any unpaid accrued interest and fees thereon shall be converted on a dollar-for-dollar basis into Exit Notes in accordance with the DIP Documents and the Exit Notes Documents.
(b)Except as otherwise expressly provided in the DIP Documents or the DIP Order, upon the indefeasible payment or satisfaction in full of all Allowed DIP Facility Claims as provided for herein, all commitments and obligations under the DIP Facility shall terminate and all Liens and security interests granted to secure the DIP Facility Claims shall be automatically terminated and of no further force and effect, without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.
Section 2.2.General Administrative Expense Claims
(a)Time for Filing Administrative Expense Claims. The Holder of an Administrative Expense Claim, other than a Holder of an Other Administrative Expense Claim and a Holder of an Administrative Expense Claim that has been Allowed on or before the Effective Date must file with the Bankruptcy Court and serve on the Debtors, the Claims and Solicitation Agent, and the United States Trustee, proof of such Administrative Expense Claim by the Administrative Expense Bar Date. Such Proof of Claim must include, at a minimum: (i) the name of the applicable Debtor that is purported to be liable for the Administrative Expense

Claim and, if the Administrative Expense Claim is asserted against more than one Debtor, the exact amount asserted to be owed by each such Debtor; (ii) the name of the Holder of the Administrative Expense Claim; (iii) the asserted amount of the Administrative Expense Claim; (iv) the basis of the Administrative Expense Claim; and (v) supporting documentation for the Administrative Expense Claim. FAILURE TO FILE AND SERVE SUCH PROOF OF ADMINISTRATIVE EXPENSE CLAIM TIMELY AND PROPERLY SHALL RESULT IN SUCH CLAIM BEING FOREVER BARRED, DISALLOWED, AND DISCHARGED. IF FOR ANY REASON ANY SUCH ADMINISTRATIVE EXPENSE CLAIM IS INCAPABLE OF BEING FOREVER BARRED, DISALLOWED, AND DISCHARGED, THEN THE HOLDER OF SUCH CLAIM SHALL IN NO EVENT HAVE RECOURSE TO ANY PROPERTY TO BE DISTRIBUTED PURSUANT TO THIS PLAN. A notice setting forth the Administrative Expense Bar Date will be (i) filed on the Bankruptcy Court’s docket and served with the notice of the Effective Date and (ii) posted on the Debtors’ Case Information Website. No other notice of the Administrative Expense Bar Date will be provided.
(b)Treatment of Administrative Expense Claims. Except to the extent that a Holder of an Allowed Administrative Expense Claim and the Debtor against which such Claim is asserted agree to different treatment, or as otherwise set forth in an order of the Bankruptcy Court (including pursuant to the procedures specified therein), as applicable, each Holder of an Allowed Administrative Expense Claim (other than a Holder of an Other Administrative Expense Claim, the treatment of which is set forth elsewhere in this Plan) related to the Chapter 11 Cases will receive in full and final satisfaction of its Allowed Administrative Expense Claim an amount of Cash equal to the amount of such Allowed Administrative Expense Claim in accordance with the following: (1) if an Administrative Expense Claim is Allowed as of the Effective Date, on the Effective Date or as soon as reasonably practicable after the Effective Date (or, if not then due, when such Allowed Administrative Expense Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Expense Claim is not Allowed as of the Effective Date, no later than sixty (60) days after the date on which either (i) such Administrative Expense Claim is Allowed pursuant to the Claims Objection Procedures Order or (ii) an order Allowing such Administrative Expense Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Expense Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction or course of business giving rise to such Allowed Administrative Expense Claim without any further action by the Holders of such Allowed Administrative Expense Claim; (4) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court. For the avoidance of doubt, no request for payment of an Administrative Expense Claim need be filed with the Bankruptcy Court with respect to an Administrative Expense Claim previously Allowed.
Section 2.3.Professional Fee Claims
(a)Professional Fee Escrow Account. As soon as reasonably practicable after the Confirmation Date, but in no event later than the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals and for no other Entities until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, Claims or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. Such funds shall not be considered property of the Estates, the Debtors, or the Reorganized Debtors. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from the funds held in the Professional Fee Escrow Account as soon as reasonably practicable after (and no later than ten (10) days after) such Professional Fee Claims are Allowed by an order of the Bankruptcy Court; provided, however, that obligations with respect to Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Fee Escrow Account, and, to the extent the funds in the Professional Fee Escrow Account are insufficient to pay the full Allowed aggregate amount of the Professional Fee Claims, the Reorganized Debtors shall promptly pay any remaining Allowed amounts from their Cash on hand. When all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court, any remaining funds held in the Professional Fee Escrow Account shall promptly be paid to, and constitute property of, the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.
(b)Professional Fee Escrow Amount. To receive payment for unbilled fees and expenses incurred through and including the Effective Date, each Professional shall estimate its accrued and unpaid Professional Fee Claims (whether billed or unbilled) prior to and as of the Effective Date, and shall deliver such good-faith estimates to the Debtors by no later than five (5) Business Days before the anticipated Effective Date; provided, that such estimate shall not be deemed to limit the Allowed Professional Fee Claims of any Professional. If a Professional does not provide such estimate, the Debtors may estimate the unbilled fees and expenses of such Professional for the purposes of calculating the Professional Fees Escrow Amount. The total amount so estimated shall comprise the Professional Fee Escrow Amount.
(c)Final Fee Applications. All final requests for payment of Professional Fee Claims for services rendered during the period from the Petition Date to and including the Effective Date must be filed with the Bankruptcy Court by the date that is forty-five (45) days after the Effective Date, unless the Reorganized Debtors agree otherwise in writing; provided, that, with respect to any professionals who are engaged by the Debtors after the Confirmation Date and who were not previously retained by order of the Bankruptcy Court pursuant to sections 327 through 331, 503(b), or 1103 of the Bankruptcy Code, the Debtors (i) shall not be subject to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code and (ii) may, in the ordinary course of business and without any further notice to, or action, order, or approval of, the Bankruptcy Court, pay, without further approval, the reasonable and documented fees and expenses of such professionals. Such requests shall be filed with the Bankruptcy Court and served as required by the Case Management Order. The objection deadline relating to the final requests shall be 4:00 p.m. (prevailing Eastern Time) on the date that is twenty-one (21) days after the filing of the applicable final fee application. If no objections are timely filed and properly served in accordance with the Case Management Order with respect to a given request, or all timely objections are subsequently resolved, such Professional shall submit to the Bankruptcy Court for consideration a proposed order (which, for the avoidance of doubt, may be submitted together with other Professionals as a proposed omnibus order) approving the Professional Fee Claim as an Allowed Administrative Expense Claim in the amount requested (or otherwise agreed). The Allowed amounts of any Professional Fee Claims subject to unresolved timely objections shall be determined by the Bankruptcy Court at a hearing to be held no sooner than ten (10) days after the applicable objection deadline. Notwithstanding Section 5.3(a) of this Plan, distributions on account of Allowed Professional Fee Claims shall be made as soon as reasonably practicable after such Claims become Allowed. For the avoidance of doubt, this paragraph shall not affect any professional-service Entity that the Debtors are permitted to pay without seeking authority from the Bankruptcy Court in the ordinary course of the Debtors’ business (and in accordance with any relevant prior order of the Bankruptcy Court), which payments may continue notwithstanding entry of the Confirmation Order and the Effective Date.
(d)Post-Effective Date Fees and Expenses. From and after the Effective Date, the Reorganized Debtors may, in the ordinary course of business and without any further notice to, or action, order, or approval of, the Bankruptcy Court, promptly pay in Cash the reasonable legal, professional, or other fees and expenses related to implementation and consummation of this Plan incurred by the Reorganized Debtors on and after the Effective Date, including, for the avoidance of doubt, any such fees and expenses in excess of the funds held in the Professional Fee Escrow Account. On the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code or the Ordinary Course Professionals Order in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay all Professionals in the ordinary course of business without any further notice to, action by, or order or approval of the Bankruptcy Court or any other party.
Section 2.4.U.S. Trustee Fees
On the Effective Date or as soon thereafter as reasonably practicable, the Reorganized Debtors shall pay all U.S. Trustee Fees that are due and payable on the Effective Date. Following the Effective Date, the Reorganized Debtors shall (a) pay the U.S. Trustee Fees as such fees are assessed and come due for each open Chapter 11 Case for each quarter (including any fraction thereof) and (b) file quarterly reports in a form reasonably acceptable to the United States Trustee. Each Debtor shall remain obligated to pay U.S. Trustee Fees to the United States Trustee and to file quarterly reports until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.
Section 2.5.Priority Tax Claims
Except to the extent that (a) a Priority Tax Claim has already been paid during the Chapter 11 Cases or (b) a Holder of an Allowed Priority Tax Claim and the Debtors agree to different treatment, in full and final satisfaction, settlement, discharge, and release of each Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim will receive, at the option of the applicable Reorganized Debtor, in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, either (i) Cash equal to the amount of such Allowed Priority Tax Claim on the Effective Date or (ii) treatment otherwise in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the Reorganized Debtors and the Holder of such Claim, as may be due and payable under applicable non-bankruptcy law, including applicable local tax law, or in the ordinary course of business, subject, where applicable, to compliance with any formal procedures required for enrollment in official tax settlement or refinancing programs. The Reorganized Debtors shall have the right to pay any Allowed Priority Tax Claim or any remaining balance of an Allowed Priority Tax Claim (together with accrued but unpaid interest) in full at any time on or after the Effective Date without premium or penalty. In the event an Allowed Priority Tax Claim is Allowed as a Secured Claim, it shall be classified and treated as an Allowed Other Secured Claim.
Section 2.6.Payment of Restructuring Expenses and Indenture Trustee Expenses
The Restructuring Expenses and Indenture Trustee Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms set forth herein, without any requirement to file a proof of claim, motion or fee application with the Bankruptcy Court or for Bankruptcy Court review or approval; provided, that the foregoing shall be subject to the Debtors’ receipt of an invoice with reasonable detail (including, if requested by the Debtors, itemized time detail) from the applicable Entity entitled to such Restructuring Expenses or Indenture Trustee Expenses, as applicable, in accordance with such Entity’s applicable engagement letter. All Restructuring Expenses and Indenture Trustee Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date, and such estimates shall be delivered to the Debtors at least five (5) Business Days before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses and Indenture Trustee Expenses (it being understood that any difference in (a) estimated Restructuring Expenses and Indenture Trustee Expenses on and including the Effective Date as compared to (b) Restructuring Expenses and Indenture Trustee Expenses actually incurred on and including the Effective Date shall be reconciled following the submission of a final invoice by the relevant Entity within thirty (30) days of the Effective Date). For the avoidance of doubt, the expense reimbursement obligations of the Backstop Commitment Agreement, the RSAs, the Strategics Investment Agreements, and all other Restructuring Transactions shall remain in full force and effect until the payment in full in Cash of all such Restructuring Expenses as provided for in this Plan.
ARTICLE IIICLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
Section 3.1.Classification of Claims and Interests
The Plan groups the Debtors together solely for the purposes of describing treatment hereunder, Confirmation hereof, and making Plan Distributions in accordance herewith in respect of Claims against and Interests in the Debtors under this Plan. Notwithstanding such groupings, this Plan constitutes a separate chapter 11 plan for each Debtor. The Plan is not premised upon, and shall not cause, the substantive consolidation of any of the Debtors. The classification described in this Plan shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets. Except as otherwise provided by or permitted hereunder, all Debtors shall continue to exist as separate legal entities. The votes of each Class shall be tabulated on a Debtor-by-Debtor basis.
Claims and Interests, except for Administrative Expense Claims (including DIP Facility Claims) and Priority Tax Claims, are classified in the Classes set forth in this Article III. A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation and distributions under this Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest is classified in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent any portion of such Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions hereunder only to the extent such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been satisfied, released or otherwise settled prior to the Effective Date.

In no event shall any Holder of an Allowed Claim or Allowed Interest be entitled to receive payments under this Plan that, in the aggregate, exceed the Allowed amount of such Holder’s Claim or Interest.
The following table designates the Classes of Claims against and Interests in the Debtors and specifies which Classes are (a) Impaired or Unimpaired under this Plan, (b) entitled to vote to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code, or (c) presumed to accept or deemed to reject this Plan:

Class	Claims or Interests	Status	Voting Rights
1	Other Secured Claims	Unimpaired or Impaired	Entitled to vote
2	Priority Non-Tax Claims	Unimpaired	Presumed to accept
3	Specified Non-U.S. Claims	Unimpaired	Presumed to accept
4	1L Claims	Impaired	Entitled to vote
5	2L Notes Claims	Impaired	Entitled to vote
6	General Unsecured Claims	Impaired	Entitled to vote
7	Unsecured Convenience Class Claims	Impaired	Entitled to vote
8	Subordinated Claims	Impaired	Deemed to reject
9	Intercompany Claims	Unimpaired or Impaired	Presumed to accept or deemed to reject
10	Intercompany Interests	Unimpaired or Impaired	Presumed to accept or deemed to reject
11	April 2025 Warrants	Impaired	Deemed to reject
12	Existing Azul Interests	Impaired	Deemed to reject

Section 3.2.Treatment of Classes of Claims and Interests
Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, discharge, and release of such Holder’s Allowed Claim or Allowed Interest (except to the extent (1) an Allowed Claim has been paid or otherwise satisfied or (2) a Holder has agreed to receive less favorable treatment than it would otherwise be entitled to), as specified below:
(a)Class 1 — Other Secured Claims
(i)Classification: Class 1 consists of all Other Secured Claims against any of the Debtors.
(ii)Allowance: (x) Pursuant to the AerCap Settlement Order and AerCap Term Sheet, the Other Secured Claims that are Other AerCap Secured Claims are Allowed in an amount set forth in the AerCap Settlement Order and AerCap Term Sheet and (y) pursuant to the BdoB Stipulation and Order, the Other Secured Claims that are 9th and 10th Debentures Claims are Allowed in the amounts set forth in the BdoB Stipulation and Order, and in each case, therefore constitute Allowed Other Secured Claims.
(iii)Treatment: Each Holder of an Allowed Other Secured Claim shall receive, at the option of the Debtors, either of the following:
(A)payment in full in Cash, payable on the later of (A) the Effective Date and (B) the date that is thirty (30) Business Days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as reasonably practicable thereafter;
(B)Reinstatement or such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code;
(C)if such Allowed Other Secured Claim is a 9th and 10th Debentures Claim, such treatment set forth in the BdoB Stipulation and Order; or
(D)any other treatment consistent with the provisions of section 1129 of the Bankruptcy Code, including by providing such Holder with the “indubitable equivalent” of its Allowed Other Secured Claim.
(iv)Impairment and Voting: Class 1 is either Unimpaired or Impaired by this Plan. Each Holder of an Other Secured Claim in Class 1 is entitled to vote to accept or reject this Plan.
(b)Class 2 — Priority Non-Tax Claims
(i)Classification: Class 2 consists of all Priority Non-Tax Claims against any of the Debtors.
(ii)Treatment: Each Holder of an Allowed Priority Non-Tax Claim shall receive, at the option of the Debtors, either of the following:
(A)payment in full in Cash;
(B)Reinstatement or such other treatment rendering its Allowed Priority Non-Tax Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code; or
(C)other treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.
(D)The failure to object to Confirmation by a Holder of an Allowed Priority Non-Tax Claim shall be deemed to be such Holder’s consent to receive treatment for such Claim that is different from that set forth in section 1129(a)(9) of the Bankruptcy Code.
(iii)Impairment and Voting: Class 2 is Unimpaired by this Plan. Each Holder of a Priority Non-Tax Claim in Class 2 is conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject this Plan.
(c)Class 3 — Specified Non-U.S. Claims
(i)Classification: Class 3 consists of all Specified Non-U.S. Claims.
(ii)Treatment: Each Specified Non-U.S. Claim as of the Effective Date shall be Unimpaired and shall survive the Effective Date.3  For the avoidance of doubt, this treatment shall be without prejudice to the rights, claims, and defenses of the Debtors and/or the Reorganized Debtors, as applicable, and the Holders of Specified Non-U.S. Claims under applicable non-bankruptcy law, including Brazilian law.
(iii)Impairment and Voting: Class 3 is Unimpaired under this Plan. Each Holder of a Specified Non-U.S. Claim in Class 3 is conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject this Plan.
(d)Class 4 — 1L Claims
(i)Classification: Class 4 consists of all 1L Claims.
(ii)Allowance: The (x) 1L Claims that are Convertible Debenture Claims shall be deemed Allowed in the aggregate principal amount of $193,108,667.19 plus accrued and unpaid interest and all other applicable fees, costs, expenses, and other amounts4 due under the terms of the Convertible Debenture Indenture as of the Petition Date and (y) 1L Claims that are 1L Notes Claims shall be deemed Allowed in the aggregate principal amount of $1,048,839,283 plus accrued and unpaid interest and all other applicable fees, costs, expenses, and other amounts due under the terms of the 1L Notes Indenture as of the Petition Date.
(iii)Treatment: Each Holder of an Allowed 1L Claim shall receive its Pro Rata share of: (1) 97.0% of the Effective Date New Equity Interests (which New Equity Interests shall be subject to dilution by the ERO Shares, the Backstop Payment Securities, any Additional Investment involving the issuance of New Equity Interests (unless such Additional Investment is effectuated as an increase in the ERO Amount), the GUC Warrants (if exercised), the exercise of any statutory preemptive rights in accordance with the Transaction Steps, the ERO Procedures, and Brazilian law, and the MIP Interests) and (2) the 1L Subscription Rights as provided in the ERO Documents. In no event shall any Holder of a 1L Claim (in its capacity as such) be entitled to any recovery on account of any 1L Deficiency Claim.
3 Pursuant to the Lien Claimants Order, the Debtors received authority to settle and/or satisfy Specified Non-U.S. Claims in the ordinary course of business. To the extent not previously satisfied by the Debtors in accordance with the Lien Claimants Order and as otherwise remains a Claim as of the Effective Date, consistent with the Lien Claimants Order, following the Effective Date, Specified Non-U.S. Claims will continue to be addressed by the Reorganized Debtors in the ordinary course of business. Specified Non-U.S. Claims are Unimpaired hereunder, as the rights of Holders of Specified Non-U.S. Claims, the Debtors, and Reorganized Debtors, in each case, with respect to the Specified Non-U.S. Claims, are unaltered under this Plan.
4 Including amounts (if any) resulting from the foreign exchange adjustments set forth in Section 7.29 of the Convertible Debenture Indenture.

(iv)Impairment and Voting: Class 4 is Impaired by this Plan. Each Holder of an 1L Claim in Class 4 is entitled to vote to accept or reject this Plan.
(e)Class 5 — 2L Notes Claims
(i)Classification: Class 5 consists of all 2L Notes Claims.
(ii)Allowance: The (x) 2L Notes Claims that are 2029 Notes Claims shall be deemed Allowed in the aggregate principal amount of $154,709,893 plus accrued and unpaid interest and all other applicable fees, costs, expenses, and other amounts due under the terms of the 2029 Notes Indenture as of the Petition Date and (y) 2L Notes Claims that are 2030 Notes Claims shall be deemed Allowed in the aggregate principal amount of $355,303,342 plus accrued and unpaid interest and all other applicable fees, costs, expenses, and other amounts due under the terms of the 2030 Notes Indenture as of the Petition Date.
(iii)Treatment: Each Holder of an Allowed 2L Notes Claim shall receive its Pro Rata share of: (1) 3.0% of the Effective Date New Equity Interests (which New Equity Interests shall be subject to dilution by the ERO Shares, the Backstop Payment Securities, any Additional Investment involving the issuance of New Equity Interests (unless such Additional Investment is effectuated as an increase in the ERO Amount), the GUC Warrants (if exercised), the exercise of any statutory preemptive rights in accordance with the Transaction Steps, the ERO Procedures, and Brazilian law, and the MIP Interests) and (2) the 2L Subscription Rights as provided in the ERO Documents. In no event shall any Holder of a 2L Notes Claim (in its capacity as such) be entitled to any recovery on account of any 2L Notes Deficiency Claim.
(iv)Impairment and Voting: Class 5 is Impaired by this Plan. Each Holder of a 2L Notes Claim in Class 5 is entitled to vote to accept or reject this Plan.
(f)Class 6 — General Unsecured Claims
(i)Classification: Class 6 consists of all General Unsecured Claims.
(ii)Treatment: Each Holder of an Allowed General Unsecured Claim shall receive either:
(A)if such Holder has (i) elected to receive its Cash-Out Relative Portion of the Cash-Out Pool, or (ii) is subject to the Cash-Out Default, its Cash-Out Relative Portion of the Cash-Out Pool; or
(B)if such Holder has made the GUC Trust Election, its Trust Relative Portion of the GUC Trust Interests;
(iii)provided, that, for the avoidance of doubt, no Holder of an Allowed General Unsecured Claim shall receive both forms of recovery set forth in the foregoing (A) and (B) on account of such Claim; provided, further, that, for the avoidance of doubt, if a Holder holds multiple Allowed General Unsecured Claims, then the Holder shall be permitted to make the GUC Trust Election separately with respect to each particular

Claim; provided, further, that, pursuant to the AerCap Settlement Order and AerCap Term Sheet, AerCap has waived any rights to receive a distribution with respect to: (i) $284,799,546 of the Allowed AerCap Unsecured Claim against ALAB and (ii) the Allowed AerCap Unsecured Claims in their entirety against Azul on account of any guarantee claims; provided, further, that the Holders of any 1L Deficiency Claims or 2L Notes Deficiency Claims (in their capacity as such) shall not receive any portion of the Cash-Out Pool or GUC Trust Interests, nor any recovery from the GUC Trust or the GUC Trust Assets, on account of such 1L Deficiency Claims and 2L Notes Deficiency Claims, respectively. For the avoidance of doubt, if a Holder of an Allowed General Unsecured Claim does not make a valid GUC Trust Election, such Holder shall be subject to the Cash-Out Default.
(iv)Impairment and Voting: Class 6 is Impaired by this Plan. Each Holder of an Allowed General Unsecured Claim in Class 6 is entitled to vote to accept or reject this Plan.
(g)Class 7 — Unsecured Convenience Class Claims
(i)Classification: Class 7 consists of all Unsecured Convenience Class Claims.
(ii)Treatment: Each Holder of an Allowed Unsecured Convenience Class Claim shall receive a Cash payment in an amount equal to its Pro Rata share of the Unsecured Convenience Class Cash Pool.
(iii)Impairment and Voting: Class 7 is Impaired under this Plan. Each Holder of an Allowed Unsecured Convenience Class Claim in Class 7 is entitled to vote to accept or reject this Plan.
(h)Class 8 — Subordinated Claims
(i)Classification: Class 8 consists of all Subordinated Claims, if any.
(ii)Treatment: All Subordinated Claims, if any, shall be discharged, cancelled, released, and extinguished as of the Effective Date, and the Holders of Subordinated Claims shall not receive any distribution or retain any property on account of such Subordinated Claims.
(iii)Impairment and Voting: Class 8 is Impaired under this Plan. Each Holder of a Subordinated Claim in Class 8 is deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject this Plan.

(i)Class 9 — Intercompany Claims
(i)Classification: Class 9 consists of all Intercompany Claims.
(ii)Treatment: All Allowed Intercompany Claims shall either be, in the discretion of the Debtors, (i) cancelled, released, extinguished, and otherwise eliminated, and Holders of such Intercompany Claims shall not receive any distribution or retain any property on account of such Intercompany Claims or (ii) Reinstated (including, as amended).
(iii)Impairment and Voting: Class 9 is either (i) Unimpaired, in which case the Holders of Allowed Intercompany Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired and receiving no Plan Distributions (and retaining no interest in property), in which case the Holders of such Intercompany Claims are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, no Holder of an Intercompany Claim is entitled to vote to accept or reject this Plan.
(j)Class 10 — Intercompany Interests
(i)Classification: Class 10 consists of all Intercompany Interests.
(ii)Treatment: All Allowed Intercompany Interests shall either be, in the discretion of the Debtors, (i) cancelled, released, extinguished, and otherwise eliminated and Holders of such Intercompany Interests shall not receive any distribution or retain any property on account of such Intercompany Interests or (ii) Reinstated.
(iii)Impairment and Voting: Class 10 is either (i) Unimpaired, in which case the Holders of Allowed Intercompany Interests are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired and receiving no Plan Distributions (and retaining no interest in property), in which case the Holders of such Intercompany Interests are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, no Holder of an Intercompany Interest is entitled to vote to accept or reject this Plan.
(k)Class 11 — April 2025 Warrants
(i)Classification: Class 11 consists of all April 2025 Warrants.
(ii)Treatment: All April 2025 Warrants shall be discharged, cancelled, released, and extinguished as of the Effective Date, and the Holders of April 2025 Warrants shall not receive any distribution or retain any property on account of such April 2025 Warrants.
(iii)Impairment and Voting: Class 11 is Impaired under this Plan. Each Holder of April 2025 Warrants is deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject this Plan.

(l)Class 12 — Existing Azul Interests
(i)Classification: Class 12 consists of all Existing Azul Interests.
(ii)Treatment: Existing Azul Interests shall be Reinstated, subject to dilution by the transactions contemplated by this Plan and the Transaction Steps. The Existing Azul Interests have no value, and retained Existing Azul Interests will have de minimis value, if any, following the implementation of this Plan and the Transaction Steps. Notwithstanding anything to the contrary herein, no Holder of an Existing Azul Interest (in its capacity as such) shall be a Releasing Party, Released Party, or Exculpated Party except as expressly provided herein.
(iii)Impairment and Voting: Class 12 is Impaired under this Plan. Each Holder of an Existing Azul Interest in Class 12 is deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject this Plan.
Section 3.3.Voting Classes; Presumed Acceptance or Rejection by Nonvoting Classes
(a)Voting Classes Under this Plan: Under this Plan, Classes 1,5 4, 5, 6, and 7 (collectively, the “Voting Classes”) are Impaired, and each Holder of a Claim as of the Voting Record Date in such Classes is entitled to vote to accept or reject this Plan, and the votes of such Holders shall be solicited.
(b)Acceptance of this Plan by Impaired Classes of Claims: Pursuant to section 1126(c) of the Bankruptcy Code, and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted this Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class that actually timely voted on this Plan have voted to accept this Plan in compliance with the Disclosure Statement Approval Order.
(c)Presumed Acceptance of this Plan: Under this Plan, (i) Classes 2, and 3 are Unimpaired, (ii) the Holders of Claims in such Classes are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, and (iii) such Holders are not entitled to vote to accept or reject this Plan and the votes of such Holders shall not be solicited.
(d)Presumed Rejection of this Plan: Under this Plan, (i) Classes 8, 11, and 12 are Impaired, (ii) the Holders of Claims or Interests in such Classes are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and shall receive no Plan Distributions on account of their Claims or Interests, and (iii) such Holders are not entitled to vote to accept or reject this Plan and the votes of such Holders shall not be solicited.
(e)Presumed Acceptance or Rejection of this Plan: Under this Plan, Classes 9 and 10 (together with the Classes specified above in Section 3.3(c) and Section 3.3(d), collectively, the “Nonvoting Classes”) are each either (i) Unimpaired, in which case the Holders of such Claims or Interests are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or (ii) Impaired and receiving no Plan Distributions (and retaining no interest in property), in which case the Holders of such Claims or Interests are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. In either (i) or (ii), as
5 Holders of Other Secured Claims may be Impaired under the Plan.

applicable, such Holders are not entitled to vote to accept or reject this Plan and the votes of such Holders shall not be solicited.
(f)Presumed Acceptance by Voting Classes with No Votes: If a Class contains Claims or Interests eligible to vote and no holders of Claims or Interests eligible to vote in such Class vote to accept or reject this Plan in compliance with the Disclosure Statement Approval Order, this Plan shall be presumed accepted by such Class to the fullest extent permitted by law.
Section 3.4.Elimination of Vacant Classes
Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest, or a Claim or Interest temporarily Allowed by the Bankruptcy Court in an amount greater than zero as of the Voting Deadline, shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.
Section 3.5.Special Provision Governing Unimpaired Claims
Except as otherwise specifically provided in this Plan or by Final Order of the Bankruptcy Court, nothing in this Plan shall be deemed to affect, diminish, or impair the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Unimpaired Claim, including legal and equitable defenses to setoffs or recoupment against Unimpaired Claims, and, except as otherwise specifically provided in this Plan or by Final Order of the Bankruptcy Court, nothing herein shall be deemed to constitute a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the Petition Date against or with respect to any Claim that is Unimpaired by this Plan. Except as otherwise specifically provided in this Plan, the Debtors and the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses that the Debtors had immediately prior to the Petition Date as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ and Reorganized Debtors’ legal and equitable rights with respect to any Claim that is Unimpaired by this Plan may be asserted after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.
Section 3.6.Subordination
The Allowance, classification, and treatment of all Claims and Interests and their respective distributions and treatments under this Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising by contract under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. On the Effective Date, any and all subordination rights or obligations that a Holder of a Claim or Interest may have with respect to any Plan Distributions shall be terminated, and all actions related to the enforcement of such subordination rights shall be enjoined permanently. Accordingly, Plan Distributions to Holders of Allowed Claims shall not be subject to turnover or payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights;

provided, that any such subordination rights shall be preserved in the event the Confirmation Order is vacated, the Effective Date does not occur in accordance with the terms hereunder, or this Plan is revoked or withdrawn. Pursuant to section 510 of the Bankruptcy Code, in consultation with the applicable Secured Ad Hoc Group Advisors, the Reorganized Debtors reserve the right to reclassify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.
Section 3.7.Intercompany Interests
To the extent Reinstated under this Plan, distributions on account of Intercompany Interests are not being received by Holders of Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience, for the ultimate benefit of the Holders of the New Equity Interests, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under this Plan to make certain distributions to the Holders of Allowed Claims. For the avoidance of doubt, to the extent Reinstated pursuant to this Plan, on and after the Effective Date, all Intercompany Interests shall be owned by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Interests prior to the Effective Date (subject to the Restructuring Transactions).
Section 3.8.Third-Party Beneficiaries / Derivative Claimants
Any Claims asserted against the Debtors that are not direct obligations of any of the Debtors but are derivative of other Claims asserted against the Debtors shall not receive any recoveries under this Plan and shall be deemed satisfied by virtue of the treatment of the applicable direct obligation of the Debtors.
Section 3.9.Controversy Concerning Impairment
If a controversy arises as to whether any Claims or Interests, or any Class thereof, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.
Section 3.10.Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code
If any Class of Claims is deemed to reject this Plan or is entitled to vote on this Plan and does not vote to accept this Plan, the Debtors may (a) seek confirmation of this Plan under section 1129(b) of the Bankruptcy Code and/or (b) amend or modify this Plan in accordance with the terms hereof and the Bankruptcy Code.
ARTICLE IVIMPLEMENTATION OF THIS PLAN
Section 4.1.Continued Existence and Vesting of Assets
(a)Reorganized Debtors
Except as otherwise provided in this Plan or the Plan Documents, each Debtor shall continue to exist as a respective Reorganized Debtor after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law of the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective bylaws, limited liability company agreement, operating agreement, limited partnership agreement, or other formation documents in effect on the Effective Date, except to the extent such formation documents are amended pursuant to this Plan or the New Corporate Governance Documents, which amendment shall require no further action or approval (other than any requisite filings required under applicable law).
Except as otherwise provided herein (including in the Transaction Steps), on and after the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Estates, wherever located, including all claims, rights, and Causes of Action, shall vest in each respective Reorganized Debtor free and clear of all Claims, Liens, charges, and other encumbrances and interests as set forth in Section 8.3. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property, wherever located, and prosecute, compromise, or settle any Claims (including any Administrative Expense Claims) and Causes of Action without supervision of or approval by the Bankruptcy Court, and free and clear of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, other than restrictions expressly imposed by this Plan, and the Confirmation Order. Such claims and Causes of Action include any of the Debtors’ rights to indemnification from third parties and the Debtors’ rights in respect of any Insurance Policies.
The Plan shall be conclusively deemed to be adequate notice that Liens, Claims, Interests, charges, or other encumbrances are being extinguished. Any Person having a Lien, Claim, Interest, charge, or other encumbrance against any of the property vested in accordance with the foregoing paragraph shall (i) be conclusively deemed to have consented to the transfer, assignment, and vesting of such property to or in the applicable Reorganized Debtor (or, if applicable, any Entities formed pursuant to the Restructuring Transactions) free and clear of all Liens, Claims, Interests, charges, or other encumbrances by failing to object to the confirmation of this Plan and (ii) provide any written consents as required under applicable law to the extent requested by the Debtors or Reorganized Debtors, as applicable.
(b)Transfer of Books and Records; Privilege
On or prior to the Effective Date, all documents, books, and records of the Debtors shall be transferred and assigned to the Reorganized Debtors, and such transfer or assignment shall not result in the destruction or waiver of any attorney-client privilege, work-product protection, joint defense or common interest privilege, or other privilege or protection of immunity (a) held by any or all of the Debtors or their Estates, (b) held by the board of directors (or similar body) or any subcommittee of the board of directors (or similar body) of any of the Debtors, or (c) attaching to any document, communication, or thing (regardless of media); each such privilege shall be transferred to and vest exclusively in the Reorganized Debtors.
On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with the Debtors’ current document retention policy, as it may be altered, amended, modified, or supplemented by the Reorganized Debtors.

Section 4.2.Restructuring Transactions
Prior to, on, or after the Confirmation Date, subject to and consistent with the terms of this Plan, the Debtors and the Reorganized Debtors, as applicable, shall be authorized to enter into such transactions and take such other actions as may be necessary or appropriate to effect the transactions described in, contemplated by, or necessary to effectuate, this Plan and the RSAs, including the formation (and eventual liquidation) of the Creditors’ Entities and the related consolidation of applicable Claims therein, the equitization of 1L Claims and 2L Notes Claims, the merger of ALAB shares by Azul (if any), the conversion of preferred Existing Azul Interests into common Existing Azul Interests (each as described in the Transaction Steps and ERO Procedures in accordance with the ERO Procedures, and, provided, for the avoidance of doubt, that equitization of 1L Claims and 2L Notes Claims shall not occur prior to the entry of the Confirmation Order), conducting the Equity Rights Offering, effectuation and consummation of the Additional Investment (if any), execution of the GUC Warrant Documents and the issuance of the GUC Warrants, execution of the GUC CVR Documents and the issuance or distribution of the GUC CVR, execution of the GUC Trust Agreement and the conveyance of the GUC Trust Assets to the GUC Trust, distribution of the New Equity Interests, obtaining the Exit Debt Facilities, and all other steps necessary or appropriate to effectuate this Plan pursuant to any corporate governance obligations from any of the Debtors, and which transactions may include one or more mergers, consolidations, dispositions, transfers, assignments, contributions, conversions, liquidations, dissolutions, private placements, public offerings, or other transactions, as may be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of the Debtors vesting in one or more surviving, resulting, or acquiring entities, and the other Transaction Steps (collectively, the “Restructuring Transactions”). Subject to the terms of this Plan, in each case in which the surviving, resulting, or acquiring Entity is a successor to a Debtor, such surviving, resulting, or acquiring Entity shall perform the obligations of such Debtor under this Plan, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring Entity, which may provide that another Debtor will perform such obligations.
In effecting the Restructuring Transactions, the Debtors and Reorganized Debtors, as applicable, shall implement the Transaction Steps and be permitted to: (i) execute and deliver any appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, dissolution, or other transaction containing terms consistent with this Plan and that satisfy the requirements of applicable non-bankruptcy law, rule, or regulation; (ii) form new Entities and issue equity interests in such newly formed Entities, execute and deliver appropriate documents in connection therewith containing terms that are consistent with this Plan and that satisfy the requirements of applicable non-bankruptcy law, rule, or regulation; (iii) execute and deliver appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with this Plan and having such other terms to which the applicable Entities may agree and effectuate such transfers, assignments, assumptions, or delegations, including to any new Entities formed in accordance with the Restructuring Transactions; (iv) file appropriate certificates or articles of merger, consolidation, dissolution, or other documents pursuant to applicable non-bankruptcy law, rule, or regulation; and (v) take all other actions that the applicable Entities determine to be necessary or appropriate (including, for the avoidance of doubt, actions to implement this Plan and the transactions contemplated hereby in a tax efficient manner), including any filings or recordings, or withdrawing previously made filings or recordings, as may be required by applicable non-bankruptcy law, rule, or regulation. All of the Debtors’ agents and all other Persons authorized to make filings or recordings on the Debtors’ behalf are directed to cooperate with and to take direction from the Debtors and the Reorganized Debtors, as applicable, with respect to the foregoing. To the extent known, the actions or steps to be taken by the Debtors to implement the Restructuring Transactions will be set forth in the Transaction Steps. The Debtors shall be entitled to transfer funds between and among the Debtors and non-Debtor subsidiaries as the Debtors as deemed necessary or appropriate to enable the payments and Plan Distributions required by this Plan. For purposes of consummating the Plan and the Restructuring Transactions, neither the occurrence of the Effective Date, the Restructuring Transactions, nor any of the other transactions contemplated in this Plan (including the Transactions Steps) shall constitute a change of control under any agreement, contract, or document of the Debtors (in each case, subject to the terms of the Exit Debt Documents).
The Confirmation Order shall and shall be deemed to, pursuant to sections 1123 and 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan, including the Restructuring Transactions.
Section 4.3.Sources of Consideration for Plan Distributions
(a)Cash
The Reorganized Debtors shall fund distributions under this Plan required to be paid in Cash, if any, and provide for the conveyance and funding of the GUC Trust Assets, as applicable: (1) with Cash on hand, including Cash from operations, (2) with Cash received under the DIP Facility and refinanced pursuant to the Exit Notes (if any), (3) with any proceeds (if any) arising from the exercise of statutory preemptive rights within the context of the transactions implemented to carry out the equitization of 1L Claims and 2L Notes Claims (as applicable); (4) with any proceeds from the Equity Rights Offering, (5) from the Cash proceeds from the issuance of Other Exit Financing (if any), and (6) from the Cash proceeds of an Additional Investment (if any).
Notwithstanding anything to the contrary in this Plan or the Confirmation Order, the Debtors shall retain such portion of the aggregate proceeds of the Equity Rights Offering and Other Exit Financing (if any) on their balance sheet, for general corporate purposes, as is necessary to ensure that the Effective Date Unrestricted Cash (after, for the avoidance of doubt, giving pro forma effect to the Restructuring Transactions (including, for the avoidance of doubt, the Equity Rights Offering and the Exit Notes or Other Exit Financing, as applicable)) satisfies the Minimum Cash Amount.
The GUC Trust shall fund any distributions, as contemplated by the Plan and the GUC Trust Agreement, solely from the GUC Trust Net Assets. The proceeds (if any) resulting from the exercise of any statutory preemptive rights in accordance with the Transaction Steps, the ERO Procedures, and Brazilian law shall be distributed to the Holders of Allowed 1L Claims and Allowed 2L Notes Claims, on a 97% and 3% basis, respectively, and on a Pro Rata basis within such foregoing Class recoveries.
(b)Exit Debt Facilities
For the avoidance of doubt, on the Effective Date, the Reorganized Debtors may issue and/or incur either (i) the Exit Notes or (ii) the Other Exit Financing.
(i)Exit Notes
On the Effective Date, the Exit Notes Issuer may issue the Exit Notes in an aggregate principal amount on the terms herein and such other terms set forth in the Exit Notes Documents, which shall be satisfactory to the Supermajority Backstop Commitment Parties in accordance with (and as defined in) the Backstop Commitment Agreement. The initial obligors in respect of the Exit Notes will be the Exit Notes Issuer and the applicable guarantors set forth in the Exit Notes Documents. The Exit Notes shall be secured by a Lien on the terms set forth in the Exit Notes Documents. The Exit Notes, if any, shall refinance applicable DIP Facility Claims in full as set forth in Section 2.1(a)(ii), to the extent such DIP Facility Claims are not satisfied in full in Cash. The Exit Notes Issuer shall pay applicable fees in connection with the Exit Notes as provided in the Exit Notes Documents.
(ii)Other Exit Financing
On the Effective Date, and provided that the Exit Notes are not issued, the Reorganized Debtors may issue or incur, as applicable, the Other Exit Financing (including any Additional Investment (as applicable)) on the terms herein and such other terms set forth in the Other Exit Financing Documents and Additional Investment Documents, as applicable. The initial obligors in respect of the Other Exit Financing and the applicable guarantors will be set forth in the Other Exit Financing Documents. The Other Exit Financing may be secured by a Lien on the terms set forth in the Other Exit Financing Documents. Proceeds of the Other Exit Financing, if any, shall be used to repay and/or satisfy applicable DIP Facility Claims as set forth in Section 2.1(a)(i).
Notwithstanding anything to the contrary herein, the Other Exit Financing and any Additional Investment (as applicable) may be structured as a single tranche or instrument or as multiple tranches or instruments, as loans or as notes, as agreed among the respective parties to the Other Exit Financing Documents and Additional Investment Documents, as applicable.
(iii)Execution of Exit Debt Documents
Except as otherwise noted herein, on the Effective Date, the applicable Reorganized Debtors shall, subject to the consent of the Requisite Backstop Commitment Parties in accordance with the Backstop Commitment Agreement, be authorized to execute, deliver, and enter into the Exit Debt Documents, without further (i) notice to or order of the Bankruptcy Court, (ii) vote, consent, authorization, or approval of any Person or Entity, or (iii) action by any Holder of Claims or Interests.

The entry of the Confirmation Order shall be deemed approval of the Exit Debt Documents (including the transactions contemplated thereby, and all actions taken, to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein and the grant of all guarantees, Liens, and other security interests contemplated thereby) and authorization for the Reorganized Debtors to enter into and execute the Exit Debt Documents and such other documents as the agents and lenders thereunder may reasonably require. The Reorganized Debtors may use the Exit Debt Facilities for any purpose permitted thereunder and hereunder.
The Exit Debt Documents shall constitute legal, valid, binding, and authorized joint and several obligations of the applicable Reorganized Debtors, enforceable in accordance with their respective terms, and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purpose whatsoever under applicable law, this Plan, or the Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The financial accommodations to be extended pursuant to the Exit Debt Documents shall be deemed reasonable and having been extended in good faith and for legitimate business purposes.
On the Effective Date, to the fullest extent permitted by applicable law, all of the Liens to be granted or continued in accordance with the Exit Debt Documents shall (i) be deemed to be approved; (ii) be legal, binding, and enforceable Liens on the property and assets granted under the Exit Debt Documents in accordance with the terms thereof; (iii) be deemed perfected on the Effective Date or, if necessary, after the fulfillment of any legal formality required by Brazilian law, and have the priorities as set forth in the Exit Debt Documents, subject only to such Liens as may be permitted under such documents; and (iv) not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purpose whatsoever and shall not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. For the avoidance of doubt, notwithstanding anything to the contrary contained in Section 8.3 or any other provision in this Plan, the Confirmation Order, or any other document entered into in connection with this Plan, including the Exit Debt Documents and any other documents in connection with the Exit Debt Facilities, the 9th Debenture Trustee, and 10th Debenture Trustee shall retain their respective Liens and security interests (including through any “fiduciary assignment” granted under Brazilian law) in any collateral securing the 9th and 10th Debentures Claims, respectively, which liens shall be senior to any Liens on collateral granted in connection with this Plan, including in connection with the Exit Debt Facilities.
The Reorganized Debtors and the other persons granting or granted any Liens and security interests to secure the obligations under the applicable Exit Debt Documents (and their designees, trustees, and agents) under the Exit Debt Documents are hereby authorized to make all filings and recordings and to obtain all governmental approvals and consents to create (or continue) and perfect such Liens under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of this Plan and the Confirmation Order (it being understood that creation (or continuation) and perfection of the Liens granted under the Exit Debt Documents shall occur automatically (to the fullest extent permitted by applicable law) by virtue of the entry of the Confirmation Order or, if necessary, after the fulfillment of any legal formality required by Brazilian law (subject to the occurrence of the Effective Date), and any such filings, recordings, approvals, and consents shall not be necessary or required), and the Reorganized Debtors and the secured parties (and their designees and agents) under such Exit Debt Documents shall nevertheless cooperate to make all filings and recordings that otherwise would be necessary under applicable law to give effect to such creation (or continuation) and perfection and to give notice of such Liens to third parties, in each case to the extent required under the Exit Debt Documents.
(c)Equity Rights Offering
The Plan provides that the ERO Amount will be raised through the Equity Rights Offering. On the ERO Closing Date, the Debtors shall consummate the Equity Rights Offering, subject to the terms and conditions set forth in the Backstop Commitment Agreement, the other ERO Documents, the Registration and Listing Terms, and this Plan.
Subject to the entry of the Backstop Order and the Confirmation Order, the Backstopped ERO Amount shall be fully backstopped by the Backstop Commitment Parties, and the Backstop Commitment Parties shall be obligated on a several, but not joint and several, basis to subscribe and purchase the Backstop Securities in accordance with and subject to the terms and conditions of the Backstop Commitment Agreement.
Subject to, and in accordance with the Backstop Commitment Agreement and the Backstop Order, as consideration for the Backstop Commitment, on the ERO Closing Date, the Backstop Commitment Parties shall receive (i) the Backstop Payment, which was earned upon execution of the Backstop Commitment Agreement and payable on, and as a condition to, the ERO Closing Date in New Equity Interests, and (ii) the Backstop Extension Fee (if applicable) in New Equity Interests, in each case subject to dilution on account of the MIP Interests. To the extent the Equity Rights Offering does not, for any reason, take place, the Backstop Payment will be payable to the Backstop Commitment Parties in Cash, subject to the terms of the Backstop Commitment Agreement.
For the avoidance of doubt, the ERO Holdback Securities, the Backstop Securities, and the Backstop Payment Securities, as applicable, shall be solely on account of the new money provided through the ERO Holdback and the Backstop Commitments, and not on account of any Holder’s Claims or Interests.
Subject to any and all conditions in the applicable Strategics Investment Agreements, the applicable Strategic Partner shall be obligated to subscribe and purchase the applicable Strategics Investment Securities in accordance with and subject to the terms and conditions of such Strategics Investment Agreements.
Subject to the terms and conditions set forth in the ERO Documents and subject to the reasonable consent of the Requisite Backstop Commitment Parties and the Strategic Partners, a

portion of the ERO may, as required by B3 S.A. – Brasil, Bolsa, Balcão rules, be allocated to non-institutional investors that are not parties to the Backstop Commitment Agreement or to the Strategic Investment Agreements.
(d)Additional Investment
The Debtors may issue, incur, and/or effectuate the Additional Investment (if any) on the terms set forth herein and in the applicable Additional Investment Documents, subject to the consent of the Strategic Partners and the Requisite Backstop Commitment Parties.
The entry of the Confirmation Order shall be deemed approval of the Additional Investment Documents (if any) (including the transactions contemplated thereby, and all actions taken, to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein and the grant of all guarantees, Liens, and other security interests contemplated thereby) and authorization for the Reorganized Debtors to enter into and execute the Additional Investment Documents and such other documents as the relevant parties thereunder may reasonably require. The Reorganized Debtors may use the Additional Investment for any purpose permitted thereunder and hereunder.
The Additional Investment Documents shall constitute legal, valid, binding, and authorized obligations of the applicable Reorganized Debtors, enforceable in accordance with their respective terms, and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purpose whatsoever under applicable law, this Plan, or the Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Additional Investment Documents shall be in form and substance acceptable to the Strategic Partners and the Requisite Backstop Commitment Parties. The financial accommodations to be extended pursuant to the Additional Investment Documents shall be deemed reasonable and having been extended in good faith and for legitimate business purposes.
Section 4.4.GUC Trust
(a)General Terms
On or before the Effective Date, the Debtors and the GUC Trustee shall enter into the GUC Trust Agreement and, on the Effective Date, the GUC Trust Assets shall vest or deem to be vested in the GUC Trust irrevocably and automatically without further action by any Person, free and clear of all Claims, Liens, and Interests, and such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax. Under no circumstance shall the Debtors or the Reorganized Debtors or any other party be required to contribute any additional assets to the GUC Trust other than the GUC Trust Assets. After the Effective Date, neither the Debtors, Reorganized Debtors, nor any other party shall have any interest in the GUC Trust Assets except as expressly set forth herein or in the GUC Trust Agreement. For the avoidance of doubt, the Holders of any 1L Deficiency Claims or 2L Notes Deficiency Claims (in

their capacity as such) shall not be GUC Trust Beneficiaries and shall have no interest in the GUC Trust.
The primary purpose of the GUC Trust shall be the liquidation and distribution of the GUC Trust Net Assets in accordance with Treasury Regulation Section 301.7701-4(d), including the resolution of General Unsecured Claims in accordance with this Plan, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the GUC Trust.
The GUC Trustee shall be the exclusive administrator of the assets of the GUC Trust (including the GUC Trust Assets) for purposes of section 1123(b)(3)(B) of the Bankruptcy Code and Section 6012(b)(4) of the Tax Code with respect to any matters involving Class 6 General Unsecured Claims under the Plan for purposes of carrying out the GUC Trustee’s duties under the GUC Trust Agreement. The GUC Trustee shall act as a fiduciary to the GUC Trust Beneficiaries and shall have sole discretion to manage and seek to monetize the GUC Trust Assets for the benefit of the GUC Trust Beneficiaries in accordance with the terms of the GUC Trust Agreement. Upon the death, resignation, or removal of the GUC Trustee, a successor shall be appointed in accordance with the terms of the GUC Trust Agreement. The GUC Trust Agreement shall provide for the establishment of an oversight board (the “GUC Trust Oversight Board”). The composition, duties, and powers of the GUC Trust Oversight Board shall be set forth in the GUC Trust Agreement.
The GUC Trust shall be governed by the GUC Trust Agreement and administered by the GUC Trustee. The powers, rights, and responsibilities of the GUC Trustee shall be specified in the GUC Trust Agreement and shall include, without limitation, the authority and responsibility to take the actions set forth in this Section 4.4(a). Among other things, the GUC Trustee shall have the sole power and authority to distribute and allocate the GUC Trust Net Assets to the GUC Trust Beneficiaries on account of such beneficiaries’ GUC Trust Interests in accordance with the treatment set forth in the Plan for Class 6. The GUC Trust Agreement may include reasonable and customary provisions that allow for indemnification by the GUC Trust and the GUC Trustee; provided, that, for the avoidance of doubt, any such indemnification shall be by the GUC Trust and the GUC Trustee alone and shall not implicate the Debtors or the Reorganized Debtors in any respect. The GUC Trust may retain and employ professionals, in the GUC Trustee’s sole discretion and without the need for approval of the Bankruptcy Court, to aid the GUC Trust in carrying out its purpose as set forth in this Plan and the GUC Trust Agreement. In the event of a direct conflict between the terms of the Plan and the GUC Trust Agreement, the terms of the GUC Trust Agreement shall govern.
From and after the Effective Date, the GUC Trustee, on behalf of the GUC Trust, shall, in the ordinary course of business and without the need for any approval by the Bankruptcy Court, pay the GUC Trust Fees and Expenses (including, for the avoidance of doubt, any accrued Unsecured Indenture Trustee Expenses) from the GUC Trust Assets. The Debtors, the Reorganized Debtors, and their Affiliates (and anyone acting on their behalf) shall not be responsible for any costs, fees, or expenses of the GUC Trust. The GUC Trustee and the GUC Trust shall be discharged or dissolved, as the case may be, at such time as all distributions required to be made by the GUC Trustee under the Plan have been made or at such other time determined by the GUC Trustee in accordance with the GUC Trust Agreement.
Upon dissolution of the GUC Trust, any remaining GUC Trust Net Assets shall be distributed to the GUC Trust Beneficiaries in accordance with the Plan and the GUC Trust Agreement, as appropriate; provided, however, that if the GUC Trustee reasonably determines that such remaining GUC Trust Net Assets are insufficient to render a further distribution practicable, the GUC Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve the GUC Trust, (ii) donate any balance to a charitable organization (A) described in Section 501(c)(3) of the Tax Code, (B) exempt from U.S. federal income tax under Section 501(a) of the Tax Code, (C) not a “private foundation” as defined in Section 509(a) of the Tax Code, and (D) that is unrelated to the Debtors, the GUC Trust, and any insider of the GUC Trustee, and (iii) dissolve the GUC Trust.
Any and all GUC Trust Interests will not be registered pursuant to the Securities Act or any applicable state or local securities Law pursuant to section 1145 of the Bankruptcy Code, and will be exempt from the Investment Company Act of 1940, as amended, pursuant to sections 7(a) and 7(b) of that Act and section 1145 of the Bankruptcy Code; provided that, subject to the foregoing, the GUC Trust Interests shall be transferable to the fullest extent permitted by law.
Notwithstanding anything to the contrary herein, in no event shall holders of Allowed General Unsecured Claims recover more than the full amount of their Allowed General Unsecured Claims (inclusive of any interest) from the GUC Trust.
(b)GUC Claims Reconciliation
Solely after Effective Date, the GUC Trustee shall have standing to appear before the Bankruptcy Court with respect to matters arising out of or related to reconciliation, Allowance, and settlement of any General Unsecured Claims that remain Disputed, as well as any objections thereto; provided, that the Reorganized Debtors shall consult with the GUC Trustee with respect to the Allowance of any General Unsecured Claims in excess of $2,000,000. For the avoidance of doubt, the Reorganized Debtors will be free to reconcile, Allow, and settle claims at or below $2,000,000 without oversight by or consultation with the GUC Trustee because the costs of such oversight would outweigh the benefits to all Holders of General Unsecured Claims.
(c)Tax Treatment
In furtherance of this section of the Plan, (i) it is intended that the GUC Trust be classified for U.S. federal income tax purposes as a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d) and guidance promulgated in respect thereof, including Revenue Procedure 94-45, 1994-2 C.B. 684, and, thus, as a “grantor trust” within the meaning of sections 671 through 677 of the Tax Code consistent with the terms of the Plan, and accordingly, all assets held by the GUC Trust are intended to be deemed for U.S. federal income tax purposes to have been distributed by the Debtors or the Reorganized Debtors, as applicable, directly to the Holders of Allowed General Unsecured Claims in respect of such Claims, and then contributed by such Holders of Allowed General Unsecured Claims to the GUC Trust in

exchange for their Pro Rata interests in the GUC Trust; (ii) the primary purpose of the GUC Trust shall be the liquidation and distribution of the GUC Trust Net Assets in accordance with Treasury Regulation section 301.7701-4(d), including the resolution of General Unsecured Claims in accordance with this Plan, with no objective to continue or engage in the conduct of a trade or business; (iii) all parties (including, without limitation, the Debtors, the Reorganized Debtors, the Estates, the GUC Trust Beneficiaries, and the GUC Trustee) shall report consistently with such treatment described in provisos (i) and (ii) of this paragraph; (iv) all parties (including, without limitation, the Debtors, the Estates, the GUC Trust Beneficiaries, and the GUC Trustee) shall report consistently with the valuation of the GUC Trust Assets transferred to the GUC Trust as determined in good faith by the GUC Trustee (or its designee) and prepared pursuant to this Plan for all U.S. federal income tax purposes; (v) the “taxable year” of the GUC Trust shall be the “calendar year” as such terms are defined in section 441 of the Tax Code; (vi) the GUC Trustee shall be responsible for filing all applicable tax returns for the GUC Trust and shall file such tax returns treating the GUC Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a), and shall also file (or cause to be filed) any other statements, returns, or disclosures relating to the GUC Trust that are required by any Government Unit for taxing purposes; and (vii) the GUC Trustee shall annually send to each Holder of an interest in the GUC Trust a separate statement regarding such Holder’s share of items of income, gain, loss, deduction or credit (including receipts and expenditures) of the GUC Trust as relevant for U.S. federal income tax purposes.
Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary, the GUC Trustee (i) may elect to treat any GUC Trust Assets allocable to Disputed Claims as a “disputed ownership fund” governed by Treasury Regulations Section 1.468B-9, if applicable, and (ii) to the extent permitted by applicable law, will report consistently for state and local income tax purposes. Accordingly, if a “disputed ownership fund” election is made with respect to any GUC Trust Assets allocable to Disputed Claims, (i) such reserve will be subject to tax annually on a separate entity basis on any net income earned with respect to such portion of the GUC Trust Assets (including any gain recognized upon the disposition of such assets) and (ii) all parties (including, without limitation, the Debtors, the GUC Trust Beneficiaries, and the GUC Trustee) shall report for U.S. federal (and, to the extent applicable state, and local) income tax purposes consistently with the foregoing. The GUC Trustee will be responsible for payment, out of the GUC Trust, of any taxes imposed on the portion of the GUC Trust that is treated as a disputed ownership fund.
Any taxes (including with respect to earned interest, if any) imposed on the GUC Trust, including as a result of an election to be treated as a “disputed ownership fund” shall be paid by the GUC Trustee out of the assets of the GUC Trust (and reductions shall be made to amounts disbursed from the account to account for the need to pay such taxes). The GUC Trustee may request an expedited determination of taxes of the GUC Trust, including any reserve for Disputed Claims, under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the GUC Trust for all taxable periods through the dissolution of the GUC Trust.

The GUC Trust shall continue to have all of the rights and powers granted to the GUC Trust as set forth in this Plan and applicable non-bankruptcy law, and the GUC Trustee shall also have the rights, powers, and obligations set forth in the GUC Trust Agreement.
Section 4.5.GUC Warrants
On or prior to the Effective Date, (i) Reorganized Azul shall issue or cause to be issued the GUC Warrants to the GUC Trust, for the benefit of the GUC Trust Beneficiaries, free and clear of all Liens, Claims, and other Interests, in accordance with the terms of the GUC Warrant Documents, the Plan, and Confirmation Order without further notice to or order of the Bankruptcy Court, act, or action under applicable law, regulation, order, or rule, or vote, consent, authorization, or approval of any Person and (ii) upon exercise of the GUC Warrants, the New Equity Interests shall be issued and distributed free and clear of all Liens, Claims, and other Interests to the applicable holder or holders of the GUC Warrants. The terms of the GUC Warrants shall be as set forth herein and in the GUC Warrant Documents. In the event of an inconsistency between this Plan and the GUC Warrant Documents, the terms and conditions of the GUC Warrant Documents shall govern.
Confirmation of the Plan shall be deemed approval of the GUC Warrant Documents and the GUC Warrants, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, and authorization for the Reorganized Debtors to enter into and execute the GUC Warrant Documents as may be required to effectuate the treatment afforded by the GUC Warrants. Unless otherwise provided in the GUC Warrant Documents, on the Effective Date, the GUC Trust, any Holders of the GUC Warrants, and their respective successors and assigns shall be deemed to be parties to the New Corporate Governance Documents, if and as applicable, without the need for execution by any such party. All GUC Warrants issued pursuant to the Plan, and all New Equity Interests issued upon exercise of the GUC Warrants, shall be duly authorized, validly issued, and non-assessable. The GUC Warrants shall be fully transferable to any Backstop Commitment Party, any initial holder of a GUC Trust Interest, and to any affiliates of the foregoing parties. The GUC Warrants shall also be fully transferable to any other party with the written consent of the Reorganized Debtors, which consent shall not be unreasonably withheld.
Section 4.6.GUC CVR
On the Effective Date, (i) Reorganized Azul and the GUC Trust shall enter into the GUC CVR Agreement and (ii) the GUC Trustee, on behalf of the GUC Trust, shall receive the GUC CVR, free and clear of all Liens, Claims, and other Interests, in accordance with the terms of the GUC CVR Documents, the Plan, and Confirmation Order without further notice to or order of the Bankruptcy Court, act, or action under applicable law, regulation, order, or rule, or vote, consent, authorization, or approval of any Person. The terms of the GUC CVR shall be as set forth herein and in the GUC CVR Documents. In the event of an inconsistency between this Plan and the GUC CVR Documents, the terms and conditions of the GUC CVR Documents shall govern.

Amounts under the GUC CVR shall only be payable to the extent, and on the terms and conditions, set forth in the GUC CVR Documents. For the avoidance of doubt, if the terms and conditions set forth in the GUC CVR Documents are not satisfied, then no payment will be owed to the GUC Trust on account of the GUC CVR.
The GUC CVR shall not include any events of default or covenants except for the obligation to make Cash payments to the GUC Trust, if and as applicable, in accordance with the terms set forth in the GUC CVR Agreement, and such other terms and conditions set forth in the GUC CVR Documents. The GUC CVR shall not provide the GUC Trust any rights to vote on any matter at the Reorganized Debtors or otherwise entitle the GUC Trust (or the GUC Trustee, or any GUC Trust Beneficiary) to any dividends with respect to any equity of Reorganized Azul or any Reorganized Debtor.
The GUC CVR shall be non-certificated and non-transferable (unless and to the extent expressly permitted by the terms of the GUC CVR Agreement). The GUC CVR is structured so as to not be considered a security under applicable securities laws and shall not be subject to registration under securities laws or any other applicable law.
Confirmation of the Plan shall be deemed approval of the GUC CVR Documents and the GUC CVR, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, and authorization for the Reorganized Debtors to enter into and execute the GUC CVR Documents as may be required to effectuate the treatment afforded by the GUC CVR. The GUC CVR shall be duly authorized, validly issued, and non-assessable.
Section 4.7.Cancellation of Loans, Securities, and Agreements
Except for the Existing Azul Interests, Existing Letters of Credit, the Government-Backed Engine Maintenance Credit Agreement, the 9th Debenture Indenture, the 10th Debenture Indenture, Intercompany Claims, and Intercompany Interests, to the extent each is not modified by this Plan, and except as otherwise provided in this Plan or the Confirmation Order, on the Effective Date or such earlier date as set forth in the Transaction Steps: (i) the DIP Documents, 1L Notes Documents, 2L Notes Documents, Convertible Debenture Documents, 12th Debenture Indenture, Lessor/OEM PIK 2030 Notes Documents, Lessor/OEM PIK 2032 Notes Documents, 2026 Notes Documents, Stub 2028 Notes Documents, Stub 2029/2030 Notes Documents, April 2025 Warrants, and any other certificate, security, share, note, purchase right, option, warrant, agreement, or other instrument or document directly or indirectly evidencing or creating any indebtedness or other obligation of, or ownership interest in, a Debtor (except such certificates, securities, shares, notes, purchase rights, options, warrants, or other instruments or documents that are assumed or evidence a Claim or an Interest that is Reinstated or otherwise retained by the holders thereof pursuant to this Plan), including, for the avoidance of doubt, the Bridge Notes Documents and the Superpriority Notes Documents, shall, to the fullest extent permitted by applicable law, be deemed cancelled, released, surrendered, extinguished, and discharged without any need for further action or approval of the Bankruptcy Court or any holder thereof or any other Person or Entity, and the Reorganized Debtors shall not have any continuing obligations thereunder or in any way related thereto; and (ii) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation, or similar documents governing the shares, certificates, notes, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of, or ownership interest in, the Debtors (except such agreements, certificates, notes, or other instruments that are assumed or evidence a Claim or an Interest that is Reinstated pursuant to this Plan or otherwise retained by the holders thereof pursuant to this Plan) shall be deemed satisfied in full, released, and discharged without any need for further action or approval of the Bankruptcy Court or any holder thereof or any other Person or Entity.
Notwithstanding such cancellation and discharge, the DIP Documents, 1L Notes Documents, 2L Notes Documents, Convertible Debenture Documents, Bridge Notes Documents, Superpriority Notes Documents, Lessor/OEM PIK 2030 Notes Documents, Lessor/OEM PIK 2032 Notes Documents, 2026 Notes Documents, Stub 2028 Notes Documents, and Stub 2029/2030 Notes Documents shall continue in effect solely to the extent necessary to allow (i) the holders of Claims thereunder to receive distributions under this Plan; (ii) the Reorganized Debtors and the applicable Agents/Trustees to take other actions pursuant to this Plan on account of such Claims; (iii) holders of such Claims to retain their respective rights and obligations vis-à-vis other holders of Claims pursuant to such documents; (iv) the applicable Agents/Trustees to enforce their rights and claims under such documents against Persons and Entities other than the Debtors or Reorganized Debtors, including any rights to payment of fees, expenses, and indemnification obligations; (v) the applicable Agents/Trustees to enforce any obligations owed to them under the Plan; (vi) the Agents/Trustees to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court relating to the such documents; provided, that nothing in this Section 4.7 shall affect the discharge of Claims pursuant to this Plan. The applicable Agents/Trustees shall take all steps and/or execute and/or deliver all instruments or documents, in each case, reasonably requested by the Debtors or Reorganized Debtors, as applicable, to effect the release of the Liens (if any) granted pursuant to the DIP Documents, 1L Notes Documents, 2L Notes Documents, Convertible Debenture Documents, 12th Debenture Documents, Bridge Notes Documents, Superpriority Notes Documents, Lessor/OEM PIK 2030 Notes Documents, Lessor/OEM PIK 2032 Notes Documents, 2026 Notes Documents, Stub 2028 Notes Documents, and Stub 2029/2030 Notes Documents and/or reflect on the public record the consummation of the payoff, releases, and terminations contemplated thereby.
Except for the foregoing, on the Effective Date, the Agents/Trustees shall be automatically and fully discharged and relieved of all further duties and responsibilities related to such documents; provided, that any provisions of such documents that by their terms survive their termination shall survive in accordance with their terms.
On and after the final distribution on account of the 1L Notes Claims, the Convertible Debenture Claims, and 2L Notes Claims, the 1L Notes Documents, the Convertible Debenture Documents, and the 2L Notes Documents, as applicable, shall be deemed to be null, void, and worthless, and DTC shall take down the relevant positions at the request of the applicable Agent/Trustee (and such Agent/Trustee shall make such request at the request of the Debtors or

Reorganized Debtors, as applicable) without any requirement of indemnification or security on the part of the Agent/Trustee, the Debtors, or the Reorganized Debtors (as applicable).
Any provision in any agreement, other certificate, security, share, note, purchase right, option, warrant, or other instrument or document that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors of their interests as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in this Section 4.7 shall be deemed null and void and shall be of no force and effect.
Upon the payment or other satisfaction of an Allowed Other Secured Claim, the holder of such Allowed Other Secured Claim shall deliver to the Reorganized Debtors any collateral or other property of a Debtor held by such holder, together with any termination statements, instruments of satisfaction, or releases of all security interests that may be reasonably requested by the Reorganized Debtors to terminate any related financing statements, mortgages, mechanics’ or other statutory Liens, lis pendens, or similar interests or documents and take all other steps reasonably requested by the Reorganized Debtors that are necessary to cancel and/or extinguish Liens securing such holder’s Allowed Other Secured Claim.
Section 4.8.Corporate Action
On or before the Effective Date, as applicable, to the fullest extent permitted by applicable law, all actions contemplated under this Plan or the Plan Supplement shall be deemed authorized and approved in all respects, including: (a) adoption or assumption, as applicable, of the agreements with existing management; (b) ratification and/or designation of the New Boards, officers and managers of the Reorganized Debtors; (c) implementation of the Restructuring Transactions (which may be implemented before, on, or after the Effective Date); (d) rejection or assumption, as applicable, of Executory Contracts and Unexpired Leases; (e) the adoption and, if applicable, filing of the New Corporate Governance Documents; (f) the issuance and distribution of the New Equity Interests and the Exit Debt Facilities; (g) Reorganized Azul’s entry into the Registration Rights Agreement(s); (h) the execution of the GUC Warrant Documents and the issuance of the GUC Warrants; (i) the execution of the GUC CVR Documents and the issuance or distribution of the GUC CVR; (j) the execution of the GUC Trust Agreement and the conveyance of the GUC Trust Assets to the GUC Trust; (k) the effectuation of an Additional Investment (if any); and (l) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions contemplated under this Plan (whether to occur before, on or after the Effective Date).
On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, securities and instruments contemplated under this Plan (or necessary or desirable to effect the transactions contemplated under this Plan) in the name of and on behalf of the Reorganized Debtors, and any and all other agreements, documents, securities, or instruments related to the foregoing. The authorizations and approvals contemplated by this Article IV shall be effective and shall be replicated, to the extent required, for any corporate authorization or power of attorney required under Brazilian common or commercial law.

Section 4.9.New Corporate Governance Documents
On the Effective Date, the New Corporate Governance Documents of each of the Reorganized Debtors, to the extent applicable, shall be deemed executed and authorized in all respects (including by the holders of New Equity Interests), and shall be in full force and effect.
On or prior to the Effective Date, the applicable Reorganized Debtors shall, if so required under applicable non-bankruptcy law, file their respective New Corporate Governance Documents with the applicable Secretaries of State and/or other applicable persons in their respective states or jurisdictions of organization in accordance with the laws, rules, and regulations of such jurisdictions. Pursuant to (and only to the extent required by) section 1123(a)(6) of the Bankruptcy Code, the New Corporate Governance Documents shall prohibit the issuance of non-voting equity securities. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Corporate Governance Documents and other constituent documents as permitted by (and subject in all cases to) the laws of their respective states or jurisdictions of organization or formation and their respective New Corporate Governance Documents without further order of the Bankruptcy Court.
On or prior to the Eﬀective Date, Reorganized Azul shall enter into and deliver the Registration Rights Agreement(s) to each Backstop Commitment Party and Strategic Partner, in form and substance consistent with the Registration and Listing Terms, which shall become eﬀective and binding in accordance with its terms and conditions upon the parties thereto without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule, or the vote, consent, authorization, or approval of any Entity.
Section 4.10.Directors and Officers
(a)New Azul Board and New Azul Strategy Committee
On the Effective Date, the number of directors on the New Azul Board and members of the New Azul Strategy Committee shall be set forth in the New Corporate Governance Documents or otherwise set forth in the Plan Supplement, in each case in accordance with the terms of the Governance Term Sheet. Pursuant to section 1129(a)(5) of the Bankruptcy Code, to the extent known, the Debtors shall disclose, in the Plan Supplement, the identity and affiliations of the Persons proposed to serve on the New Azul Board and New Azul Strategy Committee. Commencing on the Effective Date, each of the directors on the New Azul Board and members of the New Azul Strategy Committee shall serve pursuant to the terms applicable New Corporate Governance Documents and may be replaced or removed in accordance therewith.
Unless reappointed pursuant to the preceding paragraph, the members of the boards of directors of Azul prior to the Effective Date shall have no continuing obligations to the Company in their capacities as such on or after the Effective Date, and each such member shall be deemed to have resigned or shall otherwise ceased to be a director of Azul on the Effective Date.

(b)Officers of Reorganized Debtors
Except as otherwise provided in the Schedule of Directors and Officers, the officers of the Debtors immediately before the Effective Date shall serve as the initial officers of the respective Reorganized Debtors on and after the Effective Date. After the Effective Date, the selection of officers of the Reorganized Debtors shall be in accordance with the New Corporate Governance Documents.
(c)New Subsidiary Boards
On the Effective Date, the applicable New Subsidiary Boards shall be appointed in accordance with the applicable New Corporate Governance Documents.
Except to the extent that a member of a Debtor’s board of directors or managers, as applicable, continues to serve as a director or manager of the corresponding Reorganized Debtor after the Effective Date, such Persons shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date in their capacities as such, and each such director or manager shall be deemed to have resigned or shall otherwise cease to be a director or manager of the applicable Debtor on the Effective Date. Commencing on the Effective Date, each of the directors or managers, as applicable, of the Reorganized Debtors shall serve pursuant to the terms of the applicable New Corporate Governance Documents and may be replaced or removed in accordance with such documents.
Section 4.11.Effectuating Documents; Further Transactions
On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors and managers thereof, are authorized to and shall issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of this Plan, the Transaction Steps, the Equity Rights Offering, the Exit Debt Facilities, the New Corporate Governance Documents, and the securities issued pursuant to this Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under this Plan, it being understood that all such actions contemplated hereby shall be consistent in all respects with this Plan.
Section 4.12.Management Incentive Plan
On or, as promptly as reasonably practicable, following the Effective Date, the New Azul Strategy Committee shall adopt the Management Incentive Plan, which will provide for the grants of equity and equity-based awards, including the MIP Interests, to employees, directors, consultants, and other service providers of the Reorganized Debtor(s). The terms and conditions, including with respect to participants, allocation, timing, and the form and structure of the equity or equity-based awards, shall be determined at the discretion of the New Azul Strategy Committee after the Effective Date, subject to the provisions of this Plan.

Section 4.13.Structural Simplification
At any time after the Confirmation Date and as a condition to Effective Date, the Debtors or the Reorganized Debtors, as applicable, subject to the consent of the Secured Ad Hoc Group and the Strategic Partners, shall take any action reasonably designed to simplify the corporate structure of the Debtors or the Reorganized Debtors, as applicable, without the need for (a) a further order of the Bankruptcy Court, (b) any other or further actions to be taken by or on behalf of the Debtors or the Reorganized Debtors, as applicable, or (c) any payments to be made in connection therewith. Such action may include causing any Debtor or any Reorganized Debtor, as applicable, to merge with and into any other Debtor or Reorganized Debtor, as applicable, or causing any Debtor or any Reorganized Debtor, as applicable, to liquidate or dissolve. Each of the Debtors or the Reorganized Debtors, as applicable, may execute and file documents, and take all other actions as each deems appropriate, relating to the allowance of and to effect the prompt corporate restructuring of the Debtors or the Reorganized Debtors, as applicable, as provided herein without the payment of any fee, tax, or charge and without the need for the filing of reports or certificates.
Moreover, on and after the first day following the date of any such action, the applicable Debtor(s) or Reorganized Debtor(s) (a) shall be deemed to have withdrawn business operations from any jurisdiction in which they were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum, or take any other action in order to effectuate such withdrawal and (b) shall not be liable in any manner to any taxing or other authority for franchise, business, license, or similar taxes accruing on or after the date of any such action.
Section 4.14.Closing of Chapter 11 Cases
The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.
Section 4.15.Challenges
Effective upon entry of the Confirmation Order, all Challenges (as defined in the Final DIP Order) shall be deemed withdrawn, settled, overruled, or otherwise resolved.
Section 4.16.Administrative Consolidation for Distribution Purposes Only
On the Effective Date, and solely for administrative purposes to facilitate distributions from the GUC Trust: (1) all General Unsecured Claims against each of the Debtors shall be deemed merged or treated as liabilities of the GUC Trust to the extent Allowed; (2) all General Unsecured Claim guaranties by a Debtor of the obligations of any other Debtor shall be deemed eliminated and extinguished so that any General Unsecured Claim against any Debtor and any guarantee thereof executed by any Debtor and any joint or several General Unsecured Claim against any of the Debtors shall be deemed to be one obligation of the GUC Trust; (3) each and every General Unsecured Claim filed in any of the Chapter 11 Cases shall be treated as filed against the consolidated Debtors and shall be treated as one General Unsecured Claim against and obligation of the GUC Trust. For the avoidance of doubt, for purposes of determining the availability of the right of setoff under section 553 of the Bankruptcy Code, the Debtors shall be treated as separate entities so that, subject to the other provisions of section 553 of the Bankruptcy Code, debts due to any of the Debtors may not be set off against the liabilities of any of the other Debtors. Such administrative consolidation is solely for the purpose of facilitating distributions to holders of General Unsecured Claims under this Plan and shall not affect the legal and corporate structures of the Reorganized Debtors. Moreover, such administrative consolidation shall not affect any subordination provisions set forth in any agreement relating to any General Unsecured Claim.
ARTICLE VPROVISIONS GOVERNING DISTRIBUTIONS
Section 5.1.Distribution Agent
Except as otherwise provided in this Plan, the Distribution Agent shall make all distributions required under this Plan, except with respect to a Holder of a Claim or Interest whose distribution is governed by an agreement and is administered by a Servicer, which distributions shall be deposited with the appropriate Servicer for distribution to the Holders of Claims or Interests in accordance with the provisions of this Plan and the terms of the governing agreement. Plan Distributions on account of such Claims or Interests shall be deemed complete upon delivery to the appropriate Servicer; provided, however, that if any such Servicer is unable to make such distributions, the Distribution Agent, with the cooperation of such Servicer, shall make such distributions to the extent reasonably practicable to do so. The DIP Trustee will be considered the Servicer for DIP Facility Claims.
The Reorganized Debtors shall be authorized, without further Bankruptcy Court approval, to reimburse any Servicer for their reasonable and customary servicing fees and expenses incurred in providing post-petition services directly related to Plan Distributions. These reimbursements will be made on terms agreed to with the Reorganized Debtors and will not be deducted from distributions to be made pursuant to this Plan to Holders of Allowed Claims or Interests, as applicable, receiving Plan Distributions from a Servicer. If a Distribution Agent is an independent third party designated to serve in such capacity, the Reorganized Debtors shall be permitted to provide to such Distribution Agent, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to this Plan and reimbursement of reasonable, actual, and documented out-of-pocket expenses incurred in providing post-Confirmation services directly related to Plan Distributions.
Section 5.2.Rights and Powers of Distribution Agent
Without further order of the Bankruptcy Court, the Distribution Agent or the GUC Trustee, acting on behalf of the GUC Trust, as applicable, shall be empowered to (a) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under this Plan, (b) make all distributions contemplated by this Plan, (c) employ professionals and incur reasonable fees and expenses to represent it with respect to its responsibilities (including in respect of tax obligations paid or payable by the Distribution Agent or GUC Trustee, as applicable), and (d) exercise such other powers as may be vested in the

Distribution Agent by order of the Bankruptcy Court, pursuant to this Plan or as deemed by the Distribution Agent or GUC Trustee, as applicable, to be necessary and proper to implement the provisions of this Plan.
The Distribution Agent shall only be required to act and make Plan Distributions in accordance with the terms of this Plan, and shall have no liability for actions taken in accordance with this Plan or in reliance upon information provided to it in accordance with this Plan or obligation or liability for Plan Distributions under this Plan to any party who does not hold an Allowed Claim or an Allowed Interest at the time of such distribution or who does not otherwise comply with the terms of this Plan; provided, however, that the foregoing shall not affect the liability that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct, gross negligence, intentional fraud or criminal conduct of any such Person. The Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.
Section 5.3.Timing, Calculation, and Delivery of Plan Distributions
(a)Timing and Calculation of Amounts to Be Distributed
Unless otherwise provided in this Plan or paid pursuant to a Final Order, and subject to any reserves or holdbacks established pursuant to this Plan, and taking into account the matters discussed in Article III and Section 5.4 of this Plan, on the appropriate Distribution Date or as soon as practicable thereafter, Holders of Allowed Claims and Allowed Interests shall receive the distributions provided for Allowed Claims and Allowed Interests in the applicable Classes as of such date. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day or as soon as reasonably practicable thereafter. Specifically with respect to Holders of Allowed General Unsecured Claims who make the GUC Trust Election (but, for the avoidance of doubt, excluding the Holders of any 1L Deficiency Claims or 2L Notes Deficiency Claims (in their capacity as such)), each such Holder shall receive, upon completion of the Claims reconciliation process, its Pro Rata share of the GUC Trust Interests in accordance with Section 3.2(f)(ii) and the GUC Trust Agreement. For the avoidance of doubt, any other distributions on account of General Unsecured Claims (other than General Unsecured Claims that are subject to the Cash-Out Default) shall be governed by the GUC Trust Agreement, and shall be made solely from the GUC Trust Assets.
If and to the extent there are Disputed Claims or Disputed Interests as of the Effective Date, distributions on account of such Disputed Claims or Disputed Interests (which will only be made if and when they become Allowed Claims or Allowed Interests, as applicable) shall be made pursuant to the provisions set forth in this Plan on or as soon as reasonably practicable after the next Distribution Date that is at least twenty (20) days after the Allowance of each such Claim or Interest; provided, however, that distributions on account of the Claims set forth in Article II of this Plan shall be made as set forth therein and Professional Fee Claims shall be made as soon as reasonably practicable after their Allowance. Because of the size and complexities of the Chapter 11 Cases, the Debtors at the present time cannot accurately predict the timing of the Final Distribution Date.
For all purposes associated with Plan Distributions, all guarantees by any Debtor of the obligations of any other Debtor, as well as any joint and several liability of any Debtor with respect to any other Debtor, shall be deemed eliminated so that any obligation that could otherwise be asserted against more than one Debtor or could be asserted more than once against a single Debtor shall result in a single Plan Distribution. For the avoidance of doubt, Claims held by a single Entity at different Debtors that are not based on guarantees or joint and several liability shall be entitled to the applicable distribution for such Claim at each applicable Debtor. Any such Claims shall be released and discharged pursuant to Article VII and shall be subject to all potential objections, defenses, and counterclaims, and to estimation pursuant to section 502(c) of the Bankruptcy Code.
(b)De Minimis Distributions
Holders of Allowed Claims or Allowed Interests entitled to distributions of $50 or less shall not receive Plan Distributions, and each Claim or Interest to which this limitation applies shall be discharged pursuant to Article VII of this Plan, and its Holder shall be forever barred pursuant to Article VII of this Plan from asserting that Claim or Interest against the Reorganized Debtors or their property. Cash that otherwise would be payable under this Plan to Holders of Allowed Claims or Interests but for this Section 5.3(b) of this Plan shall be available for distributions to Holders of other Allowed Claims or Interests.
(c)Delivery of Plan Distributions – Allowed Claims
Except as otherwise provided in this Plan, Plan Distributions to claims other than with respect to Securities held through DTC and Clearinghouses shall only be made to the record holders of such Allowed Claims or Allowed Interests as of the Distribution Record Date; provided, however, that the Distribution Record Date shall not apply (i) to Securities held through DTC, clearing houses, and other financial market infrastructure companies (“Clearinghouses”) for which a Plan Distribution is made in exchange for such Securities, and (ii) to any securities of the Debtors for which the Plan Distribution is to be made in exchange for such securities.
On the Distribution Record Date, at the close of business for the relevant register, all registers maintained by the Debtors, Distribution Agent, mortgagees, other Servicers, and each of the foregoing’s respective agents, successors, and assigns shall be deemed closed for purposes of determining whether a Holder of such a Claim or Interest is a record holder entitled to Plan Distributions. The Debtors, Reorganized Debtors, Distribution Agent, mortgagees, other Servicers, and all of their respective agents, successors, and assigns shall have no obligation to recognize, for purposes of distributions pursuant to or in any way arising from this Plan (or for any other purpose), any transfer of any Claims or Interests that are transferred after the Distribution Record Date. Instead, they shall be entitled to recognize only those record holders set forth in the registers as of the Distribution Record Date, irrespective of the number of Plan Distributions or the date of such Plan Distributions. Furthermore, if a Claim or Interest other than one based on a publicly traded equity security, note, bond, or debenture (as set forth in Bankruptcy Rule 3001(e)) is transferred twenty (20) or fewer days before the Distribution Record Date, the Distribution Agent shall make Plan Distributions to the transferee only if the transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor. Notwithstanding anything in this Plan to the contrary, in connection with any Plan Distribution to be effected through the facilities of DTC or Clearinghouses (whether by means of book-entry exchange, free delivery, or otherwise), the Debtors or the Reorganized Debtors, as applicable, shall be entitled to recognize and deal for all purposes under the Plan with Holders of Claims or Interests in each Class to the extent consistent with the customary practices of DTC and Clearinghouses used in connection with such Plan Distributions.
With respect to a Plan Distribution to be made with Cash, if any dispute arises as to the identity of a Holder of an Allowed Claim or Allowed Interest that is entitled to receive a Plan Distribution, the Distribution Agent or the Servicer, as applicable, may, in lieu of making such Plan Distribution to such person, make the Plan Distribution into an escrow account until the disposition thereof is determined by Final Order or by written agreement among the interested parties to such dispute.
Subject to Bankruptcy Rule 9010, a Plan Distribution to a Holder of an Allowed Claim may be made by the Distribution Agent, in its sole discretion: (i) to the address set forth on the first page of the Proof of Claim filed by such Holder (or at the last known addresses of such Holder if no Proof of Claim is filed or if the Debtors have been notified in writing of a change of address), (ii) to the address set forth in any written notice of an address change delivered to the Distribution Agent after the date of any related Proof of Claim, (iii) to the address set forth on the Schedules filed with the Bankruptcy Court, if no Proof of Claim has been filed and the Distribution Agent has not received a written notice of an address change, (iv) in the case of a Holder whose Claim is governed by an agreement and administered by a Servicer, to the address contained in the official records of such Servicer, or (v) at the address of any counsel that has appeared in the Chapter 11 Cases on such holder’s behalf.
Notwithstanding the foregoing, this Section 5.3 shall not apply to any Claims Reinstated pursuant to the terms of this Plan.
(i)Delivery of Distributions on DIP Facility Claims, 1L Claims, and 2L Notes Claims
Except as otherwise reasonably requested by the applicable Agent/Trustee, all distributions to holders of DIP Facility Claims, 1L Claims, and 2L Notes Claims shall be deemed completed when made to the applicable Agent/Trustee. The applicable Agent/Trustee shall hold or direct such distributions for the benefit of the holders of DIP Facility Claims, 1L Claims and 2L Notes Claims, respectively. As soon as practicable in accordance with the requirements set forth in this Article V, the applicable Agent/Trustee shall arrange to deliver such distributions to or on behalf of its respective holders, subject to the applicable Agent’s/Trustee’s respective charging lien. If the applicable Agent/Trustee is unable to make, or consents to the Debtors or the Reorganized Debtors, as applicable, making such distributions, the Debtors or the

Reorganized Debtors, as applicable, with the applicable Agent’s/Trustee’s cooperation, shall make such distributions to the extent practicable to do so; provided, that, until such distributions are made, the applicable Agent’s/Trustee’s charging lien shall attach to the property to be distributed in the same manner as if such distributions were made through the applicable Agent/Trustee. The applicable Agent/Trustee shall have no duties or responsibility relating to any form of distribution that is not DTC eligible, and the Debtors or the Reorganized Debtors, as applicable, shall seek the cooperation of DTC so that any distribution on account of an DIP Facility Claim, 1L Claim or 2L Note Claim that is held in the name of, or by a nominee of, DTC shall be made through the facilities of DTC on the Effective Date or as soon as practicable thereafter.
Section 5.4.Manner of Payment under Plan
(a)At the option of the Debtors, any Cash payment to be made hereunder may be made by check, wire transfer, or any other customary payment method. In the case of non-U.S. Creditors, Cash payments may be made in such funds and by such means as are necessary or customary in the applicable jurisdiction.
(b)The Distribution Agent shall make distributions of New Equity Interests, Cash, or other property as required under this Plan on behalf of the applicable Reorganized Debtor. Where the applicable Reorganized Debtor is a subsidiary of Reorganized Azul, Reorganized Azul shall be deemed to have made a direct or indirect capital contribution to the applicable Reorganized Debtor of an amount of New Equity Interests or Cash to be distributed to the Creditors of such Debtor, but only at such time as, and to the extent that, the amounts are actually distributed to Holders of Allowed Claims or Allowed Interests. Any distributions of New Equity Interests or Cash that revert to Reorganized Azul or are otherwise canceled (such as to the extent any distributions have not been claimed within one year or are forfeited pursuant to Section 5.9) shall revest solely in Reorganized Azul, and no other Reorganized Debtor shall have (nor shall it be considered to ever have had) any ownership interest in such amounts.
Section 5.5.Allocation of Plan Distributions between Principal and Interest
To the extent that any Allowed Claim entitled to a distribution under this Plan is based upon any obligation or instrument that is treated for U.S. federal income tax purposes as indebtedness of any Debtor and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for U.S. federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.
Section 5.6.No Post-petition or Default Interest on Claims
Unless otherwise specifically provided for in the DIP Order, this Plan, or the Confirmation Order or another Final Order of the Bankruptcy Court, or required by the Bankruptcy Code, no Holder of a Claim shall be entitled to (a) interest accruing on or after the Petition Date on any such Claim, or interest at the contract default rate, as applicable, or (b) penalties on any Claim. Any such interest or penalty component of any such Claims, if Allowed, shall be paid only in accordance with section 726(b) of the Bankruptcy Code.

Section 5.7.Fractional New Equity Interests
Notwithstanding any other provision in this Plan to the contrary, no fractional shares of New Equity Interests shall be issued or distributed under this Plan. Whenever any Plan Distribution of a fraction of a New Equity Interest would otherwise be required hereunder, the actual Plan Distribution on the applicable Distribution Date will be rounded to the next higher or lower whole number as follows: (i) fractions less than one-half (½) shall be rounded to the next lower whole number and (ii) fractions equal to or greater than one-half (½) shall be rounded to the next higher whole number. If two or more Holders are entitled to equal fractional entitlements and the number of Holders so entitled exceeds the number of whole shares, as the case may be, which remain to be allocated, the Debtors shall allocate the remaining whole shares to such Holders by random lot or such other impartial method as the Debtors deem fair, in the Debtors’ sole discretion. No consideration will be provided in lieu of fractional shares that are rounded down. Upon the allocation of all of the whole New Equity Interests authorized under this Plan, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect.
Section 5.8.Fractional Dollars
Notwithstanding any other provision of this Plan, Plan Distributions or payments pursuant to this Plan need not be made in fractions of dollars. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction down to the nearest whole dollar.
Section 5.9.Undeliverable Plan Distributions and Unclaimed Property
If any Plan Distribution is returned as undeliverable or is otherwise unclaimed, no further distributions to the applicable Holder of an Allowed Claim or Allowed Interest shall be made unless and until the Distribution Agent or appropriate Servicer is notified in writing of such Holder’s then-current address, at which time the undelivered Plan Distribution shall be made to such Holder without interest or dividends. Undeliverable Plan Distributions shall be returned to the Reorganized Debtors until such Plan Distributions are claimed. Any Holder of an Allowed Claim or Allowed Interest that does not claim an undeliverable or unclaimed Plan Distribution within one hundred eighty (180) days after the date such Plan Distribution was returned undeliverable shall be deemed to have forfeited its Claim or Interest for such undeliverable or unclaimed Plan Distribution and shall be forever barred and enjoined from asserting any such Claim or Interest for an undeliverable or unclaimed Plan Distribution against the Debtors, the Reorganized Debtors, the Distribution Agent, and each of the foregoing’s respective agents, attorneys, representatives, employees or independent contractors, and/or any of its or their property. Such undeliverable or unclaimed Plan Distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code. Nothing contained in this Plan shall require the Reorganized Debtors or the Distribution Agent to attempt to locate any Holder of an Allowed Claim or Allowed Interest. For the avoidance of doubt, treatment of undeliverable distributions on account of General Unsecured Claims shall be governed by the GUC Trust Agreement.

All title to and all beneficial interests in the Cash relating to such undeliverable or unclaimed Plan Distribution, including any dividends or interest attributable thereto, shall automatically revert to the Reorganized Debtors. The reversion of such Cash shall be without need for a further order by the Bankruptcy Court and shall be free of any restrictions thereon notwithstanding any federal or state escheat laws to the contrary.
Any Plan Distribution of New Equity Interests under this Plan on account of an Allowed Claim or Allowed Interest relating to such undeliverable or unclaimed Plan Distribution shall be deemed forfeited and such New Equity Interests shall be canceled notwithstanding any state, federal, foreign or other escheat or similar laws to the contrary without need for a further order by the Bankruptcy Court, and the entitlement by the Holder of such unclaimed Allowed Claim to such Plan Distribution or any subsequent Plan Distribution on account of such Allowed Claim shall be extinguished and forever barred.
Section 5.10.Claims Paid or Payable by Third Parties
(a)Claims Paid by Third Parties
The Debtors or the Reorganized Debtors, as applicable, shall reduce a Claim, and such Claim shall be Disallowed (or, partially Disallowed, to the extent such non-Debtor’s payment does not fully satisfy the Claim) without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment on account of such Claim from a party that is not a Debtor or Reorganized Debtor.
To the extent a Holder of a Claim receives a distribution on account of a Claim and also receives payment (before or after the Effective Date) from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay, and/or return the distribution to the Debtors or Reorganized Debtors (as applicable), to the extent such Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of the Claim as of the date of any such distribution under this Plan.
The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the Reorganized Debtors annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14)-day grace period specified above until the amount is repaid.
(b)Claims Payable by Third Parties
To the extent that one or more of the Debtors’ Insurers satisfies any Claim in full or in part (if and to the extent adjudicated by a court of competent jurisdiction or otherwise settled consistent with the applicable Insurance Policies), then immediately upon such satisfaction, such Claim may be expunged (to the extent of any such satisfaction) on the Claims Register without a claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court or the Holder of such Claim, as applicable. Nothing contained herein shall constitute or be deemed a waiver of any Cause of Action that a Debtor or any Entity may hold against any other non-Debtor Entity (including Insurers) under any Insurance Policy, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any defenses, including coverage defenses, held by such Insurers under any such Insurance Policy.
Section 5.11.Setoffs and Recoupments
The Debtors and Reorganized Debtors may, but shall not be required to, set off or recoup against any Claim and any distribution to be made on account of such Claim, any and all claims, rights and Causes of Action of any nature whatsoever (to the extent permitted by applicable law) that the Debtors may have against the Holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver, abandonment or release by the Debtors or the Reorganized Debtors of any such claims, rights, and Causes of Action that the Debtors or the Reorganized Debtors may have against the Holder of such Claim.
Section 5.12.Compliance Matters
(a)Withholding Rights
In connection with this Plan, to the extent applicable, the Reorganized Debtors, the Distribution Agent and the GUC Trustee shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit or applicable law, and all Allowed Claims and Plan Distributions, payments and distributions by the GUC Trust to the GUC Trust Beneficiaries, and any amounts received by, collections of, or earnings of the GUC Trust and any proceeds from the GUC Trust Assets shall be subject to such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, the Reorganized Debtors, the Distribution Agent and the GUC Trustee shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. All Holders of Claims or Interests shall be required to provide an IRS Form W-9 or an appropriate IRS Form W-8 and any other IRS Form and any other information necessary to allow the Reorganized Debtors, Distribution Agent and the GUC Trustee to comply with all withholding, payment, and reporting requirements with respect to such taxes. The Reorganized Debtors, the Distribution Agent and the GUC Trustee reserve the right to withhold the full amount required by law on any distribution on account of any Holder of an Allowed Claim or an Allowed Interest that fails to timely provide to the Reorganized Debtors and the Distribution Agent the required information. The Reorganized Debtors, any Distribution Agent, and the GUC Trustee each reserve the right to allocate and distribute all Plan Distributions in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens, and encumbrances. For the avoidance of doubt, any amounts deducted, withheld, or reallocated pursuant to this Section 5.12 shall be treated as if distributed to the Holder of the Allowed Claim or Allowed Interest.

Any person entitled to receive any property as an issuance or distribution under this Plan shall, upon request, deliver to the applicable Distribution Agent an appropriate IRS Form W-9 or (if the payee is a foreign Person) IRS Form W-8.
(b)Obligation
Notwithstanding the above, each Holder of an Allowed Claim or Allowed Interest that is to receive a Plan Distribution shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding and other tax obligations, on account of such Plan Distribution.
(c)Antitrust
The Debtors, Reorganized Debtors, and the Distribution Agent are authorized to take all actions necessary or appropriate to ensure that any distribution under this Plan complies with, and would not violate, any relevant and applicable antitrust laws. In order to comply with applicable law, the Debtors, the Reorganized Debtors, and the Distribution Agent may, prior to making any distribution of New Equity Interests under this Plan or the Equity Rights Offering to any Holder of Allowed Claims or Interests, require that such Holder provide the Debtors, Reorganized Debtors, or Distribution Agent, as applicable, with additional disclosures reasonably necessary for the Debtors or Reorganized Debtors, as applicable, to comply with applicable law. Failure to provide any such requested information may result in the holdback of any distribution pending receipt of such information. To the extent that failure to disclose any required information, including failure to make any required representation as set forth in the Transaction Steps, results in violation of any applicable law, such Holder may have their distribution forfeited or, if the claimant has already received a distribution, be held directly liable for violation of such laws as well as be held liable for any damages incurred by the Reorganized Debtors, including any fines and/or penalties imposed on the Reorganized Debtors.
ARTICLE VIDISPUTED CLAIMS OR INTERESTS
This Article VI shall not apply to DIP Facility Claims, Other AerCap Secured Claims, Allowed AerCap Unsecured Claims, 1L Claims, 2L Notes Claims, and 9th and 10th Debentures Claims, which Claims were previously Allowed by Final Order of the Bankruptcy Court and/or shall be Allowed in accordance with this Plan and are not subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, crossclaims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any Entity. This Article VI shall also not apply to Professional Fee Claims, objections to which shall be governed by the provisions of this Plan, the Bankruptcy Rules, the Local Rules, and/or an order of the Bankruptcy Court.
Section 6.1.Objections to Claims or Interests
(a)After the Effective Date, except as otherwise provided in this Plan, and subject to the rights of the GUC Trustee set forth in Section 4.4 of this Plan, objections to Claims or Interests may be interposed and prosecuted only by the Reorganized Debtors or the GUC Trustee; provided, however, that the Reorganized Debtors or the GUC Trustee shall not be entitled to object to any Claim or Interest that has been expressly Allowed by Final Order or under this Plan. Except as otherwise provided in Article II of this Plan with respect to Administrative Expense Claims, any objections to Claims or Interests shall be served on the respective Holders of such Claims or Interests and filed with the Bankruptcy Court (a) on or before one-hundred eighty (180) days following the later of (i) the Effective Date and (ii) the date that a Proof of Claim is filed or amended or a Claim or Interest is otherwise asserted or amended in writing by or on behalf of a Holder of such Claim or Interest or (b) on such later date as may be fixed by the Bankruptcy Court (which, for the avoidance of doubt, may be extended one or more times by the Bankruptcy Court). For the avoidance of doubt, except as otherwise provided in this Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest.
(b)Unless otherwise consented to by the Debtors, any Claims filed after the applicable Bar Date and for which no Final Order has been entered by the Bankruptcy Court determining that such Claims were timely filed shall be disallowed and expunged without any further action required by the Debtors, the Reorganized Debtors or the Bankruptcy Court. Any distribution on account of such Claims shall be limited to the amount, if any, listed in the applicable Schedules as undisputed, noncontingent, and liquidated. The Debtors or the Reorganized Debtors have no obligation to review or respond to any Claim filed after the applicable Bar Date unless: (y) the filer has obtained an order from the Bankruptcy Court authorizing it to file such Claim after the Bar Date; or (z) the Debtors have consented in writing to the filing of such Claim.
(c)Objections to Claims or Interests that are filed before, on, or after the Effective Date shall be filed, served, and administered in accordance with the Claims Objection Procedures Order, which shall remain in full force and effect, or otherwise as permitted under the Bankruptcy Code, the Bankruptcy Rules, or as ordered by the Bankruptcy Court; provided, however, that, on and after the Effective Date, filings and notices need only be served on the relevant claimants and otherwise as required by the Case Management Order.
(d)Any Claim or Interest that (i) is duplicative or redundant with another Claim against the same Debtor or another Debtor, (ii) has been partially or fully paid or satisfied, (iii) has been amended or superseded, cancelled, withdrawn, or otherwise expunged (including pursuant to this Plan), or (iv) has been asserted against the incorrect Debtor, may be adjusted (including, for the purposes of the foregoing clause (iv), by modifying such Claim to be a Claim against the correct Debtor) or expunged, as applicable (including on Claims Register), by the Claims and Solicitation Agent, at the direction of the Debtors or Reorganized Debtors, without a Claims objection having to be filed and without any order or approval of the Bankruptcy Court; provided, however, that the Debtors or Reorganized Debtors shall provide a Holder of a Claim or Interest with fourteen (14) days’ prior written notice of the Holder’s Claim or Interest being adjusted or expunged pursuant to this Section 6.1(d).  The notice shall specify the basis on which the Debtors or Reorganized Debtors propose to adjust or expunge the Claim or Interest.  In the event that, within fourteen (14) days of receiving such notice, a Holder disputes, in writing, the adjustment or expungement of its Claim or Interest, the Holder and the Debtors shall work to consensually resolve the dispute.  If such dispute is not timely resolved, either party may submit the dispute to the Bankruptcy Court for adjudication.  If a Holder does not provide written dispute within fourteen (14) days of receiving such notice, the Debtors or Reorganized Debtors shall be authorized to adjust, modify or expunge, as applicable any such Claim or Interest pursuant to this Section 6.1(d). With respect to any Claim filed in the Chapter 11 Cases in a currency other than the currency of the United States of America, the amount of such Claim shall be converted by the Claims and Solicitation Agent (including on the Claims Register), at the direction of the Debtors or Reorganized Debtors, to the currency of the United States of America using an exchange rate as of closing on the Petition Date of 1 USD:5.6936 BRL.

Section 6.2.Resolution of Disputed Claims or Interests
Except as otherwise expressly provided in this Plan, and subject to the rights of the GUC Trustee set forth in Section 4.4 of this Plan, and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors shall have the authority (i) to file, withdraw, or litigate to judgment objections to Claims or Interests; (ii) to settle or compromise any Disputed Claim without any further notice to, or action, order, or approval of, the Bankruptcy Court; and (iii) direct the Claims and Solicitation Agent to administer and adjust the Claims Register to reflect any such settlements or compromises, without any further notice to, or action, order, or approval of, the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein or by an order of the Bankruptcy Court, from and after the Effective Date, the Reorganized Debtors shall have and retain any and all rights and defenses the Debtors had immediately prior to the Effective Date with respect to any Disputed Claim, including the Retained Causes of Action.
Section 6.3.Estimation of Claims
The Debtors (before the Effective Date) or the Reorganized Debtors (on or after the Effective Date) may (but are not required to) determine, resolve, and otherwise adjudicate Contingent Claims, Unliquidated Claims and Disputed Claims in the Bankruptcy Court or such other court of the Debtors’ choice having jurisdiction over the validity, nature, or amount thereof. The Debtors (before the Effective Date) or the Reorganized Debtors (on or after the Effective Date), may at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code for any reason or purpose, regardless of whether an objection was previously filed with the Bankruptcy Court with respect to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any such Claim, including, without limitation, during the pendency of any appeal relating to any such objection. Notwithstanding any provision to the contrary in this Plan, a Claim that has been expunged from the Claims Register, but either is subject to appeal or has not become a Final Order, shall be deemed to be estimated at zero dollars unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim or Disputed Claim, such estimated amount shall constitute either the Allowed amount of such Claim, the amount used to determine the Disputed Claims Cap or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If such estimated amount constitutes a maximum limitation on such Claim, the Debtors (before the Effective Date) or Reorganized Debtors (on or after the Effective Date), may elect to pursue any supplemental proceeding to object to any ultimate distribution on account of such Claim.
Each of the foregoing Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such Claim unless the Holder of such Claim has filed a motion requesting the right to seek such reconsideration on or before twenty (20) days after the date such Claim is estimated by the Bankruptcy Court.
Section 6.4.Payments and Distributions with Respect to Disputed Claims or Interests
(a)No Distributions Pending Allowance
Notwithstanding any other provision hereof, no payments or Plan Distributions shall be made (1) for a Disputed Claim, unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order and the Disputed Claim has become an Allowed Claim, (2) to a specific Holder of an Allowed Claim, if such Holder is also the Holder of a Disputed Claim, unless and until all objections to such Disputed Claim(s) have been settled or withdrawn or have been determined by a Final Order and each Disputed Claim has become an Allowed Claim, or (3) to a specific Holder of an Allowed Claim, if such Holder is or may be liable to the Debtors on account of a Cause of Action, unless and until such Cause of Action (to the extent applicable and without prejudice to the rights of any Holder of an Allowed Administrative Expense Claim to argue that section 502(d) of the Bankruptcy Code is inapplicable to its Administrative Expense Claim) has been settled or withdrawn or has been determined by Final Order of the Bankruptcy Court or such other court having jurisdiction over the matter; provided, that if only a portion of an Allowed Claim is Disputed, such Claim shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount. Following any such settlement or determination in clause (3) of the preceding sentence where the Holder of a Claim is liable to the Debtors on account of any Cause of Action, any such payment or Plan Distribution to such Holder may be offset against the liability such Holder has to the Debtors.
(b)No Post-petition Interest or Penalties on Disputed Claims
Interest and penalties shall not accrue or be paid upon any Disputed Claim with respect to the period from the Effective Date to the date a Plan Distribution is made thereon, if and when such Disputed Claim becomes an Allowed Claim.
(c)Disputed Claims Process
On the Initial Distribution Date, the Reorganized Debtors shall make the Plan Distributions on account of the Allowed portion of a Claim (if any) that is a Disputed Claim. The Reorganized Debtors shall determine the maximum amount of GUC Trust Interests, New Equity Interests, and Cash, as applicable, to be distributed to the Holders of the Disputed Claims based on the Disputed amounts of Disputed Claims and as provided for in this Plan (the “Disputed Claims Cap”). As Disputed Claims are resolved by a Final Order or agreed to by settlement in accordance with Section 6.2 hereof, the Reorganized Debtors or the GUC Trustee, as applicable, shall distribute (i) the GUC Trust Interests, Cash and New Equity Interests, as applicable, that would have been received on the Initial Distribution Date by Holders of Disputed Claims if such Disputed Claims were Allowed under this Plan (the “Disputed Claim Plan Recovery”) or (ii) if so determined by the Reorganized Debtors, other than with respect to an Allowed General Unsecured Claim entitled to receive GUC Trust Interests (unless otherwise agreed to by the holder of such Claim), Cash in a value equal to the Disputed Claim Plan Recovery; in each case net of any expenses, including any taxes relating thereto or reserves for estimates thereof, as determined by the Debtors in their sole discretion. Such amounts will be distributable on account of such Claims or Interests, solely to the extent such amounts do not exceed the Disputed Claims Cap. The Reorganized Debtors and the GUC Trustee shall have no liability for any taxes imposed in respect of the Disputed Claims Process in the event that the Disputed Claims Process is treated as a “disputed ownership fund” for U.S. tax purposes. No interest or dividends (or any similar distributions in respect of the New Equity Interests) will be paid with respect to any Disputed Claim that becomes an Allowed Claim after the Effective Date.
(d)Distributions after Allowance
To the extent that a Disputed Claim or Interest becomes an Allowed Claim or Interest after the Effective Date, the Distribution Agent will, subject to the Disputed Claims Cap, distribute to the Holder thereof the distribution, if any, to which such Holder is entitled under this Plan in accordance with Section 5.3(a) of this Plan.
Section 6.5.No Amendments to Claims
A Claim may be amended prior to the Confirmation Date only as agreed upon by the Debtors and the Holder of such Claim or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules, the Claims Objection Procedures Order, or applicable non-bankruptcy law. On or after the Confirmation Date, the Holder of a Claim (other than a Professional Fee Claim) must obtain prior authorization from the Bankruptcy Court or the Debtors to file or amend a Claim. Any new or amended Claim (other than Rejection Claims that are authorized to be filed later than the Confirmation Date pursuant to the Bar Date Order or Section 7.5, as applicable, that are related to Executory Contracts or Unexpired Leases rejected pursuant to this Plan or an order of the Bankruptcy Court) filed after the Confirmation Date without such prior authorization will not appear on the register of claims maintained by the Claims and Solicitation Agent and will be deemed Disallowed in full and expunged without any action required of the Debtors or the Reorganized Debtors and without the need for any or action, order, or approval of the Bankruptcy Court.
Section 6.6.Disallowance of Claims
Any Claims held by a Person or Entity from whom property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, or 549 of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims shall not receive any distributions on account of such Claims until such time as the applicable Cause of Action against that Person or Entity has been settled or a Bankruptcy Court order with respect thereto has been entered, and, if such Cause of Action has been resolved in favor of the applicable Debtor, all sums due from that Person or Entity have been turned over or paid to the Debtors or the Reorganized Debtors, as applicable. All Claims filed on account of an indemnification obligation to a director, officer, or employee shall be deemed satisfied and may be expunged from the Claims Register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to this Plan (including Section 7.8), without any further notice to, or action, order, or approval of, the Bankruptcy Court. All Disallowed Claims may be expunged from the Claims Register without any further notice to, or action, order, or approval of, the Bankruptcy Court.
Section 6.7.Reimbursement or Contribution
If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is Contingent as of the Effective Date, such Claim, notwithstanding section 502(j) of the Bankruptcy Code, (1) shall be deemed Disallowed as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court and (2) can be expunged from the Claims Register (including by the Claims and Solicitation Agent) unless, in each case, prior to the Effective Date (1) such Claim has been adjudicated as noncontingent or (2) the Holder of such Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer Contingent.
ARTICLE VIIEXECUTORY CONTRACTS AND UNEXPIRED LEASES
Section 7.1.Contracts and Leases Entered into After the Petition Date
Contracts and leases entered into after the Petition Date by any Debtor will be performed by the applicable Debtor or Reorganized Debtor, as the case may be, liable thereunder in the ordinary course of its business or as authorized by the Bankruptcy Court. Accordingly, such contracts and leases (including any assumed executory contracts and unexpired leases) shall survive and remain unaffected by entry of the Confirmation Order and, on the Effective Date, shall revest in and be fully enforceable by the applicable Reorganized Debtor in accordance with their terms, except as such terms may have been modified by a Final Order of the Bankruptcy Court.
Section 7.2.Assumption and Rejection of Executory Contracts and Unexpired Leases
(a)Unless otherwise specified herein (including in the Plan Supplement, including the Schedule of Rejected Contracts), as of and subject to the occurrence of the Effective Date, all Executory Contracts and Unexpired Leases to which any Debtor is a party (including all Executory Contracts and Unexpired Leases listed on the Schedule of Rejected Contracts (if any)) shall be deemed rejected by the applicable Debtor (for the avoidance of doubt, whether or not such Executory Contracts and Unexpired Leases have been included on the Schedule of Rejected Contracts), except for any Executory Contract or Unexpired Lease (i) whose assumption or rejection has previously been approved pursuant to a Final Order of the Bankruptcy Court, (ii) that is specifically identified on any Schedule of Assumed Contracts, (iii) that is the subject of a separate assumption or rejection motion filed by the Debtors under section 365 of the Bankruptcy Code pending on the Effective Date, (iv) that is the subject of a Contract Dispute pending on the Effective Date, (v) that has previously expired or terminated pursuant to its own terms, or (vi) that is being otherwise treated pursuant to this Plan. The Debtors reserve the right to modify the treatment of any particular Executory Contract or Unexpired Lease pursuant to this

Plan. Furthermore, notwithstanding anything to the contrary in this Plan, the Debtors may alter, amend, modify or supplement the Schedule of Assumed Contracts and the Schedule of Rejected Contracts at any time prior to the Effective Date, including to assume or assume and assign additional Executory Contracts or Unexpired Leases or to remove a previously included Executory Contract or Unexpired Lease, provided, that, with respect to any Executory Contract or Unexpired Lease subject to a Contract Dispute that is resolved after the Effective Date, the Debtors may alter, amend, modify, or supplement any Schedule of Assumed Contracts and the Schedule of Rejected Contracts within thirty (30) days following entry of a Final Order of the Bankruptcy Court resolving such Contract Dispute.  To the extent that the effectiveness of an assumption of an Executory Contract or Unexpired Lease under foregoing clause (i) or (iii) has not occurred on or prior to the Effective Date, such Executory Contract or Unexpired Lease shall be assumed solely in accordance with the applicable order of the Bankruptcy Court approving such assumption; provided, that for any Executory Contract or Unexpired Lease subject to a stipulation entered into by the parties and approved by the Bankruptcy Court during the Chapter 11 Cases, the relevant “Stipulation Period” under and as defined in such stipulation shall, upon agreement between the Debtors and the counterparty(ies) to such Executory Contract or Unexpired Lease, be extended until the earliest to occur of (i) the effectiveness of the assumption of such Executory Contract or Unexpired Lease or (ii) the date the Executory Contract or Unexpired Lease is rejected by the Debtors or the Stipulation Period is terminated by the counterparty(ies) to such Executory Contract or Unexpired Lease (and, in each case to the extent applicable, any related equipment is made available for return to the counterparty(ies)) in accordance with the relevant stipulation.
(b)Subject to the occurrence of the Effective Date, the payment of any applicable Cure Amount and the resolution of any Contract Dispute, the entry of the Confirmation Order shall constitute approval of the rejections, assumptions, and assumptions and assignments provided for in this Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated herein (including in the Plan Supplement, including the Schedule of Rejected Contracts) or provided in a separate order of the Bankruptcy Court, rejections, assumptions, and assumptions and assignments of Executory Contracts and Unexpired Leases pursuant to this Plan are effective as of the Effective Date. Each Executory Contract and Unexpired Lease assumed pursuant to this Plan or by order of the Bankruptcy Court shall vest in and be fully enforceable by the applicable Debtor, in each case in accordance with its terms, except as modified by the provisions of this Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.
(c)Unless otherwise provided herein or by separate order of the Bankruptcy Court, each Executory Contract or Unexpired Lease that is assumed or assumed and assigned shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such Executory Contract or Unexpired Lease, without regard to whether such agreement, instrument, or other document is listed in an Assumption Notice.
(d)Except as otherwise provided herein, or agreed to by the Reorganized Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, indemnities, options, rights of first refusal, and any other interests. To the maximum extent permitted by law, and to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to this Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease, then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-Debtor party thereto to terminate or modify such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

(e)Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases and actions taken in accordance therewith (1) do not alter in any way the prepetition nature of the Executory Contracts and Unexpired Leases, or the validity, priority, or amount of any Claims that may arise under the same, (2) are not and do not create post-petition contracts or leases, (3) do not elevate to administrative expense priority any prepetition Claims of the counterparties to the Executory Contracts and Unexpired Leases against any of the Debtors, and (4) do not entitle any Entity to a Claim under any section of the Bankruptcy Code on account of the difference between the terms of any prepetition Executory Contracts and Unexpired Leases and subsequent modifications, amendments, supplements, or restatements.
(f)The Bondholder RSA shall be assumed pursuant to the Confirmation Order and the Debtors shall continue to perform thereunder and comply therewith during the period through and including the Effective Date.
(g)As contemplated in the BdoB Stipulation and Order, the Factoring Agreement, as amended by the BdoB Stipulation and Order, shall be assumed by the Debtors pursuant to the Confirmation Order.
Section 7.3.Determination of Contract Disputes and Deemed Consent
(a)The Debtors shall serve Assumption Notices in accordance with the Disclosure Statement Approval Order. If a counterparty to an Executory Contract or Unexpired Lease receives an Assumption Notice, but such Executory Contract or Unexpired Lease is not listed therein, or does not receive such a notice, the proposed Cure Amount for such Executory Contract or Unexpired Lease shall be deemed to be zero dollars ($0).
(b)Any counterparty to an Executory Contract or Unexpired Lease shall have the time prescribed in the Disclosure Statement Approval Order to object to (i) the Cure Amount identified on the Assumption Notice, (ii) the ability of the applicable Debtor or its assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, and (iii) any other matter pertaining to assumption or assumption and assignment of such Executory Contract or Unexpired Lease on the terms set forth in this Plan and such Assumption Notice.
(c)To the extent a Contract Dispute is asserted in an objection filed in accordance with the procedures set forth in the Assumption Notice and the Debtors are unable to resolve the Contract Dispute relating solely to the amount of a Cure Claim prior to the Confirmation Hearing, such Contract Dispute may be scheduled to be heard by the Bankruptcy Court after the Confirmation Hearing (an “Adjourned Cure Dispute”); provided, that the Reorganized Debtors may, upon consultation with the applicable Secured Ad Hoc Group Advisors, settle any Adjourned Cure Dispute after the Effective Date without any further notice to any other party or any action, order, or approval of the Bankruptcy Court. Notwithstanding anything to the contrary herein, no pending Contract Dispute (including an Adjourned Cure Dispute) shall prevent or delay consummation of this Plan. Following resolution of a Contract Dispute by Final Order of the Bankruptcy Court, or agreement by the Debtors or the Reorganized Debtors, as applicable, and the applicable contract counterparty, the applicable Executory Contract or Unexpired Lease shall be deemed assumed or assumed and assigned effective as of the Effective Date, subject to the Debtors’ right to reject such Executory Contract or Unexpired Lease at any time prior to the Effective Date or, if any Contract Dispute is resolved after the Effective Date, within thirty (30) days following entry of such Final Order of the Bankruptcy Court resolving the applicable Contract Dispute, and the non-Debtor counterparty may thereafter file a Proof of Claim for any purported Rejection Claim in accordance with this Plan and the Bar Date Order.

(d)To the extent an objection is not timely filed and properly served pursuant to the Case Management Order with respect to a Contract Dispute, then the counterparty to the applicable contract or lease shall be deemed to have assented to (i) the Cure Amount proposed by the Debtors and (ii) the assumption or assumption and assignment of such contract or lease on the terms set forth in this Plan and the Assumption Notice, notwithstanding any provision of the applicable contract or lease that (A) prohibits, restricts, or conditions the transfer or assignment of such contract or lease or (B) terminates or permits the termination of such contract or lease as a result of any direct or indirect transfer or assignment of the rights of the Debtors under such contract or lease or a change in the ownership or control as contemplated by this Plan, and shall forever be barred and enjoined from asserting such objection against the Debtors or terminating or modifying such contract or lease on account of transactions contemplated by this Plan.
(e)With respect to payment of any Cure Amounts or resolution of Contract Disputes, the Debtors, any Distribution Agent, or any other Entity, as applicable, shall not have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease as of the Distribution Record Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Cure Claim.
Section 7.4.Payments Related to Assumption of Contracts and Leases
(a)Subject to resolution of any Contract Dispute, any Cure Claim shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, and reduce the Disputed Claims Cap or in the ordinary course of business upon assumption thereof.
(b)Assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to this Plan, or otherwise, shall result in the full release and satisfaction of any Claims or defaults, subject to satisfaction of the Cure Amount, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the effective date of assumption or assumption and assignment. Unless provided by any order of the Bankruptcy Court, any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that have been assumed shall be deemed Disallowed and expunged, without further notice, or action, order, or approval of the Bankruptcy Court or any other Person.
Section 7.5.Rejection Claims
Any counterparty to an Executory Contract or Unexpired Lease that is rejected by the Debtors pursuant to this Plan must file and serve a Proof of Claim on the applicable Debtor that is party to the Executory Contract or Unexpired Lease to be rejected no later than the date that is thirty (30) days after the Confirmation Date; provided, that, solely to the extent that such Executory Contract or Unexpired Lease is not listed in the Schedule of Rejected Contracts as of the Confirmation Date, the applicable Proof of Claim must be filed and served no later than the date that is thirty (30) days after the date that notice of such rejection is served (including by service of the applicable Schedule of Rejected Contracts) on the applicable counterparty. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed within such time shall be Disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, or the GUC Trust, as applicable, or any property thereof, without the need for any objection by the Debtors, the Reorganized Debtors, or the GUC Trust, or further notice to, or action, order, or approval of, the Bankruptcy Court or any other Entity.

The Reorganized Debtors may contest any Rejection Claim in accordance herewith. Allowed Rejection Claims shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.
The Confirmation Order shall constitute the Bankruptcy Court’s authorization of the assumption or assumption and assignment of all the leases and contracts identified in the Schedule of Assumed Contracts, subject to the rights of the Debtors or Reorganized Debtors to modify or amend such schedule pursuant to the terms of Section 7.2 and Section 7.3.
Section 7.6.Post-Petition Aircraft Agreements
Subject to the Debtors’ right to terminate or reject any Post-Petition Aircraft Agreement prior to the Effective Date pursuant to the terms of such Post-Petition Aircraft Agreement and any order of the Bankruptcy Court related to such agreement: (i) each Post-Petition Aircraft Agreement shall remain in place after the Effective Date, (ii) the Reorganized Debtors shall continue to honor each such Post-Petition Aircraft Agreement according to its terms, and nothing in this Plan or the Confirmation Order shall supersede, nullify, or otherwise impair any such terms, and (iii) to the extent any Post-Petition Aircraft Agreement requires the assumption by the Debtors of such agreement, each such Post-Petition Aircraft Agreement shall be deemed assumed as of the Effective Date; provided, however, that the foregoing clause (iii) shall not be deemed or otherwise interpreted as an assumption by the Debtors of any agreement or obligation that is not a Post-Petition Aircraft Agreement; provided, further, that nothing herein shall limit the Debtors’ right to terminate such contracts in accordance with the terms thereof.
Section 7.7.Employee-Related Agreements
Prior to the Effective Date, the Debtors and the applicable counterparties to each Specified Employment Agreement shall have entered into the Specified Employment Agreements and such agreements shall be effective. On and after the Effective Date, subject to any Final Order and, without limiting any authority provided to the New Boards under the Reorganized Debtors’ respective formation and constituent documents, all Specified Employment Agreements and any and all employment, confidentiality, and non-competition agreements, collective bargaining agreements, offer letters (including any severance set forth therein), bonus, gainshare and incentive programs, additional pay required by Brazilian and other local law, vacation pay, holiday pay, severance, retirement, supplemental retirement, indemnity, executive retirement, pension, deferred compensation, medical, dental, vision, life and disability insurance, flexible spending account, and other health and welfare benefit plans, programs, agreements, and arrangements, and all other wage, compensation, employee expense reimbursement, and other benefit obligations (including, for the avoidance of doubt, letter agreements with respect to certain employees’ rights and obligations in the event of certain terminations of their employment in connection with and following the implementation of the Restructuring Transactions) are deemed to be, and shall be treated as, Executory Contracts under this Plan (regardless of the execution or effective date of such agreements) and, on the Effective Date, shall be deemed assumed pursuant to sections 365 and 1123 of the Bankruptcy Code (in each case, as amended prior to or on the Effective Date). Pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. For the avoidance of doubt, at the discretion of the New Azul Board and/or New Azul Strategy Committee, and unless the Specified Employment Agreement Term Sheet specifies otherwise, if any Specified Employment Agreement contains a provision or provisions allowing an applicable counterparty to convert a cash payment or distribution into equity, such provision(s) shall be null and void as to such conversion feature, and any future cash payments or distributions will be paid in cash by Reorganized Debtors after the Effective Date in accordance with the foregoing sentence.
Without limiting the foregoing, the Debtors shall be authorized to enter into, and perform under, the Specified Employment Agreements.
Section 7.8.Indemnification Provisions
Notwithstanding anything in this Plan, on and as of the Effective Date, the Indemnification Obligations shall (a) be deemed assumed by the Reorganized Debtors in accordance with Section 7.2 pursuant to sections 365 and 1123 of the Bankruptcy Code, (b) remain intact, in full force and effect, (c) not be modified, reduced, discharged, impaired, revoked, or otherwise affected in any way including by this Plan (including, for the avoidance of doubt, the Plan Supplement) or the Confirmation Order, (d) not be limited, reduced, or terminated after the Effective Date, and (e) survive unimpaired and unaffected irrespective of whether such Indemnification Obligation is owed for an act or event occurring before, on, or after the Petition Date; provided, that the immediately preceding subclauses (a)–(e) shall not apply to any obligation of any Debtor to indemnify, hold harmless, or any obligation of similar import that is on account of conduct determined in a Final Order as constituting a criminal act, intentional fraud, gross negligence, or willful misconduct. For the avoidance of doubt, subject to the occurrence of the Effective Date, the indemnification obligations in the proviso of the immediately preceding sentence shall be deemed rejected by the Reorganized Debtors pursuant to section 365 of the Bankruptcy Code.
On and as of the Effective Date, any of the Debtors’ Indemnification Obligations with respect to any contract or agreement that is the subject of or related to any litigation against the Debtors or Reorganized Debtors, as applicable, shall be assumed by the Reorganized Debtors and otherwise remain unaffected by the Chapter 11 Cases.
All of the Debtors’ rights to indemnification by third parties shall vest in the Reorganized Debtors on the Effective Date.
Section 7.9.Insurance Policies
Notwithstanding anything to the contrary in the Disclosure Statement, this Plan, the Plan Documents, the Confirmation Order, any bar date notice or Claim objection, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction, discharge, or release, confers Bankruptcy Court jurisdiction, grants a discharge, injunction, or release, or requires a party to opt out of any releases):

(a)Each of the Insurance Policies, including all D&O Liability Insurance Policies, and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under this Plan and, on the Effective Date, the Debtors shall be deemed to have assumed, pursuant to sections 105 and 365 of the Bankruptcy Code, all Insurance Policies such that the Reorganized Debtors shall become and remain liable in full for all of their and the applicable Debtors’ obligations under the Insurance Policies, regardless of whether such obligations arise before, or after the Effective Date;
(b)Except as set forth in this Section 7.9, nothing (1) alters, modifies, or otherwise amends the terms and conditions of (or the coverage provided by) any of such Insurance Policies or (2) alters or modifies the duty, if any, that the Insurers have to pay Claims covered by such Insurance Policies and their right to seek payment or reimbursement from the Debtors (or after the Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor; provided, that, for the avoidance of doubt, Insurers shall not need to nor be required to file or serve a cure objection or a request, application, Claim, Proof of Claim, or motion for payment and shall not be subject to any claims bar date or similar deadline governing cure amounts or Claims; and
(c)The automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in Article VIII of this Plan, if and to the extent applicable, shall be deemed lifted without further order of this Bankruptcy Court, solely to permit: (1) claimants with valid workers’ compensation claims or direct action claims against an Insurer under applicable non-bankruptcy law to proceed with their claims; (2) the Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, or an order has been entered by this Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Article VIII of this Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing; and (3) the Insurers to cancel any Insurance Policies, and take other actions relating to the Insurance Policies (including effectuating a setoff), to the extent permissible under applicable non-bankruptcy law and the terms of the Insurance Policies.
Section 7.10.Director, Officer, Manager, and Employee Liability Insurance
On the Effective Date, pursuant to sections 105 and 365(a) of the Bankruptcy Code, the Debtors shall be deemed to have assumed all of the D&O Liability Insurance Policies and any agreements, documents, or instruments relating thereto. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such policies (including, if applicable, any “tail policy”). On or prior to the Effective Date, to the extent not already purchased, the Debtors or the Reorganized Debtors, as applicable, shall purchase and maintain a “tail policy” for the Debtors’ current directors, officers, and employee liability insurance policy, for an aggregate period no less than six (6) years from the Effective Date, with respect to any and all Claims and Causes of Action relating to or arising from actions or events occurring on or prior to the Effective Date.
After the Effective Date, except as authorized by the New Azul Strategy Committee (provided, that the New Azul Strategy Committee shall not reduce coverage under any “tail policy”), none of the Debtors or the Reorganized Debtors shall terminate or otherwise reduce the coverage under any such policies (including, if applicable, any “tail policy”) with respect to conduct occurring as of the Effective Date, and all officers, directors, managers, and employees of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policies regardless of whether such officers, directors, managers, or employees remain in such positions after the Effective Date, subject to the terms and conditions of such D&O Liability Insurance Policies. Directors and officers shall be exculpated and indemnified by the Debtors and Reorganized Debtors to the extent of such insurance.
On and after the Effective Date, upon approval of the New Azul Strategy Committee, each of the Reorganized Debtors shall be authorized to purchase, at their sole discretion and pursuant to their business judgment and ordinary course of business, any and all directors’ and officers’ liability insurance policy for the benefit of their respective directors, members, trustees, officers, and managers in the ordinary course of business.
Section 7.11.Reservation of Rights
(a)Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule or other annex to this Plan or in the Plan Supplement, nor anything contained in this Plan, shall prejudice the Debtors or Reorganized Debtors with respect to any contract or lease, including whether such contract or lease (x) is in fact an Executory Contract or Unexpired Lease or (y) may be assumed or rejected, or constitutes a determination that the Debtors have any liability thereunder.
(b)Nothing in this Plan shall increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors under any Executory Contract or non-Executory Contract or Unexpired Lease or expired lease.
(c)If there is a dispute regarding whether a contract or lease is or was an Executory Contract or Unexpired Lease at the time of its assumption under this Plan, the Debtors shall have ninety (90) days following entry of a Final Order resolving such dispute to alter the treatment of such contract or lease. If any such dispute is not timely resolved, either party may submit the dispute to the Bankruptcy Court for adjudication.
ARTICLE VIII EFFECT OF CONFIRMATION
Section 8.1.Compromise and Settlement of Claims, Interests, and Controversies
Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the Plan Distributions and other benefits provided under this Plan and as a mechanism to effect a fair distribution of value to the Debtors’ constituencies, the provisions of this Plan shall constitute a good-faith compromise and settlement of all of all Claims, Interests, Causes of Action, and controversies incorporated in this Plan.
The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of this and all other such Claims, Interests, Causes of Action, and controversies, as well as a finding by the Bankruptcy Court that such compromises or settlements are in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and are fair, equitable, and reasonable. Subject to Article V, all Plan Distributions made to or for the benefit of Holders of Allowed Claims in any Class are intended to be and shall be final. In accordance with the provisions of this Plan and, to the extent applicable, pursuant to Bankruptcy Rule 9019, without any further notice to, or action, order, or approval of, the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.
Section 8.2.Binding Effect
Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, and notwithstanding any Bankruptcy Rule (including Bankruptcy Rule 6003) or Local Rule to the contrary, subject to the occurrence of the Effective Date (or, to the extent provided herein or in the Confirmation Order, the Confirmation Date), on and after the entry of the Confirmation Order, the provisions of this Plan and any transactions contemplated hereunder shall bind every present and former Holder of a Claim against or Interest in any Debtor and inure to the benefit of, and be binding on, such Holder’s respective successors and assigns, regardless of whether the Claim or Interest of such Holder is Impaired under this Plan or whether such Holder has accepted this Plan.
On the Effective Date, any Holder of a Claim or Interest that is entitled to receive or who receives a Plan Distribution shall be deemed to have waived all rights and remedies under any non-U.S. jurisdiction’s laws (including, without limitation, Brazilian law) to receive any further distributions or recoveries for such Claim or Interest, and such Plan Distribution shall be the sole distribution that such Holder shall receive in any jurisdiction on account of such Claim or Interest, which shall be deemed as fully paid to the fullest extent permitted by any applicable law, including Brazilian law.
Section 8.3.Release of Liens
Except (i) with respect to Liens securing obligations under the Aircraft Financings, or (ii) as otherwise provided in this Plan or in any contract, instrument, release, or other agreement or document created pursuant to this Plan or the Confirmation Order, on the Effective Date and concurrently with the applicable Plan Distributions, and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, discharged, and compromised, without any further approval or order of the Bankruptcy Court and without any action or filing being required to be made by the Debtors or the Reorganized Debtors, as applicable (except for any filing, registration or submission before any governmental agency, dependency, or authority, as the case may be, but always under the authority to release Liens herein granted), and all rights, titles, and interests of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall revert to the Reorganized Debtors and their successors and assigns. The Reorganized Debtors shall be authorized to file any necessary or desirable documents to evidence such release in the name of the party secured by such pre-Effective Date mortgages, deeds of trust, Liens, pledges, or other security interests.
To the extent that any Holder of a Secured Claim that has been satisfied in full pursuant to this Plan, or any agent for such Holder, has filed or recorded publicly any Liens or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or its agent) shall take any and all steps requested by the

Reorganized Debtors that are deemed reasonable, necessary, or appropriate to record or effectuate the cancellation or extinguishment of such Liens or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf.
Section 8.4.Releases
The releases of Claims, Interests, and Causes of Action described in this Plan, including releases by the Debtors and by Holders of Claims or Interests, constitute good-faith compromises and settlements of the matters covered thereby and are consensual. Such compromises and settlements are made in exchange for consideration and are in the best interest of Holders of Claims or Interests, are fair, equitable, reasonable, and are integral elements of the resolution of the Chapter 11 Cases in accordance with this Plan.
Each of the release, indemnification, discharge, and exculpation provisions set forth in this Plan or in the Confirmation Order (a) is within the jurisdiction of the Bankruptcy Court under sections 1334(a), 1334(b), and 1334(e) of title 28 of the United States Code, (b) is an essential means of implementing this Plan, (c) is an integral and non-severable element of the transactions incorporated into this Plan, (d) confers a material benefit on, and is in the best interests of, the Debtors, their Estates, and their Creditors, (e) is important to the overall objectives of this Plan to finally resolve all claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors, (f) is fair, equitable, and reasonable and in exchange for good and valuable consideration, and (g) is consistent with sections 105, 1123, 1129, 1141, and other applicable provisions of the Bankruptcy Code. Notwithstanding anything to the contrary herein, the releases, stipulations, and exculpation provisions hereof are in addition to and do not replace, the release, stipulations, and other provisions of any Final Order of the Bankruptcy Court.
Section 8.5.Release by the Debtors
Pursuant to section 1123(b) of the Bankruptcy Code, as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties before and during the Chapter 11 Cases to facilitate the reorganization of the Debtors and the implementation of the Restructuring Transactions, and except as otherwise explicitly provided in this Plan or in the Confirmation Order or prohibited by law, the Released Parties shall be deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged, to the maximum extent permitted under applicable law, by the Debtors, the Reorganized Debtors, and the Debtors’ Estates from any and all Claims, counterclaims, disputes, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, Liens, remedies, losses, contributions, indemnities, costs, liabilities, attorneys’ fees and expenses whatsoever, including any derivative claims relating to the res of the Debtors’ Estates, asserted or assertable on behalf of the Debtors or their Estates (including any Causes of Action arising under chapter 5 of the Bankruptcy Code), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign or domestic law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise, that the Debtors, the Reorganized Debtors, the Debtors’ Estates, and their respective Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or that any Holder of a Claim or Interest or other Entity would have been legally entitled to assert derivatively for or on behalf of the Debtors, the Reorganized Debtors, the Debtors’ Estates, or their respective Affiliates, based on or relating to, or in any manner arising from, in whole or in part, on or prior to the Effective Date:
1.the Debtors or their non-Debtor Affiliates (including the management, ownership, or operation thereof or the issuance of Securities thereby), the Reorganized Debtors, the Chapter 11 Cases, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, or the formulation, preparation, marketing, dissemination, negotiation, or filing of the DIP Facility, the DIP Documents, RSAs, this Plan (including the Plan Supplement and other Plan Documents), the Disclosure Statement, the Exit Debt Facilities, the Exit Debt Documents, the GUC Warrant Documents, the GUC CVR Documents, the GUC Trust Agreement, the Equity Rights Offering, the ERO Documents, the Additional Investment Documents (if any), the Backstop Commitment Agreement, Strategics Investment Agreements, the 1L Notes Documents, 2026 Notes Documents, 2L Notes Documents, Bridge Notes Documents, Convertible Debenture Documents, 12th Debenture Documents, Lessor/OEM PIK 2030 Notes Documents, Lessor/OEM PIK 2032 Notes Documents, Stub 2028 Notes Documents, Stub 2029/2030 Notes Documents, Superpriority Notes Documents, any settlement, contract, instrument, release, or other agreement or document created or entered into in connection therewith, any prepetition transactions, or in the Chapter 11 Cases, and any other prepetition or post-petition act, omission, transaction, agreement, event, or other occurrence in connection with or in contemplation of the Chapter 11 Cases, the reorganization of the Debtors, or the administration of, or property to be distributed under, this Plan (including the issuance and distribution of any Securities (including the New Equity Interests) issued or to be issued under or in connection with this Plan, the Equity Rights Offering, and the Backstop Commitment);
2.any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by, or in furtherance of, this Plan or the reliance by any Released Party on this Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with this Plan or the Disclosure Statement;
3.the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between the Debtors and any Released Party (excluding any assumed Executory Contract or Unexpired Lease), or the restructuring of Claims or Interests prior to or in the Chapter 11 Cases; and
4.the negotiation, formulation, marketing, preparation, or performance of or under this Plan and the Disclosure Statement (including the Plan Supplement and other Plan Documents), DIP Facility, the DIP Documents, RSAs, the Exit Debt Facilities, the Exit Debt Documents, the GUC Warrant Documents, the GUC CVR Documents, the GUC Trust Agreement, the Equity Rights Offering, the ERO Documents, the Additional Investment Documents (if any), the Backstop Commitment Agreement, and Strategics Investment Agreements, or, in each case, related agreements, instruments, or other documents, or any other act, omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, that if any Released Party directly or indirectly brings or asserts any Claim or Cause of Action that has been released or is contemplated to be released pursuant to this Plan in any way arising out of or related to any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date against any other Released Party, and such Released Party does not abandon such Claim or Cause of Action upon request, then the release set forth in this Plan shall automatically and retroactively be null and void ab initio with respect to the Released Party bringing or asserting such Claim or Cause of Action; provided, further, that the immediately preceding proviso shall not apply to (a) any action by a Released Party in the Bankruptcy Court (or any other court determined to have competent jurisdiction), including any appeal therefrom, to prosecute the amount, priority, or secured status of any prepetition or ordinary course Administrative Expense Claim against the Debtors, (b) any release or indemnification provided for in any settlement or granted under any other Final Order (provided, that, in the case of the preceding proviso, the Debtors shall retain all defenses related to any such action), or (c) any Claim or Cause of Action arising after the Effective Date.
Notwithstanding anything herein to the contrary, (i) the foregoing releases in this Section 8.5 shall not apply to (A) any Retained Causes of Action listed on the Schedule of Retained Causes of Action, (B) any Claims or Causes of Action against any Holder of a Claim against a Debtor to the extent necessary for the administration and resolution of such Claim in accordance with this Plan, (C) Claims or Causes of Action arising out of or relating to any act or omission of a Released Party that constitutes actual fraud, willful misconduct, gross negligence, or a criminal act, or (D) rights, remedies, exculpations, indemnities, powers, and protections preserved in Section 4.7, and (ii) nothing in this Section 8.5 shall be construed to impair in any way the Effective Date or post-Effective Date rights and obligations of any Person under this Plan, the Plan Documents, the Confirmation Order, or the Restructuring Transactions.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases described in this Plan, which includes by reference each of the related provisions and definitions contained in this Plan and, further, shall constitute its finding that each release described in this Plan is (1) in exchange for the good and valuable consideration provided by the Released Parties (including the Released Parties’ contributions to facilitate the resolution of the Chapter 11 Cases and implementation of this Plan), a good-faith settlement, and compromise of such claims, (2) in the best interests of the Debtors and all Holders of Claims, (3) fair, equitable, and reasonable, (4) given and made after due notice and opportunity for hearing, and (5) subject to the occurrence of the Effective Date, a bar to the Debtors or the Reorganized Debtors asserting any Covered Claim released under or pursuant to this Plan against any of the applicable Released Parties or their respective property.
Section 8.6.Voluntary Releases by the Releasing Parties
As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties before and during the Chapter 11 Cases to facilitate the reorganization of the Debtors and the implementation of the Restructuring Transactions, and except as otherwise explicitly provided in this Plan or in the Confirmation Order or prohibited by law, the Released Parties shall be deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged, to the maximum extent permitted under applicable law, by the each Releasing Party from any and all Claims, counterclaims, disputes, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, Liens, remedies, losses, contributions, indemnities, costs, liabilities, attorneys’ fees and expenses whatsoever, including any derivative claims relating to the res of the Debtors’ Estates, asserted or assertable on behalf of the Debtors or their Estates (including any Causes of Action arising under chapter 5 of the Bankruptcy Code), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign or domestic law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise, that such Releasing Party would have been legally entitled to assert (whether individually or collectively) based on or relating to, or in any manner arising from, in whole or in part, on or prior to the Effective Date:
1.the Debtors or their non-Debtor Affiliates (including the management, ownership, or operation thereof or the issuance of Securities thereby), the Reorganized Debtors, the Chapter 11 Cases, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, or the formulation, preparation, marketing, dissemination, negotiation, or filing of the DIP Facility, the DIP Documents, RSAs, this Plan (including the Plan Supplement and other Plan Documents), the Disclosure Statement, the Exit Debt Facilities, the Exit Debt Documents, the GUC Warrant Documents, the GUC CVR Documents, the

GUC Trust Agreement, the Equity Rights Offering, the ERO Documents, the Additional Investment Documents (if any), the Backstop Commitment Agreement, Strategics Investment Agreements, the 1L Notes Documents, 2026 Notes Documents, 2L Notes Documents, Bridge Notes Documents, Convertible Debenture Documents, 12th Debenture Documents, Lessor/OEM PIK 2030 Notes Documents, Lessor/OEM PIK 2032 Notes Documents, Stub 2028 Notes Documents, Stub 2029/2030 Notes Documents, Superpriority Notes Documents, any settlement, contract, instrument, release, or other agreement or document created or entered into in connection therewith, any prepetition transactions, or in the Chapter 11 Cases, and any other pre-Effective Date act taken or omitted to be taken in connection with or in contemplation of the Chapter 11 Cases, the reorganization of the Debtors, or the administration of, or property to be distributed under, this Plan (including the issuance and distribution of any Securities (including the New Equity Interests) issued or to be issued under or in connection with this Plan, the Equity Rights Offering, and the Backstop Commitment);
2.any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by, or in furtherance of, this Plan or the reliance by any Released Party on this Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with this Plan or the Disclosure Statement;
3.the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between the Debtors and any Released Party (excluding any assumed Executory Contract or Unexpired Lease), or the restructuring of Claims or Interests prior to or in the Chapter 11 Cases; and
4.the negotiation, formulation, marketing, preparation, or performance of or under this Plan and the Disclosure Statement (including the Plan Supplement and other Plan Documents), DIP Facility, the DIP Documents, RSAs, the Exit Debt Facilities, the Exit Debt Documents, the GUC Warrant Documents, the GUC CVR Documents, the GUC Trust Agreement, the Equity Rights Offering, the ERO Documents, the Additional Investment Documents (if any), the Backstop Commitment Agreement, and Strategics Investment Agreements, or, in each case, related agreements, instruments, or other documents, or any other act, omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, that if any Released Party directly or indirectly brings or asserts any Claim or Cause of Action that has been released or is contemplated to be released pursuant to this Plan in any way arising out of or related to any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date against any other Released Party, and such Released Party does not abandon such Claim or Cause of Action upon request, then the release set forth in this Plan shall automatically and retroactively be null and void ab initio with respect to the Released Party bringing or asserting such Claim or Cause of Action; provided, further, that the immediately preceding proviso shall not apply to (a) any action by a Released Party in the Bankruptcy Court (or any other court determined to have competent jurisdiction), including any appeal therefrom, to prosecute the amount, priority, or secured status of such Released Party’s prepetition or ordinary course Administrative Expense Claim against the Debtors, (b) any release or indemnification provided for in any settlement or granted under any other Final Order (provided, that, in the case of the preceding proviso, the Debtors shall retain all defenses related to any such action), or (c) any Claim or Cause of Action arising after the Effective Date.
Notwithstanding anything herein to the contrary, (i) the foregoing releases in this Section 8.6 shall not apply to (A) any Retained Causes of Action listed on the Schedule of Retained Causes of Action, (B) any Claims or Causes of Action held by any Holder of a Claim against a Debtor to the extent necessary for the administration and resolution of such Claim in accordance with this Plan, (C) Claims or Causes of Action arising out of or relating to any act or omission of a Released Party that constitutes actual fraud, willful misconduct, gross negligence, or a criminal act, or (D) rights, remedies, exculpations, indemnities, powers, and protections preserved in Section 4.7, and (ii) nothing in this Section 8.6 shall be construed to impair in any way the Effective Date or post-Effective Date rights and obligations of any Person under this Plan, the Plan Documents, the Confirmation Order, or the Restructuring Transactions.
Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases described in this Plan, which includes by reference each of the related provisions and definitions contained in this Plan and, further, shall constitute its finding that each release described in this Plan is (1) in exchange for the good and valuable consideration provided by the Released Parties (including the Released Parties’ contributions to facilitate the resolution of the Chapter 11 Cases and implementation of this Plan), a good-faith settlement, and compromise of such claims, (2) in the best interests of the Debtors and all Holders of Claims, (3) fair, equitable, and reasonable, (4) given and made after due notice and opportunity for hearing, and (5) subject to the occurrence of the Effective Date, a bar to the Debtors or the Reorganized Debtors asserting any Covered Claim released under or pursuant to this Plan against any of the applicable Released Parties or their respective property.
Section 8.7.Discharge of Claims and Termination of Interests
To the fullest extent provided under section 1141(d)(1)(A) of the Bankruptcy Code and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided in this Plan or the Confirmation Order: (1) all consideration distributed under this Plan shall be in complete satisfaction, settlement, discharge, and release of, or in exchange for (as applicable), all Claims and Interests of any kind or nature whatsoever against the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims or Interests; (2) this Plan shall bind all Entities who have held, hold, or may hold Claims against or Interests in the Debtors; and (3) all Entities shall be precluded from asserting against the Reorganized Debtors, their Estates, their successors and assigns, and their assets and properties any other Claims or Interests based upon any documents, instruments, act, omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise expressly provided for in this Plan or the Confirmation Order, upon the Effective Date, the Debtors shall be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Interests of any kind or nature whatsoever, including demands and liabilities that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.
The Ballots for Classes voting on this Plan shall provide that by signing the Ballot, the Claim or Interest Holder agrees (a) to waive any rights and claim against any Debtor (directly or indirectly) after receiving their full Plan Distribution (if any) and agrees to not pursue any action or remedy in Brazil or in any other non-U.S. jurisdiction in order to recover on such same Claim or Interest and/or to obtain additional distributions or recoveries for the same Claim or Interest following the receipt of its full Plan Distribution, and (b) that the Plan Distribution (if any) provided to the undersigned is the sole Plan Distribution (if any) that the Claim or Interest Holder shall receive in any jurisdiction from the Debtors on account of their Claim or Interest; provided, however, this Plan shall bind all Holders of Claims and Interests notwithstanding whether any such Holders voted to accept or reject this Plan.
Section 8.8.Term of Injunction or Stays
Unless otherwise provided herein, all injunctions or stays provided in the Chapter 11 Cases arising prior to the Confirmation Date in accordance with section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.
Section 8.9.Exculpation
Pursuant to sections 1123(b) and 105(a) of the Bankruptcy Code, to the fullest extent permitted by applicable law, and except as otherwise specifically provided for in this Plan or Confirmation Order, none of the Exculpated Parties shall have or incur any liability for, and each Exculpated Party is released, discharged, and exculpated from any Cause of Action for any claim related to, any act or omission in connection with, related to, or arising out of the Chapter 11 Cases, the formulation, preparation, marketing, dissemination, negotiation, filing, or pursuit of approval, confirmation, or consummation of the DIP Facility, the DIP Documents, the RSAs, this Plan (including the Plan Supplement and other Plan Documents), the Disclosure Statement, the Exit Debt Facilities, the Exit Debt Documents, the GUC Warrant Documents, the GUC CVR Documents, the GUC

Trust Agreement, the Equity Rights Offering, the ERO Documents, the Additional Investment Documents (if any), the Backstop Commitment Agreement, the Strategics Investment Agreements, any settlement, contract, instrument, release, or other agreement or document created or entered into in connection therewith or in the Chapter 11 Cases, and any other act taken or omitted to be taken in connection with or in contemplation of the Chapter 11 Cases, the reorganization of the Debtors, or the administration of, or property to be distributed under, this Plan (including the issuance and distribution of any interests (including the New Equity Interests) issued or to be issued under or in connection with this Plan), except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, gross negligence, or a criminal act; provided, however, that (i) the scope of claims subject to exculpation pursuant to this Section 8.9 is temporally limited to claims arising during the period between the commencement of the Chapter 11 Cases and the Effective Date, (ii) each Exculpated Party shall be entitled to reasonably rely upon the advice of counsel concerning its duties and responsibilities pursuant to, or in connection with, this Plan, to the extent permitted by and under applicable law, and (iii) the foregoing exculpation shall not be deemed to release, affect, or limit any of the rights and obligations of the Exculpated Parties from, or exculpate the Exculpated Parties with respect to, any of the Exculpated Parties’ post-Effective Date obligations or covenants arising pursuant to this Plan, the Confirmation Order, or any contracts, instruments, releases, or other agreements or documents delivered or that survive under or in connection with this Plan.
Section 8.10.Plan Injunction
Upon entry of the Confirmation Order, all Holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, affiliates, and related parties shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan in relation to any Claims, Interests, Causes of Action, or liabilities extinguished, discharged, or released pursuant to this Plan.
Except as otherwise specifically provided in this Plan, the Confirmation Order, or any Final Order entered by the Bankruptcy Court in the Chapter 11 Cases, all Entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that arose prior to the Effective Date, and all other parties in interest, along with their respective Related Parties, are permanently enjoined, from and after the Effective Date, on account of, in connection with, or with respect to any such Claim, Interest, Cause of Action, or liability for which an Exculpated Party has been exculpated under Section 8.9 of this Plan or for which a Released Party has been released under Section 8.5 or Section 8.6 of this Plan (as applicable), from (1) commencing or continuing in any manner any action or other proceeding on account of, in connection with, or with respect to any such Claims, Interests, Causes of Action, or liabilities released, exculpated, or settled pursuant to this Plan, other than to enforce any right to a Plan Distribution, (2) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against any Released Party or Exculpated Party, or the property or interest in property thereof, on account of, in connection with, or with respect to any such Claims, Interests, Causes of Action, or liabilities released, exculpated, or settled pursuant to this Plan, other than to enforce any right to a Plan Distribution, (3) creating, perfecting, or enforcing any Lien or encumbrance against any Released Party or Exculpated Party, or the property or interest in property thereof, on account of, in connection with, or with respect to any such Claims, Interests, Causes of Action, or liabilities released, exculpated, or settled pursuant to this Plan, other than to enforce any right to a Plan Distribution, (4) asserting any right of setoff or subrogation against any obligation due from any Released Party or Exculpated Party, or against the property or interest in property thereof, on account of, in connection with, or with respect to any such Claims, Interests, Causes of Action, or liabilities released, exculpated, or settled pursuant to this Plan, notwithstanding an indication of a Claim, Interest, Cause of Action, or liability or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise, except to the extent that (a) a right to setoff is asserted with respect to a Proof of Claim that explicitly preserves such setoff and is timely and properly filed by the Effective Date or pursuant to section 502(h) of the Bankruptcy Code and Bankruptcy Rule 3002(c)(3) or (b) such Entity was excused from filing or otherwise not required to file a Proof of Claim pursuant to a Final Order of the Bankruptcy Court, and (5) interfering with the implementation or consummation of this Plan or any of the Plan Documents. Such injunction shall extend to any successors or assignees of the Released Parties and Exculpated Parties and their respective properties and interest in properties. Each of the Debtors, the Reorganized Debtors, the Exculpated Parties, and the Released Parties is expressly authorized hereby to seek the enforcement of such injunctions.
No Entity may commence, continue, amend, or otherwise pursue, join in, or support any other Entity commencing, continuing, amending, or pursuing, a Cause of Action, Covered Claim, or claim of any kind against any Released Party or Exculpated Party, as applicable, that arose, arises from, or is reasonably likely to arise from, or relates to or is reasonably likely to relate to, any Covered Claim subject to Section 8.5, Section 8.6, or Section 8.9 of this Plan without first (1) requesting a determination from the Bankruptcy Court, after notice (to all affected parties) and a hearing, that such claim, Cause of Action, or Covered Claim, as applicable, represents a colorable claim against a Debtor or a Released Party, as applicable, and is not a claim, Cause of Action, or Covered Claim that was released or exculpated under or pursuant to this Plan, which request must attach the complaint or petition proposed to be filed by the requesting Entity (which complaint or petition must satisfy the applicable Rules of Federal Procedure), and (2) obtaining from the Bankruptcy Court, in the form of a Final Order, specific authorization for such Entity to bring such claim, Cause of Action, or Covered Claim, as applicable, against a Debtor or any other Released Party or Exculpated Party, as applicable. Any such request shall include a proposed attorney fee reserve, subject to modification by the Bankruptcy Court, that shall be deposited to the Bankruptcy Court’s registry to indemnify all potential defendants against costs associated with the successful defense of any claim that is allowed to proceed. For the avoidance of doubt, any Entity that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any claim, Cause of Action, or Covered Claim not explicitly included in the authorized complaint or petition must first obtain authorization from the Bankruptcy Court before filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court shall have sole and exclusive jurisdiction to determine whether a claim, Cause of Action, or Covered Claim is colorable and, only to the extent legally permissible, shall have jurisdiction to adjudicate the underlying colorable claim, Cause of Action, or Covered Claim.
Section 8.11.Avoidance Actions
On the Effective Date, the Reorganized Debtors shall be deemed to waive and release all avoidance and recovery actions other than those listed on the Schedule of Retained Causes of Action, including, for the avoidance of doubt, any avoidance and recovery actions against Holders of General Unsecured Claims and Unsecured Convenience Class Claims; provided, that the Reorganized Debtors shall retain the right to assert such Avoidance Actions or recovery actions as defenses or counterclaims in any Cause of Action brought by any Creditor solely as a defense without any right to seek or obtain an affirmative recovery on account of any such counterclaim.
The Reorganized Debtors shall retain the right, after the Effective Date, to prosecute any of the avoidance or recovery actions listed on the Schedule of Retained Causes of Action; provided, that the Committee shall have a consent right with respect to the Schedule of Retained Causes of Actions.
Section 8.12.Preservation of Causes of Action
In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action exculpated or released pursuant to the releases and exculpations contained in this Plan, which shall be deemed released and waived as of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in this Plan, the Plan Supplement or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity. Unless any Cause of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan or a Final Order of the Bankruptcy Court, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after or as a consequence of the Confirmation or Effective Date. For the avoidance of doubt, in no instance shall “Retained Causes of Action” include any claim or Cause of Action with respect to, or against, an Exculpated Party or a Released Party that was exculpated or released pursuant to this Plan.

Section 8.13.Ipso Facto and Similar Provisions Ineffective
Any term of any policy, contract or other obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent such policy, contract, or other obligation is conditioned on, creates an obligation of any Debtor as a result of, or gives rise to a right of any Person based on any of the following: (a) the insolvency or financial condition of a Debtor; (b) COVID-19 or the direct results or effects thereof; (c) the commencement of the Chapter 11 Cases; (d) the confirmation or consummation of this Plan, including, without limitation, any change of control, assignment, or similar provision that shall occur as a result of such consummation; or (e) the Restructuring Transactions.
Section 8.14.Protection Against Discriminatory Treatment
In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor (1) is or was a debtor under chapter 11, (2) may have been insolvent before the commencement of the Chapter 11 Cases or during the Chapter 11 Cases prior to the Effective Date, or (3) has not paid a debt that is dischargeable in the Chapter 11 Cases.
Section 8.15.SEC
Notwithstanding any language to the contrary herein, in the Disclosure Statement, or in the Confirmation Order, no provision shall (1) preclude the SEC from enforcing its police or regulatory powers or (2) enjoin, limit, impair, or delay the SEC from commencing or continuing any claims, causes of action, proceedings, or investigations against any non-Debtor Entity in any forum.
ARTICLE IXCONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS PLAN
Section 9.1.Conditions to Effectiveness
The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or, if applicable, waived in accordance with Section 9.2:
(a)the Confirmation Order (including any amendment and modification thereof) and the Disclosure Statement Approval Order shall have been entered by the Bankruptcy Court in form and substance acceptable to the Debtors, the Secured Ad Hoc Group, the Requisite Backstop Commitment Parties, and the Strategic Partners, shall be in full force and effect and shall not be subject to a stay nor have been rescinded, vacated, or reversed on appeal;
(b)the RSAs shall remain in full force and effect (except as a result of the occurrence of the Effective Date) and no notice in respect of a termination event shall have been delivered in accordance with the terms of such RSA, to the extent not cured pursuant to the terms thereof;
(c)the Backstop Order shall remain in full force and effect and shall not be subject to a stay nor have been rescinded, vacated, or reversed on appeal and the Backstop Commitment Agreement shall remain in full force and effect (except as a result of the occurrence of the

Effective Date) and no notice in respect of a termination event shall have been delivered in accordance with the terms of such RSA, to the extent not cured pursuant to the terms thereof;
(d)the DIP Order shall remain in full force and effect and shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal, the DIP Facility shall have been fully disbursed, and there shall not have been an acceleration of the obligations and termination of commitments under the DIP Facility;
(e)all conditions precedent to the consummation of the Exit Debt Facilities, Equity Rights Offering, Backstop Commitment, and the Additional Investment (if any), other than any conditions related to the occurrence of the Effective Date, shall have been satisfied or waived in accordance with the terms of the Exit Debt Documents, ERO Documents, Backstop Commitment Agreement, and Additional Investment Documents (if any), as applicable;
(f)all shareholder approvals, board approvals, authorizations, consents, regulatory approvals, rulings, or documents required by applicable law to implement and effectuate this Plan, including amendments to the bylaws of the Debtors, issuance of securities, any approvals required in connection with the transfer, change of control, or assignment of permits and licenses held by the applicable Debtor, unless such permits or licenses are abandoned, shall have been obtained from any appropriate regulatory agencies and not subject to any appeal;
(g)the Debtors shall have obtained all governmental and regulatory approvals, consents, authorizations, rulings, or other documents that are legally required for the consummation of the Restructuring Transactions, the foregoing shall not be subject to unfulfilled conditions and shall be in full force and effect, and all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) or applicable review periods under non-U.S. antitrust law shall have expired;
(h)except as otherwise expressly provided herein, (i) all documents to be executed, delivered, assumed, or performed upon or in connection with consummation of this Plan shall have been (x) executed, delivered, assumed, or performed, as the case may be, and (y) to the extent required, filed with the applicable Governmental Units in accordance with applicable law, and (ii) any conditions contained in such documents (other than consummation of this Plan or notice of such consummation) shall have been satisfied or waived in accordance therewith, including all documents included in the Plan Supplement;
(i)there shall not be in effect any order, opinion, ruling, or other decision entered by any court or a Governmental Unit under U.S. or other applicable law staying, restraining, enjoining, prohibiting, or otherwise making illegal the implementation of any of the transactions contemplated by this Plan, any of the Plan Documents, or the Restructuring Transactions;
(j)this Plan, the Disclosure Statement, and the agreements in connection with the Restructuring Transactions shall not have been amended or modified other than in a manner in form and substance consistent in all material respects with the RSAs and otherwise acceptable to the Debtors, the Secured Ad Hoc Group, the Requisite Backstop Commitment Parties, and the Strategic Partners;
(k)contemporaneously with the Effective Date, all Professional Fee Claims of Professionals approved by the Bankruptcy Court shall have been paid in full in Cash and the Professional Fee Escrow Amount shall have been funded into the Professional Fee Escrow Account;

(l)contemporaneously with the Effective Date, all Restructuring Expenses and Indenture Trustee Expenses shall have been paid in full in Cash, subject to the terms of Section 2.6;
(m)contemporaneously with the Effective Date, the Significant Shareholders shall have fulfilled their obligations and commitments under the Bondholder RSA as determined thereunder; and
(n)the GUC Trust Agreement, the GUC CVR Agreement, and the GUC Warrant Agreement shall have been executed and the GUC Trust Assets shall have vested or be deemed to have vested in the GUC Trust.
Section 9.2.Waiver of Conditions to Effectiveness
The Debtors may waive in whole or in part any of the conditions precedent to the Effective Date at any time, with the consent of the Backstop Commitment Parties and the Strategic Partners, without any notice to other parties in interest or the Bankruptcy Court and without any formal action other than proceeding to confirm and/or consummate this Plan; provided, that (i) the condition set forth in Section 9.1(k) may only be waived with the consent of the affected Professional, (ii) the condition set forth in Section 9.1(l) may only be waived with the consent of the Secured Ad Hoc Group and the Strategic Partners, (iii) the condition set forth in Section 9.1(d) may only be waived with the consent of the Required DIP Debtholders (as defined in the DIP Indenture), and (iv) the condition set forth in Section 9.1(n) may only be waived with the consent of the Creditors’ Committee. The failure to satisfy any condition before the Effective Date may be asserted by the Debtors as a reason not to declare an Effective Date, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors). If any such condition precedent is waived pursuant to this Section and the Effective Date occurs, each party agreeing to waive such condition precedent shall be estopped from withdrawing such waiver after the Effective Date or otherwise challenging the occurrence of the Effective Date on the basis that such condition was not satisfied, the waiver of such condition precedent shall benefit from the “equitable mootness” doctrine, and the occurrence of the Effective Date shall foreclose any ability to challenge this Plan in any court.
Except as otherwise provided herein, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action.
Section 9.3.Substantial Consummation
On the Effective Date, this Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.
Section 9.4.Revocation or Withdrawal of Plan and Effects of Non-Occurrence of Conditions to Consummation
The Debtors reserve the right, with the consent of the Backstop Commitment Parties and the Strategic Partners, to revoke, withdraw, or delay consideration of this Plan prior to the

Confirmation Date and to file subsequent plans. If the Debtors revoke or withdraw this Plan, or if the Confirmation Order is vacated pursuant to a Final Order, in each case, in its entirety, in part, or as to a particular Debtor, or if the Confirmation Date or the Effective Date does not occur, then, absent further order of the Bankruptcy Court and as to all or such Debtors, as applicable, (1) this Plan shall be null and void in all respects, (2) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases affected by this Plan, and any document or agreement executed pursuant hereto shall be deemed null and void, and (3) nothing contained in this Plan or the Confirmation Order, and no acts taken in preparation for consummation of this Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims or Interests, (b) prejudice in any manner the rights of such Debtors or any other Entity (including the application of res judicata or collateral estoppel), or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.
ARTICLE XRETENTION OF JURISDICTION BY THE BANKRUPTCY COURT
(a)Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction of all matters arising under, arising out of or related to the Chapter 11 Cases and this Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:
(i)allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including (A) the resolution of any request for payment of any Administrative Expense Claim and (B) the resolution of any objection relating to the foregoing;
(ii)decide and resolve all matters related to the granting and denying, in whole or in part, of any applications for Allowance of compensation or reimbursement of expenses to Professionals;
(iii)resolve any matters related to: (A) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims for rejection damages or Cure Claims; (B) any contractual obligation under any Executory Contract or Unexpired Lease that is assumed or assumed and assigned; and (C) any dispute regarding whether a contract or lease is or was executory or expired;
(iv)ensure that distributions to the Holders of Allowed Claims and Interest are accomplished pursuant to the provisions of this Plan;
(v)adjudicate, decide, or resolve any motions, adversary proceedings, contested matters, and applications pending in the Chapter 11 Cases on the Effective Date;
(vi)adjudicate, decide, or resolve any and all matters related to sections 1141, 1145, and 1146 of the Bankruptcy Code;

(vii)enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with this Plan;
(viii)enter and enforce any order for the sale or transfer of property pursuant to section 363, 1123, or 1146(a) of the Bankruptcy Code;
(ix)resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the consummation, interpretation, or enforcement of this Plan or any Person’s or Entity’s obligations under or in connection with this Plan;
(x)issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with consummation or enforcement of this Plan and ensure compliance with this Plan;
(xi)resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, exculpation, injunctions, and other provisions contained in Article VIII, and enter such orders as may be necessary or appropriate to implement or enforce such releases, injunctions, exculpation, and other provisions;
(xii)resolve any controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by holders of Claims not timely repaid pursuant to Section 5.10(a);
(xiii)enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;
(xiv)determine any other matters that may arise in connection with, or relate to, this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with this Plan or the Disclosure Statement;
(xv)adjudicate any and all disputes arising from or relating to distributions under the Plan;
(xvi)consider any modifications of this Plan to cure any defect or omission or to reconcile any inconsistency in any prior order, including the Confirmation Order;
(xvii)hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan;
(xviii)hear and determine matters concerning state, local, and federal taxes and fees in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

(xix)hear and determine all disputes involving the existence, nature, scope, and enforcement of any exculpations, discharges, injunctions, and releases granted in this Plan, including under Article VIII, regardless of whether such dispute occurred before or after the Effective Date;
(xx)recover all assets of the Debtors and property of the Estates, wherever located;
(xxi)resolve any disputes concerning whether a Person or an Entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to the amount of a Cure Claim, in each case, for the purpose of determining whether a Claim or an Interest is discharged hereunder or for any other purpose;
(xxii)hear and determine any rights, claims, or Causes of Action held by, or accruing to, any Debtor pursuant to the Bankruptcy Code or pursuant to any statute or legal theory, including those set forth on the Schedule of Retained Causes of Action;
(xxiii)enforce all orders previously entered by the Bankruptcy Court;
(xxiv)enter an order or final decree closing the Chapter 11 Cases; and
(xxv)adjudicate, decide, or resolve any and all matters related to the GUC Trust or the GUC Trust Assets;
(xxvi)hear any other matter as to which the Bankruptcy Court has jurisdiction;
(b)provided, however, that the Exit Debt Documents and documents contained in the Plan Supplement shall be governed in accordance with applicable jurisdictional, forum selection, or dispute resolution clauses in such documents.
(c)The Bankruptcy Court shall retain jurisdiction of all matters arising under, arising out of or related to the Chapter 11 Cases and this Plan to, among other things, hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including the expedited determination of taxes under section 505(b) of the Bankruptcy Code).
(d)To the extent that it is legally impermissible for the Bankruptcy Court to have exclusive jurisdiction over any of the foregoing matters, the Bankruptcy Court will have non-exclusive jurisdiction over such matters to the extent legally permissible.
(e)If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter, including the matters set forth in this Article X, the provisions of this Article X shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XIMISCELLANEOUS
Section 11.1.Exemption from Transfer Taxes and Recording Fees
To the maximum extent permitted by section 1146(a) of the Bankruptcy Code and to the maximum extent permitted by law, none of (i) the issuance, distribution, transfer, or exchange of notes, securities (including the New Equity Interests), instruments, or documents under this Plan, including distribution of the GUC CVR and GUC Warrants to the GUC Trust, (ii) the creation, modification, filing or recording of any Lien, mortgage, deed of trust or other security interest, (iii) the making, assignment, filing, or recording of any lease or sublease, (iv) the transfer of title to or ownership of any of the Debtors’ interest in any Aircraft Equipment or the making or delivery of any deed, bill of sale, or other instrument of transfer under, pursuant to, in furtherance of, or in connection with, this Plan, including, without limitation, the Equity Rights Offering, the Exit Debt Facilities, or any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under this Plan or the reinvesting, transfer, or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated in this Plan, (v) the grant of collateral under the Exit Debt Facilities, or (vi) the issuance, renewal, modification, or securing of indebtedness, and the making, delivery, or recording of any deed, bill of sale, assignment, or other instrument of transfer under, in furtherance of, contemplated by, arising out of or in any way related to this Plan and the Plan Documents, including the Confirmation Order, shall be subject to any document recording tax, sales tax, use tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, personal or real property tax (including real estate transfer tax), mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, Cape Town filing or recording fee, FAA filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment in the United States. Upon entry of the Confirmation Order, the appropriate federal, state, or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Entity with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forgo the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
Section 11.2.Expedited Tax Determination
The Reorganized Debtors shall have the right to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed, or to be filed, for or on behalf of such Debtors or Reorganized Debtors for all taxable periods through the Effective Date.
Section 11.3.Plan Modifications and Amendments
(a)Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and those restrictions on, and consents required with respect to, modifications set forth in this Plan, the RSAs, the DIP Documents, the Strategics Investment Agreements, and

the Backstop Commitment Agreement, as applicable, the Debtors may alter, amend, or modify this Plan, including the Plan Supplement, in its entirety, in part, or as to a particular Debtor, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, and, as appropriate, not resolicit votes on such modified Plan. Entry of the Confirmation Order shall mean that all modifications or amendments to this Plan since the solicitation thereof and prior to the Confirmation Hearing are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019. In addition, should this Plan fail to be accepted by the requisite number and amount of Claims voting, as required to satisfy section 1129 of the Bankruptcy Code, and notwithstanding any other provision of this Plan to the contrary, the Debtors reserve the right to reclassify Claims and Interests. A Holder of a Claim or Interest that has accepted this Plan shall be presumed to have accepted this Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim or Interest of such Holder.
(b)After the Confirmation Date and prior to substantial consummation of this Plan, subject to the consent rights set forth the RSAs, the DIP Documents, the Strategics Investment Agreements, and the Backstop Commitment Agreement, as applicable, the Debtors may institute proceedings in the Bankruptcy Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes and effects of this Plan.
(c)After the Confirmation Date but before the Effective Date, the Debtors may make appropriate technical adjustments and modifications to this Plan, including the Plan Supplement, without further order or approval of the Bankruptcy Court; provided, that such adjustments and modifications do not materially and adversely affect the treatment of Holders or their Claims or Interests.
(d)After the Effective Date, the Reorganized Debtors may amend, supplement, or otherwise modify the Plan Documents in accordance with their terms and applicable non-bankruptcy law.
Section 11.4.Revocation or Withdrawal of Plan
The Debtors reserve the right to revoke, withdraw, or delay consideration of this Plan prior to the Confirmation Date, either entirely or with respect to any one or more of the Debtors, and to file subsequent amended plans of reorganization, in each case, subject to the consent rights set forth in this Plan, the RSAs, the DIP Documents, the Strategics Investment Agreements, and the Backstop Commitment Agreement, as applicable. If this Plan is revoked, withdrawn, or delayed with respect to fewer than all of the Debtors, that shall not affect the enforceability of this Plan as it relates to the Debtors for which this Plan is not revoked, withdrawn, or delayed. If the Debtors revoke or withdraw this Plan in its entirety, then this Plan shall be null and void in all respects. Any settlement or compromise not previously approved by Final Order of the Bankruptcy Court and embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan, and any document or agreement executed pursuant thereto shall be deemed null and void, and nothing contained in the revoked or withdrawn Plan shall constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, or prejudice in any manner the rights of such Debtors or any other Person.

Section 11.5.Liability for Claims
Other than as expressly provided under this Plan or the Confirmation Order, nothing in this Plan or Disclosure Statement or any document or pleading filed in connection therewith shall constitute or be deemed to mean that the Debtors are subject to or liable for any Claim.
Section 11.6.Waiver or Estoppel
Each Holder of a Claim or interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel or any other Entity, if such agreement was not disclosed in this Plan, the Disclosure Statement or papers filed with the Bankruptcy Court prior to the Confirmation Date.
Section 11.7.Dissolution of Creditors’ Committee
On the Effective Date, the Creditors’ Committee shall automatically dissolve, and the members thereof and their respective officers, employees, counsel, advisors, and agents shall be released and discharged of and from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code, except with respect to (a) applications filed pursuant to sections 330 and 331 of the Bankruptcy Code; (b) continuing confidentiality obligations; and (c) in the event that the Bankruptcy Court’s entry of the Confirmation Order is appealed, participating in such appeal. From and after the Effective Date, the Reorganized Debtors shall continue to pay, when due and payable in the ordinary course of business, the reasonable and documented fees and expenses of the Creditors’ Committee’s professionals, solely to the extent arising out of or related to the foregoing, without further order of the Bankruptcy Court.
Section 11.8.Plan Supplement
The Plan Supplement shall be filed with the Bankruptcy Court no later than seven (7) Business Days prior to the deadline to object to this Plan. Unless otherwise expressly provided in this Plan and subject to the consent rights set forth in this Plan, the RSAs, the DIP Documents, the Strategics Investment Agreements, and the Backstop Commitment Agreement, as applicable, the Debtors shall remain free to modify or amend any such documents after such date. Upon filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may also obtain a copy of the Plan Supplement on the Debtors’ Case Information Website at https://cases.stretto.com/azul or the Bankruptcy Court’s website at www.nysb.uscourts.gov.
Section 11.9.Claims Against Other Debtors
Nothing in this Plan or the Disclosure Statement or any document or pleading filed in connection therewith shall constitute or be deemed to mean that any of the Debtors are subject to or liable for any Claim against any other Debtor.

Section 11.10.Section 1125 of the Bankruptcy Code
As of and subject to the occurrence of the Confirmation Date: the Debtors shall be deemed to have solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1125(a) and 1125(e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and the Debtors and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under this Plan and, therefore, are not, and on account of such offer, issuance, and solicitation will not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or the offer and issuance of any securities under this Plan.
Section 11.11.Non-Severability of Plan Provisions
In the event that any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is (i) valid and enforceable pursuant to its terms; (ii) integral to this Plan and may not be deleted or modified without consent of the Debtors; and (iii) non-severable and mutually dependent.
Section 11.12.Governing Law
Except to the extent that the Bankruptcy Code, Bankruptcy Rules or other law, as applicable, or to the extent an exhibit hereto or a Schedule or Plan Documents provide otherwise, the rights, duties, and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof that would require application of the law of another jurisdiction; provided, however, that corporate or entity governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the jurisdiction of incorporation, organization, or formation of the relevant Debtor or Reorganized Debtor, as applicable.
Section 11.13.Entire Agreement
On the Effective Date, this Plan, the Plan Supplement and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations concerning such documents, all of which have become merged and integrated into this Plan.

Section 11.14.Successors and Assigns
The rights, benefits, and obligations of any Person or Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each such Person or Entity.
Section 11.15.Notices
To be effective, any notice, request, or demand to or upon, as applicable, the Debtors, the Creditors’ Committee, the Secured Ad Hoc Group, or the United States Trustee must be in writing (email being sufficient) in English, and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually received and confirmed by the relevant party as follows:

The Debtors and Reorganized Debtors
Azul S.A. and the other Debtors
Edifício Jatobá, 8th floor, Castelo Branco Office Park.
Avenida Marcos Penteado de Ulhôa Rodrigues, 939
Tamboré, Barueri, São Paulo, SP, 06460-040, Brazil
Attention: Raphael Linares Felipe, Edson Massuda Sugimoto
Email: raphael.linares@voeazul.com.br, edson.massuda@voeazul.com.br with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Marshall S. Huebner, Timothy Graulich, Joshua Y. Sturm, Jarret Erickson, and Richard J. Steinberg
Email: azul.notice@davispolk.com

and:

Togut, Segal & Segal LLP
One Penn Plaza, Suite 3335
New York, New York 10119
Attention: Frank A. Oswald, Martha E. Martir, and Christian Ribeiro
Email: frankoswald@teamtogut.com, mmartir@teamtogut.com, cribeiro@teamtogut.com and, if on an aircraft-related matter:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Todd K. Wolynski
Email:     todd.wolynski@whitecase.com

The Creditors’ Committee
Willkie Farr and Gallagher LLP 787 Seventh Avenue New York, New York 10019 Attention: Brett H. Miller, Todd M. Goren, James H. Burbage, and Joseph R. Brandt Email: AzulWillkie@willkie.com

Secured Ad Hoc Group
Cleary Gottlieb Steen & Hamilton
One Liberty Plaza
New York, New York 10006
Attention: Richard J. Cooper, Thomas S. Kessler, Carina S. Wallance
Email: rcooper@cgsh.com, tkessler@cgsh.com, cwallance@cgsh.com

Section 11.16.Reservation of Rights
Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. Prior to the Effective Date, none of the filing of this Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors of any kind, including with respect to the Holders of Claims or Interests or as to any treatment or classification of any contract or lease.
Section 11.17.Further Assurances
The Debtors, Reorganized Debtors, and all Holders of Claims receiving distributions hereunder and all other parties in interest may and shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

Dated:    December 10, 2025
New York, New York

Respectfully submitted,

Azul, S.A., on behalf of itself and each of its Debtor affiliates
By:	/s/ Fabio Barros Franco de Campos
Name: Fabio Barros Franco de Campos
Title: Chief Institutional and Corporate Officer